Filed Pursuant to Rule 424(b)(3)
File No. 333-160787

SUPPLEMENT NO. 9 TO PROSPECTUS DATED AUGUST 19, 2009

THE DATE OF THIS SUPPLEMENT IS AUGUST 10, 2010

On August 9, 2010, HUGHES Telematics, Inc. filed the attached Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended June 30, 2010, or

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission file number 001-33860

HUGHES Telematics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0443717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Summit Boulevard, Suite 1800 Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 573-5800

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

As of August 6, 2010, 92,631,187 shares of the registrant’s common stock were outstanding.

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PART I – FINANCIAL INFORMATION

Item 1.	Financial Statements

HUGHES TELEMATICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share data)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$24,486	$28,368
Short-term investments	6,527	—
Accounts receivable, net	3,640	4,118
Inventories, net	316	1,390
Prepaid expenses	751	1,556
Other current assets	1,690	2,119

Total current assets	37,410	37,551
Restricted cash	856	650
Property and equipment, net	26,842	30,128
Capitalized software, net	18,678	18,355
Intangible assets, net	14,298	13,005
Goodwill	5,169	5,169
Debt issuance costs	4,627	5,254
Other assets	7,713	7,969

Total assets	$115,593	$118,081

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,161	$7,521
Accrued liabilities	12,749	7,943
Deferred revenue	3,498	98
Current portion of capital lease obligations	788	3,125
Current portion of long-term debt	7,132	8,316
Other current liabilities	2,653	568

Total current liabilities	30,981	27,571
Long-term debt	97,984	91,140
Capital lease obligations	1,633	1,599
Long-term deferred revenue	3,928	47
Other liabilities	2,047	3,100

Total liabilities	136,573	123,457

Commitments and contingencies (Note 13)
Stockholders’ deficit:
Preferred stock, $0.0001 par value. Authorized 10,000,000 shares, no shares issued and outstanding at June 30, 2010 and December 31, 2009	—	—
Common stock, $0.0001 par value. Authorized 155,000,000 shares; issued and outstanding 92,631,187 shares at June 30, 2010 and 87,087,624 shares at December 31, 2009	9	9
Additional paid-in capital	368,481	352,159
Accumulated deficit	(402,387)	(357,544)

Total HUGHES Telematics, Inc. stockholders’ deficit	(33,897)	(5,376)
Non-controlling interests in consolidated subsidiary	12,917	—

Total stockholders’ deficit	(20,980)	(5,376)

Total liabilities and stockholders’ deficit	$115,593	$118,081

The accompanying notes are an integral part of these condensed consolidated financial statements.

HUGHES TELEMATICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Services	$6,468	$5,585	$12,524	$10,905
Hardware	2,959	2,721	5,070	4,950

Total revenues	9,427	8,306	17,594	15,855

Costs and expenses:
Cost of services	5,855	1,646	11,648	3,269
Cost of hardware sold	2,491	2,194	4,413	3,968
Research and development	2,622	9,413	5,449	18,461
Sales and marketing	5,543	2,715	11,225	5,059
General and administrative	9,688	9,339	19,097	16,962

Total costs and expenses	26,199	25,307	51,832	47,719

Loss from operations	(16,772)	(17,001)	(34,238)	(31,864)
Interest income	39	29	87	53
Interest expense	(5,511)	(2,617)	(10,807)	(6,190)
Change in fair value of derivative instruments	—	—	—	(62,316)
Other expense	(7)	—	(7)	—

Loss before income taxes	(22,251)	(19,589)	(44,965)	(100,317)
Income tax expense	(12)	(55)	(12)	—

Net loss	(22,263)	(19,644)	(44,977)	(100,317)
Net loss attributable to non-controlling interest	135	—	135	—

Net loss attributable to HUGHES Telematics, Inc.	(22,128)	(19,644)	(44,842)	(100,317)
Deemed dividend on and accretion of convertible preferred stock	—	—	—	(56,619)

Net loss attributable to common stockholders	$(22,128)	$(19,644)	$(44,842)	$(156,936)

Basic and diluted loss per common share	$(0.74)	$(0.82)	$(1.58)	$(10.85)

Basic and diluted weighted average common shares outstanding	30,011,566	23,901,891	28,301,504	14,465,427

The accompanying notes are an integral part of these condensed consolidated financial statements.

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HUGHES TELEMATICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(44,977)	$(100,317)
In-kind contributions from non-controlling interests in consolidated subsidiary	53	—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,905	4,493
Change in fair value of derivative instruments	—	62,316
Interest expense on Series A Redeemable Preferred Stock	—	496
Interest expense on long-term debt and capital leases	4,729	3,470
Amortization of debt issuance costs and discounts on long-term debt	3,038	2,224
Share-based compensation expense	1,326	435
Loss on sale of property and equipment	123	—
Changes in assets and liabilities:
Accounts receivable, net	478	929
Inventories, net	1,074	(218)
Prepaid expenses and other assets	1,497	(6,238)
Accounts payable and accrued and other liabilities	2,383	14,075
Deferred revenue	7,281	(167)

Net cash used in operating activities	(16,090)	(18,502)

Cash flows from investing activities:
Purchases of property and equipment	(603)	(9,470)
Proceeds from sale of property and equipment	481	—
Increase in capitalized software	(1,888)	(8,137)
Purchases of short-term investments	(6,776)	—
Maturity of short-term investments	249	—
(Increase) Decrease in restricted cash	(206)	5,133

Net cash used in investing activities	(8,743)	(12,474)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net of costs	14,884	—
Proceeds from sale of non-controlling interest in consolidated subsidiary	10,000	—
Proceeds from merger with Polaris Acquisition Corp.	—	97,242
Proceeds from the issuance of Series B Convertible Preferred Stock, net of costs	—	35,220
Repayment of capital lease obligations	(2,749)	(1,051)
Repayment of long-term debt	(1,184)	—
Repurchase of common stock	—	(74,356)

Net cash provided by financing activities	20,951	57,055

Net (decrease) increase in cash and cash equivalents	(3,882)	26,079
Cash and cash equivalents, beginning of period	28,368	17,837

Cash and cash equivalents, end of period	$24,486	$43,916

Supplemental noncash disclosure:
Property and equipment acquired by capital lease obligations	$277	$6,302
Issuance of Series B Convertible Preferred Stock in exchange for a trade payable	$—	$13,000
Issuance of common stock in connection with the exercise of warrants using shares of Series A Redeemable Preferred Stock	$—	$207,218
Issuance of common stock in exchange for Series A Redeemable Preferred Stock	$—	$20,000
Issuance of common stock in exchange for Series B Convertible Preferred Stock	$—	$109,750

The accompanying notes are an integral part of these condensed consolidated financial statements.

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HUGHES TELEMATICS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	Description of Business

HUGHES Telematics, Inc. (together with our consolidated subsidiaries, “we,” “us” and “our”) is a telematics services company that provides a suite of real-time voice and data communications services and applications for use in vehicles and is developing additional applications for use within and outside of the automotive industry. These services and applications are enabled through a state-of-the-art communications center designed with flexibility to connect various mobile devices with content, services and call centers. Our system architecture enables us to manage the integration of these components and the associated service delivery in an efficient manner, allowing us to quickly adopt and implement new technologies and services.

Within the automotive industry, our communications center allows for two way voice and data communications to vehicles and supports, among other things, critical safety and security services as well as location-based services and remote diagnostics. Since November 16, 2009, we have been the exclusive telematics service provider in the United States for new vehicles sold by Mercedes-Benz USA, LLC (“Mercedes-Benz”), as well as the preferred provider of telematics services for Mercedes-Benz vehicles purchased prior to November 16, 2008. These services are marketed under the mbrace brand and are enabled through a factory-installed hardware device on Mercedes-Benz vehicles. In addition, our in-Drive product offers services to consumers or other third parties through an aftermarket hardware device that we have developed and which we intend to distribute through relationships with companies and organizations with large customer bases for installation in existing vehicles. Additionally, through Networkfleet, Inc. (“Networkfleet”), our wholly-owned subsidiary, we currently offer remote vehicle monitoring and other data services to support owners and operators of fleets of vehicles.

On May 12, 2010, we entered into a limited liability company agreement (the “LLC Agreement”) with QUALCOMM Incorporated (“Qualcomm”), a leader in developing and delivering innovative digital wireless communications products and services, and American Medical Alert Corp. (“AMAC”), a healthcare communications company dedicated to the provision of support services to the healthcare community, forming Lifecomm LLC (“Lifecomm”). Lifecomm intends to design, develop, finance and operate a mobile personal emergency response service which will permit subscribers to initiate requests for emergency assistance services through a wearable device that is able to communicate information to and support voice interactions between the subscriber and an emergency assistance call center for purposes of dispatching first responders to the subscriber’s location. Lifecomm expects to launch its service offerings in the second half of 2011.

(2)	Basis of Presentation

We have prepared the accompanying condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and include our accounts and the accounts of our wholly-owned subsidiary Networkfleet and our majority-owned subsidiary Lifecomm following the formation of Lifecomm. The accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments, consisting only of those of a normal recurring nature, necessary for a fair presentation of our financial position, results of operations and cash flows at the dates and for the periods indicated. While we believe that the disclosures presented are adequate to make the information not misleading, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2009 and the related notes thereto which have been included in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010. The results of the three and six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the full year. All intercompany balances and transactions have been eliminated. Certain prior period amounts have been reclassified to conform to current presentation.

During the six months ended June 30, 2010 and the years ended December 31, 2009, 2008 and 2007, we incurred a net loss of approximately $45.0 million, $163.7 million, $57.5 million and $32.3 million, respectively, and used cash in operations of approximately $16.1 million, $47.2 million, $39.1 million and $23.6 million, respectively. As of June 30, 2010, we had unrestricted cash, cash equivalents and short-term investments of approximately $31.0 million and an accumulated deficit of approximately $402.4 million. As a result of our historical net losses and our limited capital resources, our independent registered public accounting firm’s report on our financial statements as of and for the year ended December 31, 2009 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. We cannot assure you that our net losses and negative cash flow will not surpass our expectations, and thus, we may be required to raise additional capital in the future or to reduce our operating expenditures. This additional financing may take the form of loans under a new credit facility, the issuance of bonds or other types of debt securities, the issuance of equity securities or a combination of the foregoing. Any such financing must either comply with the covenants of our existing credit facilities, or

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we will need to obtain waivers from the lenders. Our credit facilities contain covenants that restrict our ability to incur debt and will require mandatory prepayments from the proceeds of an equity financing. Any debt financing obtained may impose various restrictions and additional covenants on us which could limit our ability to respond to market conditions, provide for unanticipated capital investments or take advantage of business opportunities and may subject us to significant interest expense. Additional equity financing may be obtained on terms that are dilutive to the interests of existing stockholders. We have been successful in the past raising capital to address our liquidity needs; however, debt or additional equity financing may not be available when needed in the future on terms favorable to us or at all, and the failure to attract a sufficient amount of additional debt or equity capital may impair our ability to execute on our business plan. Such additional capital may be provided by, among other things, the cash proceeds from the exercise of the outstanding warrants to purchase shares of our common stock. There is no assurance that we will be successful in obtaining additional financing, if needed, or that we will be able to reduce our operating expenditures. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(3)	Merger with Polaris Acquisition Corp.

On March 31, 2009, pursuant to the terms of the Agreement and Plan of Merger dated June 13, 2008 (as amended and restated on November 10, 2008 and March 12, 2009, the “Merger Agreement”), Hughes Telematics, Inc. (“Old HTI”), a privately held company, and Polaris Acquisition Corp. (“Polaris”), a publicly held blank check company, consummated the merger (the “Merger”) whereby Old HTI merged with and into a wholly owned direct subsidiary of Polaris with Old HTI as the surviving corporation, and immediately thereafter, Old HTI merged with and into Polaris, with Polaris as the surviving corporation. In connection with the Merger, Polaris changed its name from “Polaris Acquisition Corp.” to “HUGHES Telematics, Inc.” Upon closing of the Merger, the outstanding equity securities of Old HTI were exchanged for an aggregate of 77,102,149 shares of our common stock, comprised of 19,854,018 initial shares and 57,248,131 earn-out shares. In addition, all options exercisable for Old HTI common stock issued and outstanding immediately prior to the Merger were exchanged for options exercisable for an aggregate of 2,274,935 shares of our common stock, which includes 1,751,859 earn-out options. The earn-out shares, which were issued into escrow, will be released to the Old HTI stockholders and the earn-out options will be eligible to be exercised, according to their terms, by the optionholders, each in three tranches, upon the trading share price of our common stock reaching at least $20.00, $24.50 and $30.50 (as may be adjusted or amended in accordance with the escrow agreement) within certain measurement periods over the five-year period following the closing of the Merger.

The Old HTI stockholders placed 5,782,661 shares of our common stock, comprised of 1,489,053 initial shares and 4,293,608 earn-out shares, in escrow until June 30, 2010 to indemnify us for the payment of indemnification claims that may be made as a result of breaches of Old HTI’s covenants, representations and warranties in the Merger Agreement. As there were no indemnification claims, in July 2010, the 1,489,053 initial shares were released to the Old HTI stockholders from escrow. The 4,293,608 earn-out shares remain in escrow and will be released in accordance with the escrow agreement upon the achievement of the trading share price targets stated above.

Pursuant to the Merger Agreement, the Polaris founders agreed to deposit an aggregate of 1,250,000 shares of our common stock into escrow at closing with such shares being released upon the achievement of the first share price target between the first and fifth anniversary of closing. Upon consummation of the Merger, the Polaris founders also transferred an aggregate of 168,000 shares of common stock to us with such shares immediately cancelled.

In order to consummate the Merger, we agreed to purchase an aggregate of 7,439,978 shares of our common stock from a limited number of institutional shareholders in separate and privately negotiated transactions which were executed prior to the conclusion of the special meeting in which Polaris’ shareholders voted on the Merger. On April 2, 2009, we consummated these purchases using approximately $74.4 million of the approximately $97.2 million of cash received from Polaris in connection with the Merger.

Notwithstanding the legal form of the transaction, the Merger has been accounted for under the purchase method of accounting as a reverse acquisition, equivalent to a recapitalization, through the issuance of stock by Old HTI for the net monetary assets of Polaris. The determination of Old HTI as the accounting acquirer was made based on consideration of all quantitative and qualitative factors of the Merger, including significant consideration given to the fact that following consummation of the Merger (i) the stockholders of Old HTI controlled a majority of our voting power, (ii) the controlling stockholder of Old HTI prior to the Merger, together with its affiliates, controlled approximately 70% of our voting power after the merger and had the right to select a majority of the members of our board of directors and (iii) the management of Old HTI continued in all executive officer and other senior management positions and, accordingly, had day-to-day authority to carry out the business plan after the Merger. Accordingly, our historical financial statements prior to March 31, 2009 are the historical financial statements of Old HTI. The consolidated financial statements of Old HTI have been retroactively restated to reflect the recapitalization of Old HTI with the 77,102,149 shares of common stock issued to Old HTI equity holders in connection with the Merger.

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(4)	Formation of Lifecomm LLC

On May 12, 2010, we entered into the LLC Agreement with Qualcomm and AMAC forming Lifecomm. Under the terms of the LLC Agreement, each of the parties provided cash and/or immediate and future in-kind contributions to Lifecomm. Specifically, in exchange for approximately 54% of the membership interests of Lifecomm, we entered into (i) an Infrastructure Access Agreement with Lifecomm pursuant to which we will provide access to our telematics platform and infrastructure which will enable Lifecomm to provide service to its customers and (ii) a Services Agreement with Lifecomm pursuant to which we will provide, over no more than six years, $10.9 million of in-kind selling, general and administrative services (based on agreed upon billing rates set forth in the Services Agreement) to support the venture. In addition, we agreed to enter into a Telematics Services Agreement that will include, among other things, a per-user per-month fee for wireless connectivity, billing, portal access and other associated services. In exchange for approximately 36% of the membership interests, Qualcomm (i) provided $6.0 million of cash, (ii) entered into a Know-How License Agreement pursuant to which Lifecomm licensed certain “know-how” previously developed by Qualcomm and also provided Lifecomm access to the Lifecomm name and (iii) a Services Agreement with Lifecomm pursuant to which Qualcomm will contribute a portion of the value of certain future engineering and project management services, up to an aggregate value of $5.0 million. In exchange for approximately 10% of the membership interests, AMAC (i) provided $4.0 million of cash and (ii) entered into a Value Added Reseller Agreement pursuant to which AMAC will be a preferred distributor of Lifecomm’s products and services. In addition, pursuant to the LLC Agreement, each member has agreed to fund its pro rata share of a $2.0 million stand-by equity commitment for Lifecomm’s benefit. Assuming Lifecomm draws the entire commitment, we will be required to provide approximately $1.1 million of cash. During the three months ended June 30, 2010, we and Qualcomm provided approximately $0.2 million and $0.1 million, respectively, of in-kind services to Lifecomm.

Each of the initial members have preemptive rights with respect to future issuances of securities by Lifecomm, as well as rights of first offer, drag-along and tag-along rights on transfers of securities by the other members. In addition, for a two year period beginning on May 12, 2014, any member (or group of members) holding at least 25% of the membership interests in Lifecomm will have the right to demand either an auction for the sale of Lifecomm or an initial public offering of Lifecomm. Should Lifecomm fail to achieve either of these liquidity events within 180 days of the demand, then to the extent at such time we hold at least 50% of the outstanding membership interests of Lifecomm and our common stock is publicly traded, each other member will be entitled on a one-time basis to exchange all of its membership interests in Lifecomm for shares of our common stock with equivalent fair market value. While we determined that such right to exchange is a freestanding derivative instrument, as the fair market value of our common stock to be issued in the exchange will be equal to the fair market value of the membership interests of Lifecomm received, the value of the derivative instrument is not material as of June 30, 2010.

In accordance with the applicable accounting guidance governing consolidation, we have determined that Lifecomm is a variable interest entity (“VIE”) for which we are the primary beneficiary. Accordingly, we have included Lifecomm’s financial position, results of operations and cash flows in our condensed consolidated financial statements as of June 30, 2010 and for such period following the formation of Lifecomm during the three and six months ended June 30, 2010. As of June 30, 2010, Lifecomm’s assets consisted of approximately $6.6 million of cash and cash equivalents, approximately $3.4 million of short-term investments that are held-to-maturity and $3.0 million of intangible assets, and its liabilities consisted of approximately $0.1 million of accounts payable.

(5)	Recent Accounting Pronouncements

Recently Adopted Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance which amends the evaluation criteria to identify the primary beneficiary of a VIE and requires ongoing reassessment of whether an enterprise is the primary beneficiary of the VIE. The new guidance significantly changes the consolidation rules for VIEs including the consolidation of common structures, such as joint ventures, equity method investments and collaboration arrangements. The guidance is applicable to all new and existing VIEs and became effective for us on January 1, 2010. As we have determined that Lifecomm is a VIE for which we are the primary beneficiary, we have included Lifecomm’s financial position, results of operations and cash flows in our condensed consolidated financial statements as of June 30, 2010 and for such period following the formation of Lifecomm during the three and six months ended June 30, 2010.

Recently Issued Pronouncements

In September 2009, the Emerging Issues Task Force (“EITF”) issued revised guidance governing revenue arrangements with multiple deliverables, which provides a greater ability to separate and allocate arrangement consideration in a multiple element revenue arrangement. The revised guidance requires the use of an estimated selling price to allocate arrangement consideration, and eliminates the residual method of allocation. This guidance will be effective for us on January 1, 2011 and is not expected have a material effect on our financial position, results of operations or cash flows.

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In September 2009, the EITF issued revised guidance governing certain revenue arrangements that include software elements, which amends the scope of existing guidance to exclude tangible products that include software and non-software components that function together to deliver the product’s essential functionality. This guidance will be effective for us on January 1, 2011 and is not expected have a material effect on our financial position, results of operations or cash flows.

(6)	Long-Term Debt

The components of long-term debt were as follows:

	June 30, 2010	December 31, 2009
	(in thousands)
Senior secured term indebtedness	$68,899	$65,181
Second lien secured term indebtedness	10,889	9,608
Senior unsecured promissory note	7,132	8,316
Senior subordinated unsecured promissory notes	18,196	16,351

Total indebtedness	105,116	99,456
Less current portion	(7,132)	(8,316)

Total long-term debt, net of current portion	$97,984	$91,140

Senior Secured Term Indebtedness

On March 31, 2008, we entered into a credit agreement (as amended and restated, the “First Lien Credit Agreement”) pursuant to which we issued in multiple tranches during the year ended December 31, 2008 for aggregate consideration of $60.0 million, senior secured term indebtedness due March 31, 2013 with an original principal amount of $60.0 million and warrants to purchase the equivalent of 4,801,112 shares of our common stock, comprised of 1,103,922 initial shares and 3,697,190 earn-out shares, at an equivalent exercise price of less than $0.01 per share.

As of each issuance date, we ascribed value to the senior secured term indebtedness and the related warrants based on their relative fair values. As such, an aggregate of $46.9 million was allocated to the senior secured term indebtedness and an aggregate of $12.1 million was allocated to the warrants. The resulting discount from the face value of the senior secured term indebtedness resulting from the ascribed value to the warrants is being amortized as additional interest expense over the term of the senior secured term indebtedness using the effective interest rate method. As of June 30, 2010, the fair value of the senior secured indebtedness approximated carrying value.

Second Lien Term Indebtedness

On December 17, 2009, we entered into a credit agreement (the “Second Lien Credit Agreement”) with PLASE HT, LLC (“PLASE HT”), as administrative agent, collateral agent and original lender, pursuant to which we issued indebtedness due October 1, 2013 with an original principal amount of $15.0 million and warrants to purchase 3,000,000 shares of common stock at an exercise price of $6.00 per share. PLASE HT is an affiliate of Apollo Global Management LLC (“Apollo”) and of our controlling stockholder, Communications Investors, LLC (“Communications LLC”). The loans under the Second Lien Credit Agreement bear interest at 9.00% per annum, payable-in-kind, and are guaranteed by all of our existing and future domestic subsidiaries. The loans are secured by a second priority lien on substantially all of our tangible and intangible assets, including the equity interests of our subsidiaries. The liens granted in connection with the Second Lien Credit Agreement are expressly subject and subordinated to the liens securing our obligations under the First Lien Credit Agreement.

We ascribed value to the indebtedness issued in connection with the Second Lien Credit Agreement and the related warrants based on their relative fair values. As such, approximately $9.6 million of the proceeds was allocated to the indebtedness and the remaining approximately $5.4 million was allocated to the warrants. The resulting discount from the face value of the indebtedness resulting from the ascribed value to the warrants will be amortized as additional interest expense over the term of the indebtedness using the effective interest rate method. As of June 30, 2010, the fair value of the indebtedness approximated carrying value.

Senior Unsecured Promissory Note

On December 18, 2009, we issued to Hughes Network Systems, LLC (“HNS”), a wholly-owned subsidiary of HUGHES Communications, Inc. (“HCI”), a senior unsecured promissory note with a principal amount of approximately $8.3 million through the conversion of a trade accounts payable balance of approximately $6.0 million and the approximately $2.3 million outstanding balance on the equipment financing arrangement owed to HNS. The promissory note accrues interest at a rate of 12.00% per annum, compounded annually, and becomes due and payable on December 31, 2010. Pursuant to the terms of the note, we were required to make scheduled principal payments of approximately $0.8 million on April 15, 2010

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and $1.5 million on each of July 15, 2010 and October 15, 2010. In addition, subject to all restrictions in the First Lien Credit Agreement and Second Lien Credit Agreement and certain other limitations, to the extent we sell any capital equipment purchased by us (or purchased by HNS on our behalf) for use in connection with the Telematics Agreement between the parties, but no longer needed by us, we are required to make payments on the promissory note equal to the proceeds from the sale of such capital equipment (net of any selling costs). As of June 30, 2010, we had repaid principal of approximately $1.2 million on the senior unsecured promissory note, including the scheduled payment and using proceeds from the sale of the capital equipment.

Senior Subordinated Unsecured Promissory Notes

On March 31, 2008, we issued to Communications LLC a senior subordinated unsecured promissory note with a principal amount of $12.5 million and a maturity date of October 1, 2013. The note bears interest at a rate of 15.00% per annum which is compounded and added to the principal amount annually and is payable at maturity. In connection with the issuance of the note, we recorded a deemed capital contribution of approximately $2.4 million related to the difference between (i) the fair value of the note using an estimated interest rate we would have paid an unrelated third party on a similar note and (ii) the fair value of the note using the 15.00% stated interest rate. The discount from the face value of the note resulting from the deemed capital contribution will be amortized as additional interest expense over the term of the note using the effective interest rate method.

On December 12, 2008, we issued to Apollo Investment Fund V (PLASE) LP (“AIF V PLASE”) an additional senior subordinated unsecured promissory note with a principal amount of $3.5 million and a maturity date of October 1, 2013. The note bears interest at 15.00% per annum which is compounded and added to the principal amount annually and is payable at maturity.

In connection with the issuance of the note, we recorded an additional deemed capital contribution of approximately $2.4 million related to the difference between (i) the fair value of the note using an estimated interest rate we would have paid an unrelated third party on a similar note and (ii) the fair value of the note using the 15.00% stated interest rate. The discount from the face value of the note resulting from the deemed capital contribution will be amortized as additional interest expense over the term of the note using the effective interest rate method.

At the time of issuance of each promissory note, we determined the estimated fair value amount by using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the fair value estimates presented herein is not necessarily indicative of the amount that we or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value. As of June 30, 2010, the fair value of the senior subordinated unsecured promissory notes approximated carrying value.

(7)	Capital Lease Obligations

We lease certain assets under capital lease arrangements expiring at various times through 2014. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The interest rates pertaining to these capital leases range from 8.7% to 15.3% (weighted average is 12.2%).

Minimum future lease payments under the capital leases are:

	June 30, 2010	December 31, 2009
	(in thousands)
Total future minimum lease payments	$2,660	$5,090
Less: Amounts attributable to interest	(239)	(366)

Net minimum lease payments	2,421	4,724
Current portion	(788)	(3,125)

Long-term portion	$1,633	$1,599

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(8)	Stockholders’ Equity

On May 13, 2010, we sold 5,130,500 shares of our common stock for gross proceeds of $15.4 million (net proceeds of $14.9 million) in a private placement to a group of institutional investors. In connection with this sale, we entered into a registration rights agreement with the investors requiring that, among other things, we register the resale of the shares. If we do not meet certain deadlines with respect to making a registration statement covering such resale effective by November 9, 2010, then cash penalties of 1% of the purchase price per month for up to twelve months may apply. In connection with the private placement, we entered into an amendment to the First Lien Credit Agreement providing for the waiver of the requirement to use 25% of the net cash proceeds from the private placement for the repayment of senior secured term indebtedness and paid the senior secured lenders an amendment fee of approximately $0.1 million. In addition, as a result of the private placement, the exercise price of the warrant issued in connection with the second lien term indebtedness was adjusted from $6.00 per share to $5.99 per share.

(9)	Share-Based Compensation

In accordance with the applicable accounting guidance governing share-based payments, we record compensation expense for all share-based awards issued. For the three and six months ended June 30, 2010 and 2009, we recorded approximately $0.7 million, $0.3 million, $1.3 million and $0.4 million of compensation expense, respectively, related to share-based grants. Such compensation expense is included in research and development, sales and marketing and general and administrative expense in the accompanying condensed consolidated statements of operations.

Stock Options

The following table reflects stock option activity:

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
			(in thousands)
Outstanding at December 31, 2009	3,520,629	$3.33
Granted	267,000	$3.40
Forfeited	(157,433)	$1.80

Outstanding at June 30, 2010	3,630,196	$3.40	$885

Exercisable at June 30, 2010	252,691		$123

The following table provides information about stock options that are outstanding and exercisable as of June 30, 2010:

	Stock Options Outstanding			Stock Options Exercisable
Exercise Price	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Yrs)	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (Yrs)
$1.65	524,241	$1.65	6.9	80,377	$1.65	6.8
$2.47	1,453,230	$2.47	7.5	168,504	$2.47	7.5
$3.15	100,000	$3.15	9.3	—	$—	—
$3.40	265,000	$3.40	9.8	—	$—	—
$5.19	1,287,725	$5.19	8.9	3,810	$5.19	9.3

For stock option awards outstanding as of June 30, 2010, we expect to recognize approximately $4.8 million of additional compensation expense over the remaining average service period of approximately 1.9 years.

Restricted Stock

The following table reflects restricted stock activity:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2009	528,000	$4.55
Granted	413,063	$3.40
Forfeited	—	$—

Outstanding at June 30, 2010	941,063	$4.04

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For restricted stock awards outstanding as of June 30, 2010, we expect to record approximately $2.9 million of additional compensation expense over the remaining average service period of approximately 1.3 years.

(10)	Loss Per Common Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per common share reflects the potential dilution from the exercise or conversion of securities into common stock. During all periods presented, we had potential common shares, including shares issuable upon the exercise of outstanding stock options and warrants and shares held in escrow pending satisfaction of a contingency, which could potentially dilute basic loss per common share in the future but have been excluded from the computation of diluted loss per common share as the effect would have been anti-dilutive. For the three and six months ended June 30, 2010 and 2009, there were 84,459,056 and 83,632,605 potential common shares, respectively, excluded from the computation of diluted loss per share, consisting of shares (i) issuable upon the exercise of outstanding stock options and warrants, (ii) held in escrow to be released to the Old HTI stockholders upon achievement of the specified price targets and (iii) held in escrow to indemnify us for the payment of indemnification claims that may be made as a result of breaches of Old HTI’s covenants, representations and warranties in the Merger Agreement. In addition, for the three and six months ended June 30, 2009, we excluded the 7,439,978 shares of common stock, which we repurchased following consummation of the Merger from the calculation of the weighted average number of common shares outstanding during such period.

(11)	Comprehensive Loss

Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from nonowner sources. Our comprehensive loss for the each of the three and six month periods ended June 30, 2010 and 2009 equaled our net loss.

(12)	Related Party Transactions

Apollo Global Management, LLC

Communications LLC, AIF V PLASE and PLASE HT are each affiliated with Apollo. As of June 30, 2010, Apollo, through these entities, owned approximately 62% of our outstanding common stock. HCI, also an affiliate of Apollo, owned an additional approximately 4% of our outstanding common stock. In December 2009, AIF V PLASE transferred its ownership in all of its equity and debt interests of us, including its holding of senior secured term indebtedness, the senior subordinated unsecured promissory note and common stock, to PLASE HT.

As of June 30, 2010, the affiliates of Apollo, not including HNS which is discussed below, collectively held an aggregate face value and accrued interest of $5.9 million of senior secured term indebtedness, $15.7 million of second lien secured term indebtedness and $21.5 million of senior subordinated unsecured promissory notes.

Hughes Network Systems, LLC

For the three months ended June 30, 2010 and 2009, HNS, a wholly-owned subsidiary of HCI and an affiliate of Apollo, provided approximately $0.2 million and $8.1 million of services, respectively, to us. For the six months ended June 30, 2010 and 2009, HNS provided approximately $0.5 million and $16.3 million of services, respectively, to us. As of June 30, 2010 and December 31, 2009, we had an outstanding balance, not including the promissory note discussed below, of approximately $0.1 million and $0.2 million, respectively, payable to HNS.

In December 2009, we issued to HNS a senior unsecured promissory note with a principal amount of approximately $8.3 million through the conversion of a trade accounts payable balance of approximately $6.0 million and the approximately $2.3 million outstanding balance on an equipment financing arrangement owed to HNS. The promissory note accrues interest at a rate of 12.00% per annum, compounded annually, and becomes due and payable on December 31, 2010. Pursuant to the terms of the note, we were required to make scheduled principal payments of approximately $0.8 million on April 15, 2010 and $1.5 million on each of July 15, 2010 and October 15, 2010. In addition, subject to all restrictions in the First Lien Credit Agreement and Second Lien Credit Agreement and certain other limitations, to the extent we sell any capital equipment purchased by us (or purchased by HNS on our behalf) for use in connection with the Telematics Agreement between the parties, but no longer needed by us, we are required to make payments on the promissory note equal to the proceeds from the sale of such capital equipment (net of any selling costs). As of June 30, 2010, we had repaid approximately $1.2 million on the senior unsecured promissory note, including the scheduled payment and using proceeds from the sale of the capital equipment.

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Trivergance Business Resources, LLC

For each of the three months ended June 30, 2010 and 2009, Trivergance Business Resources, LLC (“TBR”), an affiliate of a member of our board of directors, provided approximately $0.4 million of services to us. For each of the six months ended June 30, 2010 and 2009, TBR provided approximately $0.8 million of services to us.

(13)	Commitments and Contingencies

Contractual Payment Obligations

We have a long-term contract with an automaker pursuant to which the automaker agreed to install telematics devices in its vehicles and permit us to exclusively provide telematics services to its new customers. This contract also required us to pay the automaker for certain non-recurring costs associated with the initiation of telematics services. Pursuant to the contract, we are currently committed to pay $4.0 million to the automaker in 2010.

Litigation and Claims

On May 7, 2009, Networkfleet was served with a complaint in a patent infringement case titled Innovative Global Systems LLC vs. Turnpike Global Technologies L.L.C. et al. that was filed in the Eastern District of Texas. The case sought damages from Networkfleet and five other defendants for allegedly infringing on five patents held by the plaintiffs. On May 7, 2010, the parties executed an agreement to settle the matter. The resolution of this case will not have a material adverse effect on our financial position, results of operations or cash flows.

Additionally, from time to time, we are subject to litigation in the normal course of business. We are of the opinion that, based on information presently available, the resolution of any such legal matters will not have a material adverse effect on our financial position, results of operations or its cash flows.

(14)	Segment Information

We present our segment information along the same lines that our chief executive officer reviews our operating results in assessing performance and allocating resources. Accordingly, our operations have been classified into three business segments: (i) the HUGHES Telematics segment, which provides and is further developing the telematics solution which is being marketed to automakers and other parties and includes the operations relating to the contract with Mercedes-Benz and our in-Drive product offering; (ii) the Networkfleet segment, which provides an aftermarket wireless fleet management solution targeted to the local fleet market, and (iii) the Lifecomm segment, which is developing and will operate a mobile personal emergency response service which will permit subscribers to initiate requests for emergency assistance services through a wearable device.

The following table presents certain financial information on our reportable segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)
Revenues:
HUGHES Telematics	$210	$—	$231	$—
Networkfleet	9,217	8,306	17,363	15,855
Lifecomm	—	—	—	—

Total	$9,427	$8,306	$17,594	$15,855

(Loss) Income from operations:
HUGHES Telematics	$(17,394)	$(17,281)	$(35,171)	$(32,622)
Networkfleet	919	280	1,230	758
Lifecomm	(297)	—	(297)	—

Total	$(16,772)	$(17,001)	$(34,238)	$(31,864)

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	June 30, 2010	December 31, 2009
	(in thousands)
Total assets:
HUGHES Telematics	$84,006	$98,627
Networkfleet	18,574	19,454
Lifecomm	13,013	—

Total	$115,593	$118,081

Substantially all of our assets are located within the United States. As of June 30, 2010 and December 31, 2009, we included the $5.2 million of goodwill in the total assets of the Networkfleet segment.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations are based upon financial statements which have been prepared in accordance with GAAP and should each be read together with our condensed consolidated financial statements and the notes to those condensed consolidated financial statements included elsewhere in this report. This report contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions within the meaning of Private Securities Litigation Reform Act of 1995 which represent our expectations or beliefs concerning future events. We urge you to consider statements that use the terms “believe,” “do not believe,” “anticipate,” “expect,” “plan,” “may,” “estimate,” “strive,” “intend,” “will,” “should,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, and uncertainties, our actual results could differ materially from those anticipated in the forward-looking statements, including those set forth below under this “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report. All forward-looking statements speak only as of the date of this report. Actual results will most likely differ from those reflected in these forward-looking statements and the differences could be substantial. We disclaim any obligation to update these forward-looking statements or disclose any difference, except as may be required by securities laws, between our actual results and those reflected in these statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. The terms “HUGHES Telematics,” “we,” “us” and “our” refer to the business, operations and financial results of (i) Old HTI prior to the closing of the Merger and (ii) HUGHES Telematics, Inc. subsequent to the closing of the Merger, as the context requires.

Overview

We are a telematics services company that provides a suite of real-time voice and data communications services and applications for use in vehicles and are developing additional applications for use within and outside of the automotive industry. These services are enabled through a state-of-the-art communications center designed and built to connect various mobile devices with content, services and call centers. Our system architecture enables us to manage the integration of these components and the associated service delivery in an efficient manner, allowing us to quickly adopt and implement new technologies and services.

Within the automotive industry, our communications center allows for two way voice and data communications to the vehicle and supports, among other things, critical safety and security services as well as location-based services and remote diagnostics. Since November 16, 2009, we have been the exclusive telematics services provider in the United States for all new vehicles sold by Mercedes-Benz, as well as the preferred provider of telematics services for all Mercedes-Benz vehicles purchased prior to November 16, 2008. These services are marketed under the mbrace brand and are enabled through a factory-installed hardware device installed on Mercedes-Benz vehicles. In addition, our in-Drive product offers services to consumers and other third parties through an aftermarket hardware device that we have developed and which we intend to distribute through relationships with companies and organizations with large customer bases for installation in existing vehicles. Through Networkfleet, Inc., our wholly-owned subsidiary, we currently offer remote vehicle monitoring and other data services to support owners and operators of fleets of vehicles.

Although Networkfleet has been our primary source of revenue to date, we expect to derive our revenue increasingly from the telematics services provided to Mercedes-Benz vehicles, vehicles manufactured by automakers to whom we are currently marketing our services and vehicles which will have our in-Drive aftermarket hardware device installed. We expect a significant portion of our future revenues to be generated from subscriptions for consumer service offerings, as well as from transaction or pre-paid package fees, automaker and dealer service offerings and from strategic relationships with third parties who are expected to develop applications for our services and product offerings.

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On May 12, 2010, we entered into the LLC Agreement with Qualcomm, a leader in developing and delivering innovative digital wireless communications products and services, and AMAC, a healthcare communications company dedicated to the provision of support services to the healthcare community, forming Lifecomm. Lifecomm intends to design, develop, finance and operate a mobile personal emergency response service which will permit subscribers to initiate requests for emergency assistance services through a wearable device that is able to communicate information to and support voice interactions between the subscriber and an emergency assistance call center for purposes of dispatching first responders to the subscriber’s location. Lifecomm expects to launch its service offerings in the second half of 2011.

Merger with Polaris Acquisition Corp.

On March 31, 2009, pursuant to the terms of the Merger Agreement, Old HTI, a privately held company, and Polaris, a publicly held blank check company, consummated the Merger. In connection with the Merger, Polaris changed its name from “Polaris Acquisition Corp.” to “HUGHES Telematics, Inc.” Upon closing of the Merger, the outstanding equity securities of Old HTI were exchanged for an aggregate of 77,102,149 shares of our common stock, comprised of 19,854,018 initial shares and 57,248,131 earn-out shares. In addition, all options exercisable for Old HTI common stock issued and outstanding immediately prior to the Merger were exchanged for options exercisable for an aggregate of 2,274,935 shares of our common stock, which includes 1,751,859 earn-out options. The earn-out shares, which were issued into escrow, will be released to the Old HTI stockholders and the earn-out options will be eligible to be exercised, according to their terms, by the optionholders, each in three tranches, upon the trading share price of our common stock reaching at least $20.00, $24.50 and $30.50 (as may be adjusted or amended in accordance with the escrow agreement) within certain measurement periods over the five-year period following the closing of the Merger. The Old HTI stockholders placed 5,782,661 shares of common stock, comprised of 1,489,053 initial shares and 4,293,608 earn-out shares, in escrow until June 30, 2010 to indemnify us for the payment of indemnification claims that may be made as a result of breaches of Old HTI’s covenants, representations and warranties in the Merger Agreement. Pursuant to the Merger Agreement, the Polaris founders agreed to deposit an aggregate of 1,250,000 shares of their common stock into escrow at closing with such shares being released upon the achievement of the first share price target between the first and fifth anniversary of closing. Upon consummation of the Merger, the Polaris founders also transferred an aggregate of 168,000 shares of common stock to us with such shares cancelled upon receipt.

In order to consummate the Merger, we agreed to purchase an aggregate of 7,439,978 shares of our common stock from a limited number of institutional shareholders in separate and privately negotiated transactions which were executed prior to the conclusion of the special meeting in which our shareholders voted on the Merger. In order to consummate these private purchases following the Merger, we used funds released from the trust account and funds received from the sale of Series B Preferred Stock. In addition, stockholders holding an aggregate of 4,499,337 shares of common stock exercised their right to convert their stock into a pro rata share of the funds held in the Polaris trust account.

Immediately prior to the consummation of the Merger, Old HTI extinguished its outstanding shares of Series A Preferred Stock through (i) the exercise by Communications LLC of outstanding warrants to purchase Old HTI common stock using shares of Series A Preferred Stock with an aggregate face value of $55.0 million and (ii) the exchange of shares of Series A Preferred Stock with an aggregate face value of $20.0 million for shares of Old HTI common stock. In connection with the Merger, all outstanding shares of Series B Preferred Stock were exchanged for an aggregate of 12,500,000 shares of our common stock, comprised of 5,000,000 initial shares and 7,500,000 earn-out shares.

Notwithstanding the legal form of the transaction, the Merger has been accounted for under the purchase method of accounting as a reverse acquisition, equivalent to a recapitalization, through the issuance of stock by Old HTI for the net monetary assets of Polaris. The determination of Old HTI as the accounting acquirer was made based on consideration of all quantitative and qualitative factors of the Merger, including significant consideration given to the fact that following consummation of the Merger (i) the stockholders of Old HTI controlled a majority of our voting power, (ii) the controlling stockholder of Old HTI prior to the Merger, together with its affiliates, controlled approximately 72% of our voting power and had the right to select a majority of the members of our board of directors and (iii) the management of Old HTI continued in all executive officer and other senior management positions and, accordingly, had day-to-day authority to carry out the business plan after the Merger. Accordingly, our historical financial statements prior to March 31, 2009 are the historical financial statements of Old HTI. The consolidated financial statements of Old HTI have been retroactively restated to reflect the recapitalization of Old HTI with the 77,102,149 shares of common stock issued to Old HTI equity holders in connection with the Merger.

Selected Segment Data

We classify our operations into three principal business segments: (i) the HUGHES Telematics segment, which provides and is further developing the telematics solution which is being marketed to automakers and other parties and

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includes the operations relating to the contract with Mercedes-Benz and our in-Drive product offering; (ii) the Networkfleet segment, which provides a wireless aftermarket fleet management solution targeted to the local fleet market; and (iii) the Lifecomm segment, which is developing and will operate a mobile personal emergency response service which will permit subscribers to initiate requests for emergency assistance services through a wearable device. The following tables set forth revenues and operating (loss) income by operating segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)
Revenues:
HUGHES Telematics	$210	$—	$231	$—
Networkfleet	9,217	8,306	17,363	15,855
Lifecomm	—	—	—	—

Total	$9,427	$8,306	$17,594	$15,855

(Loss) Income from operations:
HUGHES Telematics	$(17,394)	$(17,281)	$(35,171)	$(32,622)
Networkfleet	919	280	1,230	758
Lifecomm	(297)	—	(297)	—

Total	$(16,772)	$(17,001)	$(34,238)	$(31,864)

Results of Operations for the Three Months Ended June 30, 2010 Compared to the Three Months Ended June 30, 2009

Revenues

Hardware revenues consist principally of the sale of Networkfleet’s telematics device. Service revenues reflect the consideration received for monitoring and tracking services, which are recognized as revenue when earned. The following table sets forth information related to revenue for the three months ended June 30, 2010 and 2009:

	Three Months Ended June 30,
	2010	2009
	(in thousands)
Services	$6,468	$5,585
Hardware	2,959	2,721

Total revenues	$9,427	$8,306

Total revenues for the three months ended June 30, 2010 increased to approximately $9.4 million, a 13% increase from the approximately $8.3 million for the three months ended June 30, 2009. This increase was primarily due to the increase in Networkfleet’s service revenues, which increased by 12% during the three months ended June 30, 2010 compared to the three months ended June 30, 2009. Units active on Networkfleet’s network increased to approximately 108,000 as of June 30, 2010, a 15% increase from the approximately 94,000 units active as of June 30, 2009. As Networkfleet continues to sell additional hardware devices, service revenues are expected to continue to increase in future periods. In addition, service revenues generated by the HUGHES Telematics segment are expected to significantly increase in future periods as (i) we continue to transition paying subscribers to the Mercedes-Benz service formerly marketed under the Tele Aid brand to our service platform and (ii) we convert subscribers to the mbrace service from a trial to a paid subscription.

Networkfleet’s hardware sales increased to approximately 8,900 units in the three months ended June 30, 2010, an 11% increase from the approximately 8,000 units sold in the three months ended June 30, 2009. This increase was due primarily to the success of certain pricing programs and increasing sales of the Networkfleet 4200 hardware device which was launched in the second half of 2009. As general economic conditions improve, we expect hardware sales to increase in future periods.

Cost of Revenues

Cost of services includes per-unit monthly charges from various wireless, mapping, and roadside assistance providers, the salaries and related benefits for employees who support the call centers and manage the data centers and depreciation of the software and equipment which support the provision of services. Cost of hardware sold consists primarily of the cost of direct materials required to produce Networkfleet’s telematics device, the cost of shipping and installing devices and the amortization of certain intangibles acquired in connection with the acquisition of Networkfleet. The following table sets forth information related to cost of revenues for the three months ended June 30, 2010 and 2009:

	Three Months Ended June 30,
	2010	2009
	(in thousands)
Cost of services	$5,855	$1,646
Cost of hardware sold	2,491	2,194

Total cost of revenues	$8,346	$3,840

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Cost of revenues increased to approximately $8.3 million for the three months ended June 30, 2010 from $3.8 million for the three months ended June 30, 2009, an increase of $4.5 million or 117%. Cost of services for the three months ended June 30, 2010 consisted of approximately $3.4 million of costs related to the provision of the mbrace service to owners and lessees of Mercedes-Benz vehicles, approximately $1.8 million of costs related to the provision of Networkfleet’s service offerings and approximately $0.7 million related to the anticipated shortfall below a contractual minimum payment. The cost of services related to the provision of mbrace services, which was launched in November 2009, is incurred without the benefit of substantial related revenues because an introductory trial of six months is offered to the purchasers or lessees of new Mercedes-Benz vehicles. Cost of services related to the provision of Networkfleet’s service offerings increased approximately $0.1 million in the three months ended June 30, 2010 compared to the three months ended June 30, 2009 due to the increased number of active units on the network. Networkfleet’s cost of revenues as a percentage of total revenues was approximately 46% in each of the three months ended June 30, 2010 and June 30, 2009. We expect Networkfleet’s cost of revenues as a percentage of total revenue to decrease as the proportion of service revenues, which earn higher gross margins than hardware revenues, increases as further units are added to Networkfleet’s network.

Research and Development Expense

Research and development expense consists primarily of salaries and related benefits for employees and fees paid to third parties associated with engineering and product development activities, depreciation of property and equipment used in engineering and product development efforts and amortization of certain intangible assets acquired in connection with the acquisition of Networkfleet. Research and development expense for the three months ended June 30, 2010 decreased to $2.6 million from $9.4 million for the three months ended June 30, 2009, a decrease of $6.8 million or 72%. This decrease was due to an approximately $6.8 million decrease in amounts paid to third parties related to development activities that were completed in the second half of 2009 and an approximately $0.5 million decrease in depreciation expense due to the impairment or disposal of certain assets used in development efforts that occurred subsequent to June 30, 2009, partially offset by a $0.4 million increase in labor costs as we dedicated additional internal resources to the further development and testing of our telematics system, including the development of our in-Drive products and services.

Sales and Marketing Expense

Sales and marketing expense consists primarily of (i) salaries, commissions and related benefits for employees engaged in maintaining and augmenting our automaker relationships, Networkfleet’s sales initiatives and other marketing activities, (ii) certain amounts paid to Mercedes-Benz and its dealers, (iii) the costs associated with direct marketing campaigns, (iv) trade shows and other forms of advertising, (v) depreciation of software applications used in marketing activities and (vi) the amortization of certain intangible assets acquired in connection with the acquisition of Networkfleet. Sales and marketing expense for the three months ended June 30, 2010 increased to $5.5 million from $2.7 million for the three months ended June 30, 2009, an increase of $2.8 million or 104%. This increase related primarily to a $2.3 million increase in marketing costs incurred relating to our mbrace service offering, which was launched in November 2009, including certain amounts paid to Mercedes-Benz and its dealers and an increase of $0.4 million in depreciation expense.

General and Administrative Expense

General and administrative expense consists primarily of facilities costs, finance, accounting, legal, information technology, human resources and other corporate costs, as well as the salaries and related employee benefits for those employees that support such functions. General and administrative expenses for the three months ended June 30, 2010 increased to $9.7 million from $9.3 million for the three months ended June 30, 2009, an increase of $0.4 million or 4%. This increase was due primarily to a $0.9 million increase in compensation and benefits as we increased our operational support staff following the launch of the mbrace service offering in November 2009 and an approximately $0.3 million increase in depreciation and amortization expense related to the systems and software which were deployed during the second half of 2009 to support our billing and other administrative functions, partially offset by a decrease of $0.8 million of expenses which were incurred during the three months ended June 30, 2009 related to the implementation of the systems and software which support our billing and other administrative functions.

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Interest Expense, Net

Interest expense, net for the three months ended June 30, 2010 increased to $5.5 million from $2.6 million for the three months ended June 30, 2009, an increase of $2.9 million. Interest expense, net for the three months ended June 30, 2010 consisted of $3.5 million of accrued interest, discount amortization and debt issuance cost amortization related to senior secured term indebtedness, $0.7 million of accrued interest, discount amortization and debt issuance cost amortization related to our second lien term indebtedness, $1.0 million of accrued interest and discount amortization related to the senior subordinated unsecured term promissory notes, $0.2 million of accrued interest related to our senior unsecured promissory note and $0.1 million of accrued interest related to capital leases and vendor financing. Interest expense, net for the three months ended June 30, 2009 consisted of $3.2 million of accrued interest, discount amortization and debt issuance cost amortization related to senior secured term indebtedness, $0.8 million of interest and discount amortization related to the senior subordinated unsecured term promissory notes and $0.2 million of interest on capital lease obligations and vendor financing partially offset by approximately $1.6 million of interest that was capitalized.

Results of Operations for the Six Months Ended June 30, 2010 Compared to the Six Months Ended June 30, 2009

Revenues

The following table sets forth information related to revenue for the six months ended June 30, 2010 and 2009:

	Six Months Ended June 30,
	2010	2009
	(in thousands)
Services	$12,524	$10,905
Hardware	5,070	4,950

Total revenues	$17,594	$15,855

Total revenues for the six months ended June 30, 2010 increased to approximately $17.6 million, an 11% increase from the approximately $15.9 million of revenues in the six months ended June 30, 2009. The primary driver of the increase was service revenues, which increased by 15% in the six months ended June 30, 2010 compared to the six months ended June 30, 2009. Hardware unit sales increased by approximately $0.1 million due to an increase in units sold to approximately 15,500 units in the six months ended June 30, 2010 compared to approximately 15,000 units in the six months ended June 30, 2009. As general economic conditions improve, we expect hardware sales to increase in future periods.

Cost of Revenues

The following table sets forth information related to costs of revenue for the six months ended June 30, 2010 and 2009:

	Six Months Ended June 30,
	2010	2009
	(in thousands)
Cost of services	$11,648	$3,269
Cost of hardware	4,413	3,968

Total cost of revenues	$16,061	$7,237

Cost of revenues increased to approximately $16.1 million for the six months ended June 30, 2010 from $7.2 million for the six months ended June 30, 2009. Cost of services for the six months ended June 30, 2010 consisted of approximately $6.8 million of costs related to the provision of the mbrace service to owners and lessees of Mercedes-Benz vehicles, approximately $3.5 million of costs related to the provision of Networkfleet’s service offerings and approximately $1.3 million related to the anticipated shortfall below a contractual minimum payment. The cost of services related to the provision of mbrace services, which was launched in November 2009, is incurred without the benefit of substantial related revenues because an introductory trial of six months is offered to the purchasers or lessees of new Mercedes-Benz vehicles. Cost of services related to the provision of Networkfleet’s service offerings increased approximately $0.3 million in the six months ended June 30, 2010 compared to the six months ended June 30, 2009 due to the increased number of active units on the network. Networkfleet’s cost of revenues as a percentage of total revenues was approximately 46% in each of the six months ended June 30, 2010 and 2009. We expect Networkfleet’s cost of revenues as a percentage of total revenue to decrease as the proportion of service revenues, which earn higher gross margins than hardware revenues, increases as further units are added to Networkfleet’s network.

Research and Development Expense

Research and development expense for the six months ended June 30, 2010 decreased to $5.4 million from $18.5 million for the six months ended June 30, 2009, a decrease of $13.1 million or 70%. This decrease was due to an

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approximately $13.4 million decrease in amounts paid to third parties related to development activities that were completed in the second half of 2009 and an approximately $0.7 million decrease in depreciation expense due to the impairment or disposal of certain assets used in the development effort that occurred subsequent to June 30, 2009, partially offset by a $0.9 million increase in labor costs as we dedicated additional internal resources to the further development and testing of our telematics system, including the development of our in-Drive products and services.

Sales and Marketing Expense

Sales and marketing expense for the six months ended June 30, 2010 increased to $11.2 million from $5.1 million for the six months ended June 30, 2009, an increase of $6.2 million or 122%. This increase related primarily to a $4.9 million increase in marketing costs incurred relating to our mbrace service offering, which was launched in November 2009, including certain amounts paid to Mercedes-Benz and its dealers; an increase of $0.9 million in depreciation expense; and an increase of approximately $0.5 million in salaries and related benefits as the number of employees dedicated to sales and marketing activities grew in the six months ended June 30, 2010 as we continued to develop our relationship with Mercedes-Benz and its dealers and pursued relationships with other automakers.

General and Administrative Expense

General and administrative expenses for the six months ended June 30, 2010 increased to $19.1 million from $17.0 million for the six months ended June 30, 2009, an increase of $2.1 million or 13%. This increase was due primarily to a $2.4 million increase in compensation and benefits as we increased our operational support staff following the launch of the mbrace service offering in November 2009, a related $0.3 million increase in administrative costs related to such additional personnel, an approximately $1.1 million increase in depreciation and amortization expense related to the systems and software which were deployed during the second half of 2009 to support our billing and other administrative functions, partially offset by a decrease in professional fees of $1.7 million primarily due to Merger related costs recorded in the six months ended June 30, 2009.

Interest Expense, Net

Interest expense, net for the six months ended June 30, 2010 increased to $10.7 million from $6.1 million for the six months ended June 30, 2009, an increase of $4.6 million. Interest expense, net for the six months ended June 30, 2010 consisted of $7.0 million of accrued interest, discount amortization and debt issuance cost amortization related to senior secured term indebtedness, $1.3 million of accrued interest, discount amortization and debt issuance cost amortization related to our second lien indebtedness, $1.8 million of accrued interest and discount amortization related to the senior subordinated unsecured term promissory notes, $0.4 million of accrued interest related to our senior unsecured promissory note and $0.3 million of accrued interest related to capital leases and vendor financing, partially offset by $0.1 million of interest that was capitalized. Interest expense, net for the six months ended June 30, 2009 consisted of $6.2 million of accrued interest, discount amortization and debt issuance cost amortization related to the senior secured term indebtedness, $1.6 million of interest and discount amortization related to the senior subordinated unsecured term promissory notes, $0.6 million of accretion of Series A Preferred Stock and $0.4 million of interest on capital lease obligations and vendor financing partially offset by approximately $2.6 million of interest that was capitalized and $0.1 million of interest income.

Liquidity and Capital Resources

As of June 30, 2010, we had cash, cash equivalents and short-term investments of approximately $31.0 million and an accumulated deficit of $402.4 million. Of the cash, cash equivalents and short-term investments, approximately $10.0 million is held by our Lifecomm subsidiary for use in that business. As a result of our historical net losses and our limited capital resources, our independent registered public accounting firm’s report on our financial statements as of and for the year ended December 31, 2009 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. We cannot assure you that our net losses and negative cash flow will not surpass our expectations, and thus, we may be required to raise additional capital or reduce our operating expenditures in the future. Additional financing may take the form of loans under a new credit facility, the issuance of bonds or other types of debt securities, the issuance of equity securities or a combination of the foregoing. Any such financing must either comply with the covenants of our existing credit facilities, or we will need to obtain waivers from the lenders. Our credit facilities contain covenants that restrict our ability to incur debt and will require mandatory prepayments from the proceeds of an equity financing. Any debt financing obtained may impose various restrictions and additional covenants on us which could limit our ability to respond to market conditions, provide for unanticipated capital investments or take advantage of business opportunities and may subject us to significant interest expense. Additional equity financing may be obtained on terms that are dilutive to the interests of existing stockholders. We have been successful in the past raising capital to address our liquidity needs; however, debt or additional equity financing may not be available when needed in the future on terms favorable to us or at all, and the failure to attract a sufficient amount of additional debt or equity capital may impair our ability to execute on our business plan. Such additional capital may be provided by, among other things, the cash proceeds from the exercise of the outstanding warrants to purchase

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shares of our common stock. There is no assurance that we will be successful in obtaining additional financing, if needed, or that we will be able to reduce our operating expenditures. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Operating Activities

For the six months ended June 30, 2010, cash used in operating activities was approximately $16.1 million, consisting primarily of a net loss of $45.0 million partially offset by $12.7 million of net changes in operating assets and liabilities, $6.9 million of depreciation and amortization, $4.7 million of interest accrued on long-term indebtedness that was paid in-kind with such accrued interest being added to the outstanding principal balance of the debt, $3.0 million of discount and debt issuance cost amortization and $1.3 million of share-based compensation expense. For the six months ended June 30, 2009, cash used in operating activities was approximately $18.5 million, consisting primarily of a net loss of $100.3 million, partially offset by a $62.3 million change in the market value of derivative instruments, $8.4 million of net changes in operating assets and liabilities, $3.5 million of interest accrued on long-term debt that will be paid in-kind with such accrued interest being added to the outstanding principal balance of the long-term debt, $4.5 million of depreciation and amortization, $2.2 million of amortization of debt issuance costs and other discounts on the long-term debt, $0.5 million of non-cash interest expense related to the Series A Preferred Stock and $0.4 million of share-based compensation expense.

Investing Activities

For the six months ended June 30, 2010, cash used in investing activities was approximately $8.7 million, consisting primarily of $6.8 million used to purchase short-term investments, $1.9 million of capitalized software costs related to Networkfleet’s operations, $0.5 million of capital expenditures related primarily to infrastructure necessary for our operations, an increase in restricted cash of $0.2 million and $0.1 million of capital expenditures related to Networkfleet’s operations, partially offset by $0.5 million of proceeds received from the disposal of certain available-for-sale assets and $0.3 million from the maturities of short-term investments. For the six months ended June 30, 2009, cash used in investing activities was approximately $12.5 million, consisting primarily of $9.3 million of capital expenditures related to our factory-installed telematics initiative, $8.1 million of capitalized software costs, $0.2 million deposited into a restricted cash account to collateralize letters of credit and $0.2 million of capital expenditures related to Networkfleet’s operations, partially offset by the release of $5.3 million of restricted cash that was previously held for the benefit of the lenders of the senior secured term indebtedness.

Financing Activities

For the six months ended June 30, 2010, cash provided by financing activities was approximately $21.0 million, consisting of $14.9 million of net proceeds in connection with the issuance of common stock and $10.0 million of cash proceeds from the sale of non-controlling interests in Lifecomm, partially offset by $2.7 million of payments on capital lease obligations and $1.2 million of payments on long-term debt. For the six months ended June 30, 2009, cash provided by financing activities was approximately $57.1 million, consisting of the $97.2 million of net cash provided by the Merger and the $37.0 million of cash proceeds from the issuance and sale of Series B Preferred Stock, partially offset by $74.4 million paid to repurchase common shares in connection with the closing of the Merger, $1.8 million in fees and expenses paid in connection with the issuance of the Series B Preferred Stock and $1.1 million of payments on capital lease obligations.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. These accounting principles require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expense during the periods presented. Although these estimates are based on management’s knowledge of current events and actions we may undertake in the future, actual results may differ from estimates. For a complete description of our critical accounting policies, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K filed with the SEC on March 16, 2010.

Recent Accounting Pronouncements

See Item 1 of Part I of this Quarterly Report on Form 10-Q, “Financial Statements – Note 5 – Recent Accounting Pronouncements.”

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Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

As of June 30, 2010, we had approximately $31.9 million of cash, cash equivalents, short-term investments and restricted cash. This cash, cash equivalents, short-term investments and restricted cash is subject to market risk due to changes in interest rates. In accordance with our investment policy, we diversify our investments among United States Treasury securities and other high credit quality debt instruments that we believe to be low risk. We are averse to principal loss and seek to preserve our invested funds by limiting default risk and market risk.

We may suffer from fluctuating interest rates, which may adversely impact our consolidated results of operations and cash flows. As of June 30, 2010, we had outstanding debt with an aggregate face amount, including interest which has been paid in kind, of approximately $120.4 million, which included variable rate borrowings of approximately $76.9 million. As of June 30, 2010, the hypothetical impact of a one percentage point increase in interest rates related to our outstanding variable rate debt would be to increase annual interest expense by approximately $0.8 million.

Item 4.	Controls and Procedures

Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Senior Vice President Finance and Treasurer, has evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this report. Based on such evaluation, our Chief Executive Officer and Senior Vice President Finance and Treasurer, have concluded that, as of the end of such period, our disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports that we file or submit under the Exchange Act.

Changes in Internal Control Over Financial Reporting

There has been no change in our internal control over financial reporting during the quarter ended June 30, 2010 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II – OTHER INFORMATION

Item 1.	Legal Proceedings

On May 7, 2009, Networkfleet was served with a complaint in a patent infringement case titled Innovative Global Systems LLC vs. Turnpike Global Technologies L.L.C. et al. that was filed in the Eastern District of Texas. The case sought damages from Networkfleet and five other defendants for allegedly infringing on five patents held by the plaintiffs. On May 7, 2010, the parties executed an agreement to settle the matter. The resolution of this case will not have a material adverse effect on our financial position, results of operations or cash flows.

Item 1A.	Risk Factors

In evaluating our common stock, you should carefully consider, in connection with other information in this report, the risks described in Item1A of Part I in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010. The risks and uncertainties described therein are not the only ones we face. Additional risks and uncertainties not presently known to us may also impair our operations and business. If we do not successfully address any of these risks, there could be a material adverse effect on our financial condition, operating results and business, and the trading price of our common stock may decline. We cannot assure you that we will successfully address these risks.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

On May 13, 2010, we sold 5,130,500 shares of our common stock for gross proceeds of $15.4 million (net proceeds of $14.9 million) in a private placement to a group of institutional investors. In connection with this sale, we entered into a registration rights agreement with the investors requiring that, among other things, we register the resale of the shares. If we do not meet certain deadlines with respect to making a registration statement covering such resale effective by November 9, 2010, then cash penalties of 1% of the purchase price per month for up to twelve months may apply.

Item 3.	Defaults Upon Senior Securities

None

Item 4.	Reserved

Item 5.	Other Information

None

Item 6.	Exhibits

The following sets forth those exhibits filed pursuant to Item 601 of Regulation S-K:

Exhibit Number		Description

10.1	–	Limited Liability Company Agreement of Lifecomm LLC (confidential treatment will be requested for certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, which portions have been omitted and will be filed separately with the Securities and Exchange Commission)

31.1	–	Certification of Jeffrey A. Leddy, Chief Executive Officer of HUGHES Telematics, Inc., required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	–	Certification of Craig J. Kaufmann, Senior Vice President Finance and Treasurer of HUGHES Telematics, Inc., required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	–	Certification of Jeffrey A. Leddy, Chief Executive Officer of HUGHES Telematics, Inc., Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	–	Certification of Craig J. Kaufmann, Senior Vice President Finance and Treasurer of HUGHES Telematics, Inc., Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 9, 2010	By:	/s/ JEFFREY A. LEDDY
Jeffrey A. Leddy
Chief Executive Officer
(Principal Executive Officer)

Date: August 9, 2010	By:	/s/ CRAIG J. KAUFMANN
Craig J. Kaufmann
Senior Vice President Finance and Treasurer
(Principal Financial and Accounting Officer)

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Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

LIFECOMM LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT of LIFECOMM LLC, a Delaware limited liability company (the “Company”), is made and entered into as of May 12, 2010 (the “Effective Date”) by and among HUGHES Telematics, Inc., a Delaware corporation (“HTI”), QUALCOMM INCORPORATED, a Delaware corporation (“QC”), and American Medical Alert Corp., a New York corporation (“AMAC”).

W I T N E S S E T H:

WHEREAS, the Members have agreed to form the Company and to enter into this Agreement for the purpose set forth in Section 1.6, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the Members hereby agree as follows:

ARTICLE I

ORGANIZATIONAL MATTERS

1.1. Formation. The Members hereby confirm and ratify the formation of the Company as of the Effective Date pursuant to the terms of this Agreement and the filing of the Certificate of Formation (a copy of which is attached hereto as Exhibit A) (the “Certificate of Formation”) with the Delaware Secretary of State on the Effective Date. The Interests of the Members, and the rights and obligations of the Members with respect thereto, are subject to all of the terms and conditions of this Agreement and the Delaware LLC Act. The General Manager (or a Person designated by the General Manager) is hereby designated as an authorized person, within the meaning of the Delaware LLC Act, to execute, deliver and file any amendments and/or restatements to the Certificate of Formation Approved with Supermajority Approval of the Members in accordance with Sections 5.6 and 14.3 of this Agreement. From and after the date hereof, the General Manager shall cause an authorized officer of the Company or another Person designated by the General Manager to execute and file any certificate and comply with any similar requirements of any jurisdiction in which the Company shall be deemed to be doing business pursuant to applicable jurisdictional requirements.

1.2. Name. The Company shall conduct its activities under the name of “LIFECOMM LLC” or such other name as the Members shall Approve with Supermajority Approval of the Members in accordance with Section 5.6 of this Agreement; provided, that the name shall always contain the words “Limited Liability Company” or the letters “LLC”. Prompt notice of any such change shall be given to each Member.

1.3. Principal Offices. The Company shall maintain its principal place of business at any location as may be selected by the Board from time to time. The Company shall initially maintain its principal place of business at 2002 Summit Boulevard, Suite 1800, Atlanta, GA 30319.

1.4. Agent for Service of Process. The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. The name and address of the Company’s agent for service of process is National Corporate Research, Ltd., located at 615 S. DuPont Highway, Kent County, Dover, Delaware, or such other agent as the Board designates in accordance with the Delaware LLC Act.

1.5. Term. The Company shall commence its existence on the date that the Certificate of Formation is filed in the office of the Secretary of State of the State of Delaware. The Company shall continue its existence until terminated in accordance with this Agreement or the Delaware LLC Act.

1.6. Business and Purpose of the Company

(a) The purpose of the Company is to design, develop, finance and operate a mobile personal emergency response service (“Mobile PERS”) (and services considered ancillary thereto by the Mobile PERS industry in general as determined by Supermajority Approval of the Board), in the Territory (as such purpose may be amended, supplemented or otherwise modified from time to time, with the Supermajority Approval of the Members in accordance with Section 5.6 of this Agreement, the “Business”). The Company shall be an association among the Members only for such specifically authorized business purpose and shall not be deemed to create any association among the Members with respect to any other activities whatsoever other than the activities within such business purpose described herein.

(b) The authority granted to the Board hereunder to bind the Company shall be limited to the actions necessary, proper, or advisable to effectuate and carry out the foregoing purpose and to operate the Business of the Company in accordance with the Business Plan or other Approved Plan. The Company will not have any rights in or to any other business which may be engaged in by any Member or its Affiliates.

1.7. No Partnership Intended for Nontax Purposes. The Company has been formed under the Delaware LLC Act and the Members expressly deny any intent to form a partnership under Delaware law or any other law, or a corporation under Delaware law or any other law. The Members do not intend to be partners with each other except as provided in the next sentence, or partners with any third party. However, the Members intend that the Company be treated as a partnership for U.S. federal, state and local tax purposes, if the Members under applicable tax law can choose the form of tax treatment for the Company.

1.8. Liability of Members to Third Parties. Except as otherwise provided in the Delaware LLC Act, no Member shall be personally liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, by reason of being a Member.

1.9. Reliance by Third-Party Creditors. This Agreement is entered into among the Members for the exclusive benefit of the Company, its Members and their successors and permitted assigns under the terms of this Agreement. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contributions or otherwise.

1.10. Title to Property. All Property shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in the Member’s individual name or right. The Company shall hold all Property in the name of the Company.

ARTICLE II

MEMBERS AND INTERESTS; CAPITAL CONTRIBUTIONS

2.1. Members and Interests.

(a) Each Member’s Interest in the Company will be represented by Units. The Units initially shall be divided into three (3) Classes: “Class A Units,” “Class B Units,” and “Class C Units”. As of the Effective Date, there are issued and outstanding *** Class A Units, *** Class B Units, and *** Class C Units. Annex A hereto contains the name, Class and number of Units owned by each Member as of the Effective Date, which are being issued in exchange for such Member’s Capital Contribution and, as applicable, provision of services described in Schedule 1, pursuant to this Agreement. Annex A shall be revised from time to time to reflect the admission or withdrawal of a Member or the issuance, transfer, assignment, redemption, relinquishment to the Company or other cancellation of Units in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein. Any Units that are relinquished to, redeemed by, or otherwise repurchased by, the Company, shall be deemed for all purposes of this Agreement to be canceled and no longer outstanding, and shall not have any rights hereunder.

(b) The Company shall incur obligations solely under the direction and with the Approval of the Board, acting by majority (except to the extent that Supermajority Approval of the Board and/or Supermajority Approval of the Members is required as set forth herein). The Company shall not incur any obligation that, in order for the Company to pay such obligation in full when it comes due, would necessitate any of the Initial Members to contribute cash or non-cash Capital Contributions to the Company in excess of, or any sooner than, as set forth in Sections 2.2, 2.3, 2.4 or 2.9 hereof respectively. The Initial Members acknowledge that, subject to the immediately preceding sentence and the other limitations on Board action set forth in this Agreement, the Board may Approve obligations that are not to be repaid out of Initial Member funding, but rather are to be repaid out of cash provided from the operation of the Company, provided the Board believes in good faith that such obligations can reasonably be expected to be repaid from such cash provided by operations.

(c) To the extent a portion of the non-cash contributions (in the form of services or otherwise) of certain Initial Members as described in Section 2.2(b) or Section 2.3(b) are to be effectively made (e.g., services are to be performed) following issuance of the Units under this Section 2, the Company will on a *** review any invoice provided pursuant to Section 2.1(d) to ensure the Company receives such non-cash contributions in full and in compliance with the applicable Transaction Agreements between the Company and each such Initial Member and reflect such non-cash Capital Contribution by each such Initial Member upon presentment of such invoice. Each such Initial Member shall be obligated to provide all of such future non-cash contributions in accordance with Schedule 1 hereto and the applicable Transaction Agreements between the Company and such Initial Member until such time as the Company has received the full amount of non-cash contributions, provided that the Company has *** in accordance with the provisions of this Agreement. If an Initial Member fails to fully satisfy its obligation to make its future non-cash contributions by the end of Funding Period 1 (provided that the Company has not *** prior thereto in accordance with the provisions of this Agreement), such Initial Member shall *** on the *** anniversary of the Effective Date, or if sooner, immediately prior to any Capital Event. Notwithstanding the foregoing, except as otherwise provided in Sections 2.2(c) or 2.3(d), if during Funding Period 1 an Initial Member otherwise fails to provide or continue to provide non-cash contributions constituting all or a portion of its required contributions in accordance with Schedule 1 hereto and the applicable Transaction Agreements between the Company and such Initial Member and the timeline prescribed hereunder or thereunder for a period of *** following notice given by the Company or any other Initial Member of such failure to provide such non-cash contributions (provided that the Company has not *** prior thereto in accordance with the provisions of this Agreement), then, such Initial Member shall *** in *** intervals consistent with the in-kind schedule set forth on Schedule 1 hereto. If such Initial Member fails *** (a “Cash Payment Default”), then, the Company or any Initial Member shall be entitled to pursue any remedies that may be available hereunder or under the applicable Transaction Agreement between the Company and such Initial Member or under applicable law against such Initial Member with respect to such Initial Member’s *** such unsatisfied non-cash contribution, including without limitation specific performance or a claim for damages hereunder or under such Transaction Agreement in the amount of any such unsatisfied non-cash contribution, provided, however, that *** for the same failure by such Initial Member to satisfy its obligation to pay cash in the amount of any such unsatisfied non-cash contribution. If neither the Company nor any Initial Member elects to pursue any such remedy for such Cash Payment Default against such Initial Member within *** of such Cash Payment Default, then the Percentage Interest of such Initial Member shall be proportionately reduced by *** as compared to such Initial Members total Capital Contributions hereunder (e.g., if an Initial Member fails to provide $2,000,000 *** and initial and future *** hereunder are $10,000,000, then such Initial Member’s Percentage Interest would be reduced by ***). In the event that any Member’s Percentage Interest is reduced hereunder, the Units held by such Member concurrently therewith shall be proportionately reduced, relinquished and cancelled and Annex A shall be revised to reflect such modifications in accordance with Section 2.1(a) hereof.

(d) For all in-kind contributions of services to the Company contemplated by this Section 2.1 and Sections 2.2 and 2.3 hereof, the Initial Member providing such in-kind contribution of services shall bill the Company for such services and shall specify in such bill the amount to be paid by the Company (if any) for such services, *** as in-kind contribution of services provided to the Company (which shall be reflected in such Initial Member’s Capital Account), in each case in accordance with the *** as set forth on Schedule 1 hereto or as otherwise set forth in the applicable Transaction Agreement between the Company and such Initial Member. The Company and each Initial Member shall have the right to request copies of accounting records as reasonably necessary for purposes of confirming an Initial Member’s actual in-kind contributions.

2.2. HTI Contributions.

(a) In consideration for its *** Class A Units, HTI shall make the contributions of property and of the services specified in the HTI Infrastructure Access Agreement, each as described in Section 2.A. of Schedule 1, and shall also contribute the additional services specified in Section 2.B. of Schedule 1 pursuant to the HTI Services Agreement, subject to the dollar limitations set forth in Section 2.2(b), and HTI shall not be required to make any cash Capital Contributions in consideration for such Class A Units (except in an amount equal to any unsatisfied non-cash Capital Contribution on the sixth anniversary of the Effective Date or otherwise prior to such time in accordance with Section 2.1(c)). The initial Gross Asset Value of the property contributions described in this Section 2.2(a) is $10,500,000. Such initial Gross Asset Value shall be reflected in HTI’s Capital Account.

(b) Through the end of Funding Period 1, HTI shall contribute additional services with a value in an aggregate amount of $10,900,000, in the form set forth in Section 2.B. of Schedule 1 attached hereto and subject to the terms and conditions of the HTI Services Agreement. The aggregate value of the services to be contributed by HTI pursuant to this Section 2.2(b) (the “HTI Cumulative Contributions”) shall not exceed $10,900,000.

(c) Notwithstanding anything herein to the contrary, HTI shall not be required to make a contribution of its services, as otherwise may be required hereunder, at any time when the Company is in material breach of its obligations under the HTI Infrastructure Access Agreement or the HTI Services Agreement and either such Agreement is properly terminated in connection therewith, except to the extent that HTI caused the Company’s material breach of such agreement.

2.3 QC Contributions. In consideration for its *** Class B Units, QC shall make cash Capital Contributions and non-cash contributions to the Company, subject to the following dollar limitations set forth below in this Section 2.3:

(a) QC shall make a cash Capital Contribution in the amount of $6,000,000 which shall be made in full *** the Effective Date in U.S. dollars by wire transfer of immediately available funds to the Company’s account set forth on Exhibit B. Such $6,000,000 cash contribution shall be reflected in QC’s Capital Account.

(b) As of the Effective Date, QC also shall make non-cash Capital Contributions of *** as described in Section 1.A of Schedule 1 for licensing and contributing to the Company the rights and assets set forth in the QC Know-How License Agreement which shall have an initial Gross Asset Value of ***. Such initial Gross Asset Value shall be reflected in QC’s Capital Account.

(c) Through the end of Funding Period 1, QC shall contribute additional services to the Company with a value (determined in accordance with Schedule 1) in an aggregate amount of ***, in the form set forth in Section 1.B. of Schedule 1 attached hereto and subject to the terms and conditions of the QC Services Agreement, provided that the aggregate value of the services to be contributed by QC pursuant to this Section 2.3(c) shall not exceed ***.

(d) Notwithstanding anything herein to the contrary, QC shall not be required to make contributions at any time when ***, as applicable, is properly terminated in connection therewith, except to the extent that ***, as applicable. The aggregate value (inclusive of the initial Gross Asset Value of any property contributed to the Company and the aggregate value of any other contributions to the Company) of contributions made to the Company by QC pursuant to this Section 2.3 (the “QC Cumulative Contributions”) shall not exceed ***.

2.3A Gross Asset Value Attributable to Certain In-Kind Contributions. The contributions described in Sections 2.2(b) and 2.3(c) will result in an increase in the Gross Asset Value of Company intangible property equal to the value of such contributions, as and when such contributions are made; provided however that in no event shall the aggregate value of the relevant services exceed the aggregate value of such services as set forth in Sections 2.2(b) and 2.3(c), as applicable. Such increases in Gross Asset Value shall be taken into account in computing adjustments to Members’ Capital Accounts in the manner set forth in Article III, and such contributions shall constitute Capital Contributions for purposes of Sections 2.1(a), 3.3(c) and 13.1(c), in an amount equal to the value of such contributions, as and when made; provided however that in no event shall the aggregate value of the relevant services exceed the aggregate value of such services as set forth in Sections 2.2(b) and 2.3(c), as applicable

2.4 AMAC Capital Contributions. In consideration for its *** Class C Units, AMAC shall make Capital Contributions in the amount of $4,000,000 which shall be made in full *** the Effective Date in U.S. dollars by wire transfer of immediately available funds to the Company’s account set forth on Exhibit B. The aggregate amount of Capital Contributions contributed by AMAC pursuant to this Section 2.4 (the “AMAC Cumulative Contributions”) shall not exceed $4,000,000.

2.5 Additional Capital Contributions. The Board may elect to solicit the Members to make additional Capital Contributions to the Company beyond those set forth in Sections 2.2, 2.3 and 2.4 above for use in acquiring Company assets or in funding Company operations or reserves when the Company is in need of such funds at such times and consistent with the Business Plan or other Approved Plan. Such solicitations for additional Capital Contributions (other than a Pre-Approved Capital Call under Section 2.9) shall be subject to the terms of Section 2.8. Except as set forth in Sections 2.1(d), 2.2, 2.3, 2.4, 2.9 or otherwise expressly set forth in this Agreement, under no circumstances shall any Member be obligated to make Capital Contributions to the Company.

2.6 Issuance of Additional Units. Upon Supermajority Approval of the Board and subject to the terms of Section 2.8 (but expressly excluding the Pre-Approved Capital Call under Section 2.9 which shall be deemed pre-approved by, and shall require no further approval of, the Board or Members), the officers of the Company are authorized from time to time to cause the Company to issue to the Members or other Persons additional Interests in the Company (such additional Interests being represented by additional Units of a class as determined by the Board) in order to raise capital for Company’s operations or to acquire assets, to redeem or retire Company debt, or for any other valid Business purposes that is in the best interests of the Company. Any issuance of additional Interests to a Person who is not a Member shall be conditioned on compliance with this Section 2.6 and Section 2.8 and such Person executing and delivering to the Company a written agreement in form and substance reasonably satisfactory to the Board whereby such Person agrees to be bound by the terms of this Agreement. Upon the issuance of any additional Interests pursuant to this Section 2.6, Annex A will be amended to reflect such issuance and the Units issued in respect thereof.

2.7 Admission of Additional Members. Upon Supermajority Approval of the Board and subject to the terms of Sections 2.6 and 2.8, the officers of the Company may admit one or more Persons who are strategic and/or financial investors as additional Members (“Third Party Investors”). Each additional Member shall: (i) agree to be bound by the provisions of this Agreement; (ii) execute and deliver such documents as the Board deems appropriate in connection therewith; and (iii) contribute to the Company the Capital Contribution agreed upon between the additional Member and the Board in exchange for Units. The Initial Members shall coordinate with each other prior to finalizing any material term sheets relating to any such Third Party Investor’s investment in the Company, and no offer shall be made to any Third Party Investor except upon Supermajority Approval of the Board.

2.8 Preemptive Rights.

(a) Subject to clause (f) below, the officers of the Company shall not solicit capital contributions or issue any Interests (or Units) in the Company therefor unless it first delivers to each Initial Member (each such Initial Member being referred to in this Section 2.8 as a “Buyer”) a written notice (the “Notice of Proposed Issuance”) specifying the type and amount of such capital contributions and Interests (or Units) that Company then intends to issue therefor (the “Offered Interests”), all of the material terms, including the price (cash or non-cash) upon which Company proposes to issue the Offered Interests and stating that the Buyers shall have the right to purchase the Offered Interests in the manner specified in this Section 2.8 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance, provided, that if such price consists of non-cash consideration, a Buyer may purchase the Offered Interest with the same type and amount of non-cash consideration described in such Notice of Proposed Issuance or, may instead (at the election of such Buyer), pay for such Offered Interests with the cash equivalent of such price.

(b) During the *** Business Day period commencing on the date Company delivers to all of the Buyers the Notice of Proposed Issuance (the “*** Period”), the Buyers shall have the option to purchase up to all of the Offered Interests at the same price and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Buyer electing to purchase Offered Interests must give written notice of its election to Company prior to the expiration of the *** Period.

(c) Each Buyer shall have the right to purchase up to that percentage of the Offered Interests equal to the Percentage Interest in the Company then held by such Buyer. The amount of such Offered Interests that each Buyer is entitled to purchase under this Section 2.8 shall be referred to as its “Proportionate Share.”

(d) In the event that any Buyer elects not to purchase its full Proportionate Share of the Offered Interests pursuant to Sections 2.8 (a), (b) and (c) above, the Company shall deliver to all of the other Buyers a written notice (the “Oversubscription Notice”) specifying the total number of Offered Interests not so purchased (the “Remaining Offered Interests”) within

*** Business Days following the expiration of the *** Period set forth in Section 2.8(b) above. Each such Buyer shall have a right of oversubscription to purchase up to the balance of such Offered Interests not so purchased at the same price and on the same terms and conditions set forth in the original Notice of Proposed Issuance. Each such Buyer who receives an Oversubscription Notice must exercise its right of oversubscription by giving the Company written notice of its election during the *** Business Day period following its receipt of the Oversubscription Notice. If, as a result thereof, such oversubscription elections exceed the total number of the Offered Interests available in respect to such oversubscription privilege, the oversubscribing Buyers shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their relative Proportionate Shares or as they may otherwise agree among such oversubscribing Buyers.

(e) If all of the Offered Interests have not been purchased by the Buyers pursuant to the foregoing provisions, then General Manager shall have the right, until the expiration of *** days commencing on the first day immediately following the expiration of the *** Period, to issue the Offered Interests not purchased by the Buyers at not less than, and on terms no more favorable in any material respect to the purchaser(s) thereof than, the price and terms specified in the Notice of Proposed Issuance. If such remaining Offered Interests are not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Offered Interests.

(f) Notwithstanding the foregoing, the rights described in this Section 2.8 shall not apply with respect to the issuance of Excluded Securities. For purposes of this Section 2.8, “Excluded Securities” shall mean any Interests in the Company (i) issued in connection with the ***, whether by the *** or otherwise, which has been Approved by the Board and/or Members, to the extent that Approval of the Board and/or Approval of the Members, including Supermajority Approval of the Board and/or Supermajority Approval of the Members, is required hereunder, (ii) issued as part of an ***, and (iii) issued to financial institutions, financial syndicates or lessors in connection with bona fide commercial credit arrangements, equipment financings, or similar transactions for primarily other than equity financing purposes not exceeding cumulatively (including all prior issuances of Interests (or Units) that are Excluded Securities pursuant to this Section 2.8(f)(iii)) in the aggregate *** of the aggregate Percentage Interests then outstanding and which have been Approved by the Board and/or Members, to the extent that Supermajority Approval or Approval of the Board and/or Supermajority Approval or Approval of the Members is required hereunder.

2.9 Stand-by Equity Commitment.

(a) In the event the ***, the Company is hereby authorized to demand a capital increase (or series of capital increases) of up to a total of $2,000,000 in Interests in the Company (the “Pre-Approved Capital Call”) from the Initial Members. In the event that Company demands a Pre-Approved Capital Call, Company shall deliver to each Initial Member a written notice (the “Notice of Pre-Approved Capital Call”) specifying the amount of such capital contributions demanded and the Interests that Company then intends to issue therefor. During the *** Business Day period commencing on the date Company delivers to all of the Initial Members the Notice of Pre-Approved Capital Call, each Initial Member shall have the obligation to subscribe to its pro rata share of such capital increase (or series of increases) in cash in an amount equal to its Percentage Interest of the Interests being issued at the same price and upon the same terms and conditions specified in the Notice of Pre-Approved Capital Call. Each Initial Member shall confirm its obligation to purchase Interests in a Pre-Approved Capital Call by giving written notice of its confirmation to the Company prior to the expiration of such *** Business Day period.

(b) In the event any Initial Member (a “Defaulting Party”) fails to meet any such capital call associated with a Pre-Approved Capital Call as reasonably determined by the Supermajority Approval of the Board, then the Company may seek specific performance by such Defaulting Party or a claim for damages against such Defaulting Party, or the non-defaulting Initial Members may, (i) elect to cover such shortfall and subscribe pro rata in accordance with their relative Percentage Interests (as of immediately prior to the subscription provided in this Section 2.9(b)) for such number of additional Interests (represented by Units of the same class as is set forth next to such Initial Member’s name in Annex A hereto) necessary to make up the shortfall caused by the Defaulting Party’s failure to subscribe for the Interests, and all such additional Interests subscribed for in the Pre-Approved Capital Call pursuant to this Section 2.9 shall be issued at an issuance price equal to a *** discount to the lower of (a) $1,000 per Unit or (b) the issue price established by Supermajority Approval of the Board for the Interests to be issued pursuant to such Pre-Approved Capital Call (determined without regard to such discount); and (ii) seek amounts paid by such non-defaulting Initial Member from the Defaulting Party. If the other non-defaulting Initial Members do not elect to fully fund such shortfall arising from the Defaulting Party’s failure to meet such Pre-Approved Capital Call, such non-defaulting Initial Members and the Company shall have the right to wind-up the Company pursuant to Section 12.1(a) and exercise any other remedies that may be available hereunder or under applicable law and shall retain all available legal remedies as against the Defaulting Party with respect the Defaulting Party’s failure to meet its obligation to subscribe to its pro rata share of the Pre-Approved Capital Call, subject to the limitations of liability in Section 5.10. Notwithstanding the foregoing, (i) QC shall not have any obligation to meet capital calls associated with a Pre-Approved Capital Call as described above in the event that the Company materially breaches the QC Services Agreement or the QC Know-How License Agreement, except to the extent that QC caused the Company’s material breach of the QC Engineering Services Agreement or the QC Know How License Agreement (ii) HTI shall not have any obligation to meet capital calls associated with a Pre-Approved Capital Call as described above in the event that the Company materially breaches the HTI Infrastructure Access Agreement or the HTI Services Agreement and such agreement is properly terminated in connection therewith, except to the extent that HTI caused the Company’s material breach of such agreement, and (iii) AMAC shall not have any obligation to meet capital calls associated with a Pre-Approved Capital Call as described above in the event that the Company materially breaches the AMAC Reseller Agreement, except to the extent that AMAC caused the Company’s material breach of the AMAC Reseller Agreement.

(c) Additional subscriptions for Interests by a Member under this Section 2.9 shall be evidenced by the issuance of additional Units to such Member (corresponding to the amount of such Interests subscribed for) in the same class as the Units set forth next to each such Member on Annex A.

2.10 Loans by Members. The Board may elect to solicit Members to loan funds to the Company for use in acquiring Company assets or in funding Company operations or reserves when the Company is in need of such funds. Under no circumstances shall Members be obligated to make loans to the Company. The terms of a loan, including but not limited to, the interest rate, term, security and prepayment rights, shall be as agreed upon by the Supermajority Approval of the Board to the extent required pursuant to Section 5.5, the Supermajority Approval of the Members pursuant to Section 5.6 and the Members making such loans. Any such loan or advance made by a Member shall not be an increase in the Capital Account of the Member making the loan and the aggregate amount of all such advances shall be a debt obligation of the Company to the Member.

ARTICLE III

CAPITAL ACCOUNTS; BOOK ALLOCATIONS; DISTRIBUTIONS

3.1 Capital Accounts. There shall be established for each Member on the books of the Company as of the Effective Date, or such later date on which such Member is admitted to the Company, a capital account (each being a “Capital Account”). The Capital Account of each Member shall be credited with the Capital Contributions made (or deemed to have been made) by such Member, increased by any allocation of Profits (or items thereof) or assumption of liabilities and by any additional Capital Contributions by that Member, and shall be reduced by any allocation of Losses (or items thereof), any liabilities of a Member assumed by the Company and by any distribution to that Member. Capital Accounts shall be appropriately adjusted to reflect Transfers of all or part of a Member’s Interests. Interest shall not be payable on Capital Account balances. Schedule 3.1 hereto lists each Member’s Capital Account on the Effective Date.

3.2 Return of Capital Contributions. Except as provided in and subject to Section 3.3 (Distributions) and Article XII (Wind-Up Events; Termination Events), no Member shall have any right to withdraw, or receive any return of, all or any portion of such Member’s Capital Contributions.

3.3 Distributions.

(a) Ordinary Distributions. Subject to Sections 3.3(a)(ii) and (iii), the Company shall make Ordinary Distributions in such amounts and at such times as the Board shall determine from time to time. If Ordinary Distributions are to be made of securities or other assets owned by the Company, in kind, the Board shall determine in good faith the fair market value of such securities and other assets. Ordinary Distributions shall be made among the Members in proportion to their respective Percentage Interests.

(i) No distributions shall be made pursuant to this Section 3.3(a), or pursuant to Sections 3.3(b) and 3.3(c) below, to the extent that, after the distribution is made, the liabilities of the Company (other than liabilities for which recourse of creditors is limited to specific assets of the Company) would exceed the fair market value of the Company’s assets (net of any liabilities to which those assets may be subject).

(ii) Following the *** anniversary of the Effective Date, the Company’s distribution policy shall be to distribute all available free cash flow of the Company after consideration of the subsequent year’s capital and operating budgets (the “Distribution Policy”). Any changes to the Distribution Policy shall be subject to the Supermajority Approval of the Members as provided in Section 5.6.

(iii) Prior to the *** anniversary of the Effective Date, *** shall be made pursuant to Section 3.3(a) *** the Supermajority Approval of the Members.

(b) Tax Distributions. To the extent the Company has available cash (as determined by the Board), prior to any distribution pursuant to Section 3.3(a) or Section 3.3(c), the Company will make cash distributions (“Tax Distributions”) to each Member at such times during the calendar year as the Board determines (provided that the Company shall be required, so long as it has available cash, to make Tax Distributions to the Members to satisfy their estimated (as estimated by the Company in good faith) and final income tax liabilities resulting from income generated by the Company for each taxable year), in an aggregate amount equal to the product of (i) forty percent (40%) and (ii) the amount of taxable income allocated to (or reasonably expected to be allocated to) such Member in or with respect to such taxable year. All Tax Distributions made to a Member are intended to be advance distributions of amounts that otherwise would have been distributed to such Member pursuant to Sections 3.3(a) and 3.3(c). Accordingly, once a Tax Distribution has been made to a Member under this Section 3.3(b), all amounts thereafter that otherwise would have been distributed to such Member pursuant to Sections 3.3(a) and 3.3(c) shall not be distributed to such Member until the aggregate amount of such distributions that such Member otherwise would have received pursuant to Sections 3.3(a) and 3.3(c) had no Tax Distributions been made equals the aggregate amount of the Tax Distributions made to such Member pursuant to this Section 3.3(b). Except as described in the following sentence, the Members will have no obligation to re-contribute Tax Distributions to the Company. Upon liquidation of the Company or liquidation of a Member’s interest in the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations), each Member (in the case of the liquidation of the Company) or the liquidating Member (in the case of a liquidation of a Member’s interest) is obligated to contribute cash to the Company in the amount of the excess, if any, of the aggregate amount of Tax Distributions made to such Member over the aggregate amount of the distributions that such Member otherwise would have received pursuant to Sections 3.3(a) and 3.3(c) had no Tax Distributions been made. For the avoidance of doubt, the restrictions set forth in Section 3.3(a)(iii) shall not apply to Tax Distributions.

(c) Capital Event Distributions. Subject to Section 13.1(b), any Capital Event Distributions shall be made among the Members first in the amount of and in proportion to their respective Unreturned Capital Contributions and then in proportion to their respective Percentage Interests.

3.4 Allocations of Profits and Losses.

(a) Profits. After application of Sections 3.5, 3.6 and 3.7, Profits for each Fiscal Year or other taxable period shall be allocated among the Members in the following order and priority:

(i) First, to the Members in proportion to and to the extent of the excess, if any, of (A) the cumulative Losses allocated to each Member pursuant to Section 3.4(b)(ii) for all prior Fiscal Years or other applicable periods over (B) the cumulative Profits allocated to such Member pursuant to this Section 3.4(a)(i) for all prior Fiscal Years or other applicable periods; and

(ii) Thereafter, the balance of the Profits, if any, shall be allocated to the Members pro rata in accordance with their respective Percentage Interests.

(b) Losses. After application of Sections 3.5, 3.6 and 3.7, Losses for each Fiscal Year or other taxable period shall be allocated among the Members in the following order and priority:

(i) First, to the Members in proportion to the excess, if any, of (A) the cumulative Profits allocated to each Member pursuant to Section 3.4(a)(ii) for all prior Fiscal Years or other applicable period, over (B) the cumulative Losses allocated to each Member pursuant to this Section 3.4(b)(i) for all prior Fiscal Years or other applicable periods; and

(ii) Then, to each Member in proportion to and in the amount of its respective ***; and

(iii) Thereafter, the balance of the Losses, if any, shall be allocated to the Members pro rata in accordance with their respective Percentage Interests.

3.5 Special Allocations. The following special allocations shall be made in the following order:

(a) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), then items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 3.5(b) or (c). This Section 3.5(a) is intended to qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b) Minimum Gain Chargeback. If there is a net decrease in “partnership minimum gain” (as that term is defined in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations) during any Fiscal Year or other taxable period, each Member shall, to the extent required by Section 1.704-2(f) of the Regulations, be specially allocated items of Company income and gain for such Fiscal Year or other taxable period (and, to the extent required by Section 1.704-2(j)(2)(iii) of the Regulations, subsequent Fiscal Years or taxable periods) in an amount equal to that Member’s share of the net decrease in partnership minimum gain. Allocations pursuant to the previous sentence shall be made in accordance with Section 1.704-2(f)(6) of the Regulations. This Section 3.5(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(c) Member Minimum Gain Chargeback. If there is a net decrease in “partner nonrecourse debt minimum gain” (as that term is defined in Sections 1.704-2(i)(2) and (3) of the Regulations) during any Fiscal Year or other taxable period, each Member who has a share of that partner nonrecourse debt minimum gain as of the beginning of the Fiscal Year or other taxable period shall, to the extent required by Section 1.704-2(i)(4) of the Regulations, be specially allocated items of Company income and gain for such Fiscal Year or taxable period (and, if necessary, subsequent Fiscal Years or taxable periods) equal to that Member’s share of the net decrease in partner nonrecourse debt minimum gain. Allocations pursuant to the previous sentence shall be made in accordance with Section 1.704-2(i)(4) of the Regulations. This Section 3.5(b) is intended to comply with the requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(d) Nonrecourse Deductions. “Nonrecourse deductions” (as that term is defined in Sections 1.704-2(b)(1) and (c) of the Regulations) for any Fiscal Year or other taxable period shall be specially allocated to the Members in proportion to the number of Units each holds.

(e) Member Nonrecourse Deductions. “Partner nonrecourse deductions” (as that term is defined in Section 1.704-2(i) of the Regulations) for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears the economic risk of loss with respect to the “partner nonrecourse debt” (as that term is defined in Section 1.704-2(b)(4) of the Regulations) to which such partner nonrecourse deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).

(f) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

3.6 Other Special Allocations. For any Fiscal Year or other taxable period, each Member that makes a contribution described in Section 2.2(b) or 2.3(c) shall be specially allocated items of book gain attributable to the increases in Gross Asset Value of the Company’s assets resulting from such contributions (as such increases are described in Section 2.3A) in an amount equal to the value of such contributions made by such Member.

3.7 Curative Allocations. The allocations set forth in Section 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations that are made be offset either with other Regulatory Allocations or with special allocations pursuant to this Section 3.7. Therefore, notwithstanding any other provision of this Article III (other than the

Regulatory Allocations), the Board shall make such offsetting special allocations in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 3.4. In exercising its discretion under this Section 3.7, the Board shall take into account future Regulatory Allocations under Sections 3.5(a) and 3.5(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.5(c) and 3.5(d).

3.8 Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any taxable period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

(b) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the Fiscal Year or other taxable period.

(c) To the extent a taxing authority successfully asserts that any deduction claimed by a Member in such Member’s capacity as other than a Member of the Company is properly allowed to the Company (and not to the Member in its capacity as other than a Member), then the Member shall be treated as having made a Capital Contribution in the amount of such deduction, and shall be specially allocated such deduction in such amount.

(d) The Members are aware of the income tax consequences of the allocations made by Article III of the Agreement and hereby agree to be bound by such provisions in reporting their shares of Company income and loss for income tax purposes.

(e) Solely for purpose of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulation Section 1.752-3(a)(3), each Member’s interest in the Company’s profits shall be such Member’s Percentage Interest.

(f) To the extent permitted by Regulation Section 1.704-2(h)(3), the Board shall endeavor to treat distributions as having been made from the proceeds of a nonrecourse liability or a partner nonrecourse debt only to the extent that such distributions would cause or increase a deficit in an Adjusted Capital Account for any Member.

3.9 Tax Allocations: Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (i), (ii), or (iii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(c) Any elections or other decisions relating to such allocations shall be made by the Board. Allocations pursuant to this Section 3.8 are solely for purposes of U.S. federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.10 Tax Withholding.

(a) The Company shall withhold and/or pay over to the Internal Revenue Service or other applicable taxing authority all taxes or withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith or attributable thereto (hereinafter “Withheld Taxes”) to the extent that the Tax Matters Member in good faith determines that such withholding and/or payment is required by the Code or any other law, rule, or regulation. The Tax Matters Member in good faith shall determine to which Member such Withheld Taxes are attributable. For example, Withheld Taxes measured with respect to a Member’s distributive share of the Company’s income, gain, or other Company item would be attributable to such Member. All Withheld Taxes withheld and/or paid over that are attributable to a Member shall, at the option of that Member (or the Tax Matters Member if the Member fails to exercise such option), (i) be promptly paid to the Company by the Member on whose behalf such advances of Withheld Taxes were made or (ii) be considered a loan (a “Withholding Loan”) by the Company to such Member. Whenever the option set forth in clause (ii) of the immediately preceding sentence is selected, the borrowing Member shall repay such Withholding Loan within *** after the Tax Matters Member delivers a written demand therefor, together with interest from the date such loan was made until the date of the repayment thereof at a rate per annum equal to two percent (2%) plus the prime interest rate of JPMorgan Chase & Co. (or its successor) in effect during such period (or, if less, the maximum interest rate allowed under applicable law). In addition to any other rights of the Company to enforce its right to receive payment of the Withholding Loan, plus any accrued interest thereon, the Company may deduct from any distribution to be made to a borrowing Member or any amount available for distribution to a borrowing Member an amount not greater than the outstanding balance of any Withholding Loan, plus any accrued interest thereon, as a payment in total or partial satisfaction thereof. In the event that the Company deducts the amount of the Withholding Loan plus any accrued interest thereon from any actual distribution or amount otherwise available to be distributed, the amount that was so deducted shall be treated as an actual distribution to the borrowing Member for all purposes of this Agreement and the Member shall be treated as having repaid to the Company the amount withheld immediately after such distribution in satisfaction of the loan. With respect to any amounts not offset pursuant to the immediately preceding sentence, the maturity of such Withholding Loan shall be the dissolution of the Company or *** after the delivery of a written demand for satisfaction of the loan by the Tax Matters Member.

(b) If any amount payable to the Company is reduced because the Person paying that amount withholds and/or pays over to the Internal Revenue Service or other applicable taxing authority any amount as a result of the status of a Member, the Tax Matters Member shall make such adjustments to amounts distributed and allocated among Members as it determines to be fair and equitable. For example, if a portion of interest income earned by the Company is withheld by the payor and paid over to the Internal Revenue Service because a particular Member is a non-U.S. Person, the Tax Matters Member shall include such withheld and paid over amount in computing amounts available for distribution to the Members pursuant to Section 3.2 and treat such withheld and paid over amount as if that amount were distributed to the Member in satisfaction of whose tax liability such amount was withheld and paid over.

3.11 Successors in Interest. If a Member Transfers all or part of its Interest, references in this Article III to amounts previously contributed by such Member or to amounts previously allocated or distributed to such Member shall refer to the transferee to the extent they pertain to the Transferred Interest.

ARTICLE IV

MEMBERS

4.1 Members Rights.

(a) Voting Rights. All action required or permitted to be taken by the Members pursuant to this Agreement shall be duly taken if Approved by the Members holding an aggregate of Units representing a majority of the Units entitled to vote thereon, unless Supermajority Approval of the Members is required pursuant to Section 5.6. Except with respect to matters that are expressly designated by this Agreement as class votes, each holder of Units shall be entitled to vote on all matters to come before the Members and each Unit shall be entitled to one vote.

(b) No Authority to Bind Company. No Member as such shall have authority or take any action to bind the Company.

(c) No Compensation to Members. No Member shall be entitled to receive any compensation or reimbursement from the Company with respect to the Member’s activities in connection with or on behalf of the Company, except as otherwise provided herein or in the Transaction Agreements, or as may be otherwise Approved by the Board and Approved by the Members by Supermajority Approval pursuant to Section 5.6.

4.2 Members Meetings.

(a) Meetings. Meetings of the Members may be called at any time upon request of an Initial Member or the Board; provided, however, that no Initial Member may request more than *** such meetings in any calendar quarter without the consent of the holders of a majority of the ***.

(b) Quorum. The presence of representatives of a majority of the Units entitled to vote at such meeting shall constitute a quorum for Member’s meetings. A quorum must be present at the beginning of and throughout each meeting.

(c) Place of Meetings. Subject to Section 4.4, meetings of the Members shall take place at the Company’s principal place of business unless an alternate location is set forth by the General Manager upon written notice to the Members pursuant to Section 4.2 (d) below.

(d) Notice. Whenever Members are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and the purpose or purposes of such meeting, shall be given to each Member entitled to vote at such meeting not less than *** nor more than *** days before the date of the meeting. All such notices shall be delivered, either personally (whether orally or in writing), by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, or by mail, by or at the direction of the Board or the General Manager, and if mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, postage prepaid, addressed to the Member at such Member’s address as it appears on the records of the Company.

4.3 Action Without a Meeting. Any action required or permitted to be taken by the Members may be taken without a meeting, without notice and without a vote if a consent in writing (including by electronic transmission), describing the action taken, is signed by the Members owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted; ***. For the avoidance of doubt, being *** for purposes of this Section 4.3 and 5.4(e) means that the particular subject matter or action was *** at a meeting and not that any specific *** for such action or matter were *** the Board for *** or ***. All actions by written consent shall be included in the minutes of the Members’ meetings. Notwithstanding anything to the contrary herein, the Company shall provide written notice to all non-consenting Members describing any action taken by the Members without a meeting as soon as reasonably practicable after such action is taken, but in no event later than *** days after such action is taken.

4.4 Meetings by Telephone. Meetings of the Members may be held by telephone conference or by any other means of communication by which all participants can hear each other simultaneously during the meeting, and such participation shall constitute presence in person at the meeting.

4.5 Minutes of Meetings. A designee of the Members shall keep written minutes of any meeting of Members, including the results of any votes taken.

4.6 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Member entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute waiver of notice of the meeting unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

4.7 Conflicts of Interest. A Member may lend money to and transact other business with the Company subject to the Approval of the Board (or Supermajority Approval of the Board if required under Section 5.5) and the Supermajority Approval of the Members. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a Person who is not a Member, subject to other applicable law.

4.8 Conflict of Interest with ***. In the event that *** (i) acquires a direct ownership interest in excess of *** in a *** of the Company, (ii) such Member actively *** and *** (through being *** involved in the *** or *** of such *** or as the *** of the *** and *** of) such ***, and (iii) there would be a direct ***, as determined in good faith by counsel to the Company, with respect to a particular matter or action requiring Supermajority Approval of the Members as set forth in Section 5.6 or Supermajority Approval of the Board as set forth in Section 5.5 (but in each case solely to the extent that there is an actual material conflict of interest with respect to such matter or action and solely with respect to the particular item for which there is such a conflict of interest), then such Member (or its designated Director(s), as applicable) would abstain from the vote or approval with respect to such matter or action (or particular item, as appropriate) and, for purposes of Approval of such matter or action only, a majority of the remaining Members or Directors, as applicable, would constitute Supermajority Approval of the Members or Supermajority Approval of the Board, as applicable, with respect to such action or matter.

ARTICLE V

MANAGEMENT AND OPERATIONS

5.1 Power and Authority of Members. The Members shall manage the Company only through their designated Directors on the Board and, except for the right to (i) appoint Directors pursuant to Section 5.3 and (ii) vote on certain matters as provided in Section 5.6 (or as otherwise expressly provided in this Agreement), the Members, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter.

5.2 Power and Authority of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors (the “Board”), except as expressly permitted in this Agreement. Except with respect to matters requiring Supermajority Approval of the Members as provided in Section 5.6, the Board shall have the power on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by Section 1.6 and to perform all acts or delegate such authority which they may deem appropriate, necessary or advisable in connection therewith. The Board shall be the “manager” of the Company for purposes of the Delaware LLC Act. To the extent that Approval is required under this Agreement, no individual Director or Member, nor any officer, employee or agent of the Company, nor any other Person, shall take any actions on behalf of the Company without such Approval.

5.3 Board of Directors.

(a) Directors shall be elected by and serve at the discretion of the Class A, Class B and Class C Members as set forth below. The Board shall consist of not less than ***

and not more than *** Directors. Except as otherwise set forth in this Section 5.3, Board seats will in general be conferred on a pro-rata basis based on a Member’s Percentage Interest, subject to a minimum of *** for *** Percentage Interest of ***; provided that *** shall be entitled to nominate at least *** Director so long as it maintains a minimum Percentage Interest of at least *** percent *** (as adjusted for conversions, Unit splits and the like) and fulfills its *** if called upon to do so by the Board under Section 2.9 of this Agreement. The initial Board shall have *** natural persons, *** of whom shall be designated by HTI (the “Class A Directors”), *** of whom shall be designated by QC (the “Class B Directors”) and *** of whom shall be designated by AMAC (the “Class C Director”). In the event that an Initial Member fails to maintain its initial Percentage Interest but fulfills its pro rata portion of any Pre-Approved Capital Call if called upon to do so by the Board under Section 2.9 of this Agreement, such Initial Member shall be allowed *** so long as such Initial Member maintains a minimum Percentage Interest of at least ***. Notwithstanding the foregoing, the Board, in the exercise of its reasonable discretion, shall have the right to recuse *** from participating in any portion of any meeting of the Board (or any committee thereof) and shall have the right to restrict *** access to any information or materials to the extent such meeting or information or materials (i) relates to issues where *** between the Initial Member who appointed such *** and the Company or any of the Company’s Subsidiaries or Affiliates or (ii) otherwise constitutes ***, information or discussion (including *** and proposals and other *** information or data) the disclosure to, or use of which by, the Member who appointed *** or any of its Affiliates could reasonably be expected to be *** to the interests of, or jeopardize in any material respect the competitive position of, the Company or any of its Affiliates or Subsidiaries, in each case as determined by the Board in its reasonable discretion. The Directors as of the date of this Agreement are set forth on Schedule 5.3 hereto.

(b) The Class A, Class B and Class C Members may elect an alternate Director to act for and fulfill the obligations of their respective Directors in the event that their Director(s) is unable to attend any meeting of the Board or any committee thereof. Any such alternates are listed on Schedule 5.3, or if appointed after the date hereof, shall be specified in writing by the electing Member to the General Manager. Any appointment of an alternate Director or Observer may be changed by the electing Member by providing written notice of such change to the General Manager.

(c) No Person shall be elected or appointed a Director, alternate Director or Observer if that Person is less than 18 years of age, is of unsound mind and has been found so by a court, is not an individual, or has filed for bankruptcy or for similar protection from creditors within the prior five years. Any Director appointed pursuant to this Section 5.3, and any alternate acting for such Director, shall assume the powers, duties and obligations of a Director as provided under this Agreement and shall be subject to the terms hereof. Any Person appointed as a Director and any alternate shall be deemed to have agreed to accept such Director’s rights and authority hereunder and to perform and discharge such Director’s duties and obligations hereunder by performing any act in the capacity of Director hereunder (including but not limited to participating in any meeting of the Board or executing any written consent of the Board), and such rights, authority, duties and obligations hereunder shall continue until such Director’s successor is designated or until such Director’s earlier resignation or removal in accordance with this Agreement.

(d) By a majority vote of the Class A Units, (i) any one or all of the Class A Directors may at any time, by notice to the Company and the other Members, be removed, with or without cause, and (ii) any vacancy on the Board caused by the removal, resignation or death of a Class A Director may be filled. By a majority vote of the Class B Units, (i) any one or all of the Class B Directors may at any time, by notice to the Company and the other Members, be removed, with or without cause, and (ii) any vacancy on the Board caused by the removal, resignation or death of a Class B Director may be filled. By a majority vote of the Class C Units, (i) any Class C Director may at any time, by notice to the Company and the other Members, be removed, with or without cause, and (ii) any vacancy on the Board caused by the removal, resignation or death of a Class C Director may be filled. Upon election of a Director, the electing Member shall, in a notice to the other Members, in each case set forth that Director’s business address and telephone number. Such Member shall give notice to the other Members promptly upon being informed of any change in the business address or telephone number of any of the Directors elected by such Member. Any director may resign at any time by giving written notice to the General Manager. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the General Manager. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. In the event of the death, disability, resignation or removal of any Director, the Member which designated such director shall designate his or her replacement.

5.4 Meetings

(a) The quorum for meetings of the Board shall be at least ***. A quorum must be present at the beginning of and throughout each meeting. If within one hour of the time appointed for a meeting a quorum is not present, the Directors that are present may determine to reschedule such meeting. A notice to that effect shall be given to each Director not less than *** prior to the rescheduled meeting. Notice of the time and place of all meetings of the Board shall be delivered orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours. If such notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least *** before the date of the rescheduled meeting. If at such rescheduled meeting a quorum is not present within one hour from the time appointed for such rescheduled meeting, any *** Directors present in person shall constitute a quorum; provided, however, that no such quorum may take any action requiring Supermajority Approval of the Board and such quorum shall include at least ***.

(b) The Board shall meet at a minimum on a *** basis at such venue and on the dates and at the times determined by the Board. The Board may meet at such other times as any Class A Director or Class B Director may request; provided, however, that the Class A Directors (as a group) may not request more than *** such meetings in any calendar *** without the consent of a Class B Director and the Class B Directors (as a group) may not request more than *** such meetings in any calendar *** without the consent of a Class A Director; provided further that for *** years following the Effective Date of this Agreement, the *** may also request up to *** meetings of the Board per *** but in no event more than *** such meeting in any ***. For *** meetings of the Board designated at the previous *** meeting, no notice is required to be given. For all other meetings of the Board, not less than *** notice of each meeting specifying the date, time and place of the meeting and all the business to be transacted thereat shall be given to each Director, unless waived in writing by at least one (1) Class A Director and at least one (1) Class B Director (before or after a meeting). Such notices of the time and place of all special meetings of the Board of Directors shall be delivered orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least *** hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least *** days before the date of the meeting.

(c) No decision shall be reached at any meeting of the Board or any resolution passed on any matter which has not been specified in the agenda contained in the notice of such meeting unless a *** is present at the meeting and such matter is unanimously Approved by the Directors present. Board meetings shall be invalid unless the requisite notice has been given or waived in writing by at least *** Class A Director and at least *** Class B Director (before or after the meeting). Except as required by law or elsewhere in this Agreement, questions arising at any meeting shall be decided by a majority of votes of the then incumbent Directors, provided that such decisions shall include at least *** Class A Director and at least *** Class B Director. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all Persons participating in the meeting can hear each other and such participation shall constitute presence in person.

(d) If one of the Directors (or his or her alternate) elected by a Class of Members shall be absent from a meeting of the Board, the other Director or Directors (or his or her alternate(s)) appointed by such Class shall be entitled to exercise the absent Director’s voting rights at such meeting.

(e) Any action required or permitted to be taken by the Board may be taken without a meeting if a consent in writing (including by electronic transmission), describing the action taken, is signed by the number of Directors constituting Supermajority Approval of the Board. Such action shall be included in the minutes of the Board. ***:

(i) any material *** to the Business Plan or Approved Plan;

(ii)*** in the issued and subscribed capital and/or paid in capital of the Company by more than *** beyond that set forth in any Approved Plan;

(iii) the Initial Public Offering and the terms and conditions of the Company’s issuance thereof;

(iv) the Company’s issuance of *** (as defined below) to any Person or group of Persons in one transaction or a series of related transactions, in each case other than (a) to an existing Member or an Affiliate of an existing Member or (b) a Person or group of Persons who will have an aggregate Percentage Interest of *** following the transaction;

(v) any *** the Company in or *** to or *** by the Company of any Subsidiary or Affiliate, or the Company’s *** or other *** of or *** stock or equity interest in any ***, other than (1) *** in the ordinary course of Business of the Company and (2) transactions not in excess of ***;

(vi) the Company’s *** into any *** not in the ordinary course of Company’s Business, and not contemplated in an Approved Plan, in excess of ***; and

(vii) the appointment to or change of *** of the Company’s *** during the *** period following the Effective Date, including, without limitation, ***.

(f) A designee of the Board shall keep written minutes of any meeting of the Board, including the results of any votes taken.

(g) In the event that any Initial Member believes in good faith that the Company should pursue a claim or action (whether as a claim or action through arbitration, litigation or similar proceedings and whether as a claim or action for damages, specific performance or another equitable remedy) ***, such Initial Member has notified the Company of such belief and the Company has failed to pursue such claim or actions *** within *** of the date of such notice to the Company, then the Initial Members holding a majority of the Units held by all Initial Members (excluding the Units held by the ***) may call a meeting of the Board by providing notice of such meeting in accordance with Section 5.4(b) to all the members of the Board. At any such meeting a quorum for the meeting shall be deemed to be present so long as a majority of the members of the Board not affiliated or designated *** are present, and the Company shall pursue any action or claim that a majority of the members of the Board *** may determine.

5.5 Actions Requiring Supermajority Approval of the Board. Notwithstanding anything in this Agreement to the contrary, the following actions shall require the Supermajority Approval of the Board:

(i) The Company’s initial annual budget, and any modifications to the Business Plan or other Approved Plan;

(ii) Increases in the issued and subscribed capital and/or paid in capital of the Company beyond that set forth in any Approved Plan;

(iii) The Initial Public Offering and the terms and conditions of the Company’s issuance thereof;

(iv) The Company’s issuance of securities or instruments convertible into, or exchangeable or redeemable for Interests, including without limitation convertible bonds (collectively “Convertible Securities”);

(v) The Company’s issuance of securities or other debt obligations (including, without limitation, bank facilities, vendor finance, or lease financing), other than Convertible Securities covered by clause (iv) above, in amounts in excess of ***;

(vi) The Company’s granting of any pledge, mortgage or security interest in any assets of the Company or any other encumbrance of the assets of the Company, other than in the ordinary course of the Business of the Company and representing assets having a fair market value under an aggregate of ***;

(vii) The Company’s entering into any material joint venture or other material partnership or material teaming arrangement with any Person (except as contemplated under the Transaction Agreements);

(viii) Any investment by the Company in or capital contribution to or incorporation by the Company of any Subsidiary or Affiliate, or the Company’s purchase or other acquisition of or investment in any stock or equity interest in any Person or business, other than acquisitions or investments in the ordinary course of Business of the Company and not in excess of ***;

(ix) The Company’s transfer to any Person of any interest in any of the Company’s trade names, trademarks or any goodwill associated with any of the foregoing;

(x) The Company’s entering into any contract or binding arrangement in the ordinary course of Company’s Business, but not contemplated in an Approved Plan, in excess of ***;

(xi) The institution or settlement by the Company of any arbitration, litigation or similar proceedings relating to any claim totaling more than ***, except against a Member or any Affiliate of such Member, in which case only the vote of a majority of the Board not affiliated with the Member or its Affiliate with which the Company has a dispute shall be required;

(xii) Any material change in the Company’s accounting or tax policies, except to the extent required by changes in GAAP or applicable tax law;

(xiii) The change of the Company’s independent Accountants from the Initial Accountants or any change to any previously Approved successor Accountants; and

(xiv) The appointment to or change of composition of the Company’s Executive Management Team during the *** period following the Effective Date, including, without limitation, ***.

5.6 Decisions Requiring Supermajority Approval of the Members. Notwithstanding anything in this Agreement to the contrary, the following actions shall require the Supermajority Approval of the Members:

(i) Subject to Section 14.3, any amendments to or modifications of the Certificate of Formation of the Company or this Agreement, including, without limitation, any changes to the Business of the Company or the name under which the Company conducts its Business or the inclusion of any additional Member;

(ii) Any change in the Board conferred authorities of officers comprising the Executive Management Team of the Company;

(iii) Any modification or amendment to the Distribution Policy;

(iv) Any Capital Event, amalgamation, merger or split off of the Company or Transfer by any Member or group of Members (other than to other Members and/or to Permitted Transferees of Members) in one or more related transactions of greater than *** of the total number of Units then issued and outstanding (excluding Units in the Company’s treasury (if any), provided that no such Supermajority Approval of the Members shall be required in connection with any such amalgamation, merger or split off of the Company or any such Transfer that results from a Liquidity Demand Notice in accordance with Section 8.5 that is initiated by a Demanding Member that holds less than a majority of the issued and outstanding Units (excluding Units in the Company’s treasury (if any)).

(v) Other than as contemplated by the Transaction Agreements, the Company’s entering into or terminating any agreement related to the Company’s intellectual property rights or the purchase or transfer of technology other than in the ordinary course of business;

(vi) Any winding-up, dissolution or voluntary liquidation of the Company or termination of this Agreement (a) following the date *** after the Effective Date provided that the Members constituting Supermajority Approval of the Members reasonably determined in good faith that it is not commercially practicable for the Company to remain in business, taking into account the technical feasibility of the product and services offered or proposed to be offered by the Company and/or the financial feasibility of the Company’s business, including its cash needs and projected profitability (the “Company Prospects”), or (b) ***;

(vii) The sale, transfer or other disposition of assets or property of the Company, in a single transaction or in a series of related transactions, constituting, in the aggregate, *** or more of the Company’s total assets or any transaction pursuant to which a majority of the Units is acquired by any Person or Persons if such Person or Persons acquires a majority of the outstanding Units as a result of the issuance by the Company of additional Units to such Person or Persons;

(viii) The Company’s entering into any transaction, contract or obligation with a Member or an Affiliate of a Member, except as contemplated by the Transaction Agreements, and the Company’s amending or terminating any Transaction Agreements or any other transaction with a Member or an Affiliate of a Member (provided, that for purposes of such Approval only, (x) such interested Member shall abstain from voting and a minimum of *** of the remaining Members shall constitute Supermajority Approval of the Members and (y) if either of *** cease to own at least *** of the respective number of Units owned by each such Initial Member on the Effective Date (as adjusted for conversions, Unit splits and the like), such interested Member shall abstain from voting and a majority of the remaining Members shall constitute sufficient approval of the Members);

(ix) The Company’s making any loan, advance or extension of credit other than in the ordinary course of the Company’s Business and in excess of ***;

(x) Any capital contribution by the Company to any other Person or any investment in or incorporation by the Company of any Subsidiary or Affiliate, or the Company’s purchase or other acquisition of or investment in any stock or equity interest in any Person, other than acquisitions or investments in the ordinary course of Business of the Company and under ***;

(xi) The increase or decrease of the number of Directors constituting the Board; and

(xii) The terms of compensation of the Directors pursuant to Section 5.8.

5.6A Decisions and Circumstances Requiring ***. Notwithstanding anything in this Agreement to the contrary, the *** Approval of *** shall be required for (i) any winding-up, dissolution or voluntary liquidation of the Company or termination of this Agreement *** period following the Effective Date; or (ii) any amendment or deletion of ***. In addition, in no event may any winding-up, dissolution or liquidation of the Company take place without providing *** written notice, provided that in the case of an involuntary bankruptcy or involuntary insolvency, *** written notice of such winding-up, dissolution or liquidation.

5.7 Board Committees. The Board may submit and delegate for recommendation to the Board for Board Approval, any matter, function or responsibility to any special committee established by the Board as it deems appropriate, under guidelines which it may determine. In addition, the Board may form a compensation committee and an audit committee and may submit and delegate for approval by such Committee any matter, function or responsibility customarily delegated to such committees established by the Board as the Board deems appropriate, under guidelines which it may determine. On any such committee the Members’ representation will be determined by the Board. Any such committee shall include at least one Class A Director for so long as the holders of a majority of Class A Units are entitled to designate a Class A Director and at least one Class B Director for so long as the holders of a majority of Class B Units are entitled to designate a Class B Director.

5.8 Board Compensation. The Members by Supermajority Approval shall have the authority to fix the compensation, if any, of the Directors, and the Company’s officers, which compensation shall be an expense of the Company incurred in the ordinary course of business. The Directors shall be reimbursed their reasonable travel and other associated, reasonable, out-of-pocket expenses incurred in connection with their service to the Company upon submission to the Company of appropriate supporting documentation of such expenses.

5.9 Officers; Executive Management Team.

(a) Subject to Section 5.5(xiv), the Board by Supermajority Approval may appoint such officers and agents as it shall deem advisable, each of whom shall hold office for such term and shall exercise such powers and perform such duties within delegations of authority as shall be determined from time to time by the Board by Supermajority Approval. Any number of offices may be held by the same Person.

(b) The Company shall have an executive management team (the “Executive Management Team”) which shall consist of the general manager (the “General Manager”), the lead financial manager and the lead technical manager, all of whom shall be nominated by HTI, and shall be subject to Supermajority Approval of the Board pursuant to Section 5.5. At the time of appointment, each member of the Executive Management Team may, but need not be, an employee of a Member or an Affiliate of a Member. A member of the Executive Management may resign or be removed from office by the Board, with or without cause, at any time, subject only to the terms of any employment agreement and/or other similar agreements related to such member of the Executive Management Team. In the event of the resignation, removal, incapacity or expiration of term of employment of any member of the Executive Management Team, a successor may be appointed by the Board by Supermajority Approval of the Board.

(c) Except as otherwise specified in this Agreement, and subject to the Approval and Supermajority Approval of the Board and the Approval and Supermajority Approval of the Members as set forth in Sections 5.5 and 5.6 and elsewhere in this Agreement, the General Manager (together with the other officers of the Company) shall supervise and perform the day-to-day operations of the Company, subject at all times to the powers of the Board and the Members, and in compliance with the then-current Approved Plan and this Agreement. The General Manager shall render such reports on the business and financial status and prospects of the Company as the Board or HTI or QC (provided that each such Initial Member continues to own at least fifty percent (50%) of the respective number of Units owned by each such Initial Member on the Effective Date (as adjusted for conversions, Unit splits and the like)) may reasonably request from time to time.

5.10 Limitation on Liability.

(a) No Member shall have any fiduciary duty or obligation to the Company or any other Member. Whenever in this Agreement a Member is permitted or required to take any action or to make a decision, such Member shall be entitled to take such action or make such decision in its sole discretion, and such Member shall be entitled to consider, and make its determination based upon, such interests and factors as it desires. No Member shall have any liability to the Company or the other Members except as provided herein or under the Delaware LLC Act.

(b) EXCEPT AS MAY BE EXPLICITLY SET FORTH HEREIN ***, EACH MEMBER’S MAXIMUM AGGREGATE LIABILITY TO THE COMPANY AND THE COMPANY’S EXCLUSIVE REMEDY AGAINST ANY MEMBER UNDER ANY THEORY OR FOR ANY CAUSE WHATSOEVER UNDER THIS AGREEMENT IS LIMITED AS FOLLOWS:

i.	FOR FAILURE TO MAKE A *** INVOLVING CASH REQUIRED UNDER THIS AGREEMENT, TO ***;

ii.	FOR FAILURE TO MAKE *** REQUIRED UNDER THIS AGREEMENT OR A TRANSACTION DOCUMENT, TO *** OR *** OF SUCH OBLIGATION, IN EITHER CASE TOGETHER WITH ***, SUBJECT TO SUCH PARTY’S RIGHT TO *** IN LIEU OF ANY ***; AND

iii.	FOR OTHER BREACHES OF THIS AGREEMENT, TO *** TOGETHER WITH ***, WITH SUCH DAMAGES CAPPED AT ***;

PROVIDED HOWEVER THAT ANY BREACH OF *** CAN BE ENFORCED BY *** BY SEEKING EQUITABLE REMEDIES, INCLUDING WITHOUT LIMITATION INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE. ***.

(c) NO MEMBER SHALL HAVE LIABILITY FOR DAMAGES TO ANOTHER MEMBER HEREUNDER, EXCEPT ***.

(d) EXCEPT AS MAY BE EXPLICITLY SET FORTH IN ANY OF THE TRANSACTION AGREEMENTS, IN NO EVENT SHALL A MEMBER BE LIABLE TO THE COMPANY OR ANY OTHER MEMBER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR REVENUE), ***.

(e) To the extent that, at law or in equity, a Director has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such Director acting under this Agreement shall not be liable to the Company or to any Member for its reasonable good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Member or Director otherwise existing at law or in equity, are agreed by each of the Members to modify to that extent such other duties and liabilities of the Members and the Directors.

(f) Whenever in this Agreement the Board or a Director is permitted or required to take any action or to make a decision, the Board or Director, as applicable, shall act in good faith in a manner it believes to be in the best interests of the Company and its Members. In furtherance of the foregoing, the Members agree that, notwithstanding anything in this Agreement, at law or in equity to the contrary, each Director shall owe to the Company and its Members the fiduciary duties that a director of a Delaware corporation owes to such corporation and its shareholders under Delaware law.

(g) The foregoing limitations of liability set forth in this Section 5.10 shall apply to the fullest extent permitted by applicable law.

(h) Any Member, the Board and any Director may consult (with respect to any individual Member or Director, at such Member’s or Director’s own expense) with legal counsel and accountants selected by it and any act or omission suffered or taken by it on behalf of the Company or in furtherance of the interests of the Company in good faith in reasonable reliance upon and in accordance with the advice of such counsel or accountants shall be full justification for any such act or omission, and any Member, the Board or such Director shall be fully protected in so acting or omitting to act provided that such counsel or accountants were selected with reasonable care.

(i) Except as set forth in any other written agreement with the Company to which a Member or its Affiliate is a party, the Members and their respective Affiliates may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether or not similar to or in competition with the business of the Company (and whether or not such engagement or possession would be an actual or potential conflict of interest with the Company), and neither the Company nor any Member shall have, by virtue of this Agreement, at law or otherwise, any right in or to such other business ventures or to any ownership or other interest in or the income or profits derived therefrom. Except as otherwise set forth herein or in any other written agreement with the Company to which a Member or its Affiliate is a party, the Members shall not be obligated to present any particular investment or business opportunity to the Company or any Member even if such opportunity is of a character which, if presented to the Company or any Member, could be taken by the Company or any Member, and each of the Members and their respective Affiliates shall have the right to take for its own account and with others or to recommend to others any such opportunity.

5.11 Indemnification of the Indemnitees. The Company shall indemnify and hold harmless each Member, Director and officer of the Company (individually, an “Indemnitee”) from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative, arbitral or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of any Member’s status as a Member, any Director’s status as a Director, any officer’s status as an officer or any action taken by any officer or Director under this Agreement or otherwise on behalf of the Company (collectively, “Liabilities”), regardless of whether the Indemnitee continues to be a Member, Director or an officer, to the fullest extent permitted by the Delaware LLC Act and all other applicable laws; except a Member, Director or officer of the Company shall be entitled to indemnification hereunder only to the extent that such Member’s, Director’s or officer’s conduct did not constitute gross negligence, willful misconduct, breach of fiduciary duty, or a breach of this Agreement, any Transaction Agreement or any other agreement between the Company and such Member, Director or officer, as applicable, and such Member, Director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Member’s, Director’s or officer’s conduct was unlawful. The termination of any proceeding by settlement, judgment, order, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Indemnitee’s conduct constituted gross negligence or willful misconduct or that such conduct otherwise constituted a breach of this Agreement, any Transaction

Agreement or any other such agreement between the Company and such Member, Director or officer. The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnitee’s successors, assigns and legal representatives.

5.12 Insurance. The Company shall purchase and maintain insurance, at the Company’s expense, customary types of insurance and in such amounts as the Board shall determine, including, without limitation, insurance on behalf of the Directors and officers and such other Persons as the Board shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Company and/or the Director’s or officer’s acts or omissions as a Director or an officer of the Company regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

5.13 Business Plan.

(a) The business plan (the “Business Plan”) for the Company in effect as of the Effective Date is attached hereto as Exhibit C. Any modification to the Business Plan shall be subject to the Supermajority Approval of the Board as set forth in Section 5.5 and may be subject to the Supermajority Approval of the Members as set forth in Section 5.6, as applicable.

(b) Not later than ***, the General Manager shall submit to the Board (i) a budget for ***, including the most recent balance sheet and income statement of the Company, which shall show in reasonable detail the revenues and expenses projected for the Company’s business for *** and a cash flow statement which shall show in reasonable detail the receipts and disbursements projected for the Company’s business for *** and the amount of any corresponding cash deficiency or surplus, and the projected Capital Contributions, if any, and any contemplated borrowings of the Company, and (ii) such other documents as may be reasonably requested by any Director from time to time.

ARTICLE VI

RESOLUTION OF DISPUTES

6.1 Disputes. The Members shall attempt in good faith to resolve any and all controversies, disputes or claims of every kind and nature (each a “Dispute”) arising out of or in connection with the construction, validity, interpretation, performance, enforcement, operation, breach, continuance or termination of this Agreement in accordance with this Section 6.1.

(a) Upon written request of any Member (the “Resolution Request”), the Dispute shall be submitted for resolution to a dispute resolution team which shall be comprised of *** (the “Integrated Action Team”). The Integrated Action Team shall meet (in person or by telephone) to discuss the Dispute and use their good faith without the necessity of further action relating thereto.

(b) If the Dispute is not fully resolved by the Integrated Action Team within *** Business Days after the delivery of the Resolution Request, then any of the Members may request that the Dispute be *** (“Designated Officers”) of the Members. The Designated Officers shall as soon as reasonably practicable (within at least *** Business Days after the Dispute has been referred to such Designated Officers or as such Designated Officers shall otherwise agree) meet (in person or by telephone) to discuss the Dispute and use their good faith, reasonable efforts to resolve it. If not resolved within *** Business Days of submission to the Designated Officers, such Member may avail itself of any remedy permitted hereunder.

6.2 Remedies. Notwithstanding the foregoing or anything in this Agreement to the contrary, the obligations contained in Section 6.1 shall not prohibit any party from proceeding at any time to exercise any other rights hereunder.

6.3 Injunctive Relief. Notwithstanding anything in this Agreement to the contrary, any Member may resort to court action for injunctive relief at any time if the dispute resolution process set forth in this Article would permit or cause irreparable damage to such Member due to delay arising out of the dispute resolution process.

ARTICLE VII

TRANSACTION AGREEMENTS

7.1 Transaction Agreements. On or prior to the Effective Date of this Agreement, the respective Initial Members and the Company shall have executed and delivered, or caused their respective Affiliates to execute and deliver, the following Transaction Agreements set forth below, which are subject to termination as provided in Article XII and as otherwise may be set forth in such Transaction Agreements:

(a) HTI and the Company shall have executed an Infrastructure Access Agreement (the “HTI Infrastructure Access Agreement”) in the form attached hereto as Exhibit 7.1(a).

(b) HTI and the Company shall have executed a management and operating services agreement (the “HTI Services Agreement”) in the form attached hereto as Exhibit 7.1(b).

(c) QC and the Company shall have executed a Know-How License and License Agreement (the “QC Know-How License Agreement”) in the form attached hereto as Exhibit 7.1(c).

(d) QC and the Company shall have executed a Services Agreement (the “QC Services Agreement”) in the form attached hereto as Exhibit 7.1(d).

(e) AMAC and the Company shall have executed a VAR/distributor agreement (the “AMAC Reseller Agreement”) in the form attached hereto as Exhibit 7.1(e).

ARTICLE VIII

DISPOSITION OF INTERESTS

8.1 Restrictions on Transfer of Interests.

(a) Unless expressly permitted by this Section 8 but subject in all cases to the receipt of all required regulatory approvals (if any), no Member or its Affiliates shall, without the prior written consent of each of the Initial Members, Transfer all or any part of its Interest during the period beginning on the Effective Date and ending on the closing of an Initial Public Offering (the “Restricted Period”); provided, however, that, in the event this Agreement is terminated, then the Restricted Period shall immediately expire.

(b) The term “Transfer”, when used in this Agreement with respect to an Interest, means any sale, exchange, assignment, transfer, pledge, encumbrance, hypothecation, mortgage, gift or other disposition of any kind (or the entering into any contract, option or other arrangement or understanding to do any of the foregoing), whether voluntary, involuntary or by operation of law, including without limitation any transfer of any securities or assets by any Member or any Affiliate of such Member if as a result of such transfer, such Member or an Affiliate shall cease to have indirect ownership of such Interest, but does not include a change of control of a Member (unless (A) the primary asset of the applicable Member (or other change of control entity) is the direct or indirect ownership of Interests or (B) the transferee (or other acquiror) in connection with such change of control is *** as reasonably determined by ***, or a party that has a *** (whether directly or indirectly and whether as a *** and such party or through ***) as reasonably determined by ***, in which case, such change of control of a Member (or other entity) shall be deemed to be a “Transfer” for purposes of this Article VIII); provided however that the transferee in connection with such change of control of a Member shall agree to be bound by the terms and conditions of this Agreement applicable to the transferring Member.

(c) Any Transfer or purported Transfer of any Interest not made in accordance with this Article VIII shall be null and void, ab initio.

(d) No Member or its Permitted Transferees shall Transfer all or any part of its Interest to any Person (i) without delivering to the Company an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit D, (ii) except in compliance with all applicable federal and state securities laws, (iii) without delivering to the Company in advance of such Transfer a legal opinion of counsel (to the extent reasonably requested by the Company, provided that the Company will not request such an opinion in connection with a Transfer to an Affiliate of a Member) to the effect that such Transfer would not terminate the Company for federal income tax purposes under Section 708 of the Code and (iv) to the extent prohibited under this Section 8.1.

(e) Notwithstanding any other provision of this Agreement, but subject to Section 8.1(d), no Member or its Affiliates shall Transfer any or all of its Interests, or take any other action, if such Transfer or action could (by itself or in conjunction with other actions) result in the Company being treated as a “publicly traded partnership” within the meaning of Section

7704 of the Code and the Regulations promulgated thereunder; and provided further that any such Transfer or action shall be null and void, ab initio; provided, that the foregoing shall not apply to Transfers occurring in connection with or subsequent to an Initial Public Offering.

(f) Notwithstanding the restrictions set forth in Sections 8.1, 8.2, 8.3 and 8.4, (i) any Member or any of its transferees or Affiliates may at any time Transfer all or any portion of its Interest to an Affiliate of such Member if, in addition to the provisions of Section 8.1(d) and (e), no tax or regulatory consequences result that will adversely affect the Company, the other Members or their Affiliates*** pursuant to a sale of its principal business operations to such Person by way of merger, consolidation, sale of assets or other similar transaction provided that, as a condition to such Transfer, *** that actions may only be taken by Members or the Board, as applicable, by written consent if such action or matter was *** of the Board shall terminate, (E) ***, the rights of first offer described in Section 8.2, and the rights described in the last sentence of Section 2.7, and (F) ***; (iii) the Members agree if required by any lenders to the Company, to pledge their Interests against any Company indebtedness approved by the Supermajority Approval of the Board, subject to all Members providing such a pledge, and further subject to such pledge being permitted by any outstanding indebtedness a Member may have at the time of such Board approval (each such transferee under clauses (i), (ii) or (iii) of this Section 8.1(f), a “Permitted Transferee”).

8.2 Right of First Offer for Transfers by Members.

(a) If any Member (the “Proposing Transferor”) wishes to Transfer during the Restricted Period all or any portion of its Interest (the “Offered Units”) to any Person other than its Permitted Transferee, such Proposing Transferor shall deliver a written offer (the “Conditional Transfer Notice”) to the other Members (the “Non-Transferring Members”), certifying the date of its issuance and stating: (i) the number and Class of Offered Units; and (ii) the price (the “Transfer Price”) and other material terms upon which the Proposing Transferor proposes to transfer each of such Offered Units (such offer by the Proposing Transferor to the Non-Transferring Members (together with the oversubscription privilege set forth in Section 8.2(b) below (if applicable)) is referred to herein as the “Right of First Offer”).

(b) Each Non-Transferring Member shall have the right, but not the obligation, to elect to purchase all (but not less than all) of its pro rata share (based on the ratio of the then Percentage Interest of each Non-Transferring Member vis-a-vis the other Non-Transferring Members) of the Offered Units at the price and upon the terms contained in the Conditional Transfer Notice. In the event that a Non-Transferring Member shall elect to purchase available Offered Units pursuant to the conditions set forth in the Conditional Notice and this Section 8.2 (each such Non-Transferring Member, a “Purchasing Member”), it shall deliver to the Proposing Transferor a written election (the “Acceptance Notice”) to purchase its pro rata share of the Offered Units; irrevocably indicating therein if it is prepared to purchase all or a portion of its pro rata share of the Offered Units within *** from the date of receipt of the Conditional Transfer Notice (the “*** Period”). In the event that any Non-Transferring Member fails to elect to purchase all of its pro rata share of the Offered Units under the Conditional Transfer Notice as set forth above in this Section 8.2(b), the Company shall deliver to all of the Purchasing Members a written notice (the “Over-Allotment Notice”) specifying the total number of Offered Units not so purchased (the “Remaining Offered Units”) within *** following the expiration of the *** Period set forth above in this Section 2.8(b). Each such Purchasing Member shall have a right of oversubscription to purchase up to the balance of such Offered Units not so purchased at the same price and on the same terms and conditions set forth in the original Conditional Transfer Notice. Each such Purchasing Member who receives an Over-Allotment Notice must exercise its right of oversubscription by giving the Company written notice of its election during the *** period following its receipt of the Over-Allotment Notice (the “Over-Allotment Period”). If, as a result thereof, such oversubscription elections exceed the total number of the Offered Units available in respect to such oversubscription privilege, the oversubscribing Purchasing Members shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Proportionate Share or as they may otherwise agree among such oversubscribing Purchasing Members. Each Acceptance Notice and Over-Allotment Acceptance Notice (if any) shall be irrevocable unless (a) there shall be a material adverse change in the material terms set forth in the Conditional Transfer Notice, including, but not limited to, the Transfer Price or (b) if otherwise mutually agreed to in writing by such Purchasing Member and the Proposing Transferor), and the closing of the Transfer of the Offered Units to the Purchasing Member(s) shall take place within *** from the later of (i) date of receipt of the Conditional Transfer Notice or (ii) date of receipt of the Over-Allotment Notice, if any (in each case, subject only to requisite regulatory approvals).

(c) If, upon the expiration of the *** Period provided for in Section 8.2(b) above (or in the event an oversubscription privilege is triggered pursuant to Section 8.2(b) above, upon the expiration of the Over-Allotment Period), a Non-Transferring Member has elected not to purchase its pro rata share of the Offered Units (each such Member, a “Declining Member”), the Right of First Offer shall expire as to such Declining Member with respect to that particular offer (and as to any Member that has elected not to purchase its pro rata share of the Remaining Offered Units in any oversubscription privilege, the Right of First Offer shall expire as to such Member with respect to such Remaining Offered Units in that particular offer), but shall remain in full force and effect with respect to all material modifications of that offer and all future offers. The Proposing Transferor shall have the right to Transfer all (but not less than all) of such number of the Offered Units not purchased by the Purchasing Members or Overallotment Purchasing Members (if any), at a price and upon terms and conditions which are no less advantageous to the Proposing Transferor than those contained in the Conditional Transfer Notice, if that Transfer takes place in accordance with the terms of a definitive agreement or agreements (subject solely to requisite regulatory approvals (if any)) entered into not later than the later of (i) *** after the expiration of the *** Period provided for in Section 8.2(b) above or (ii) *** days after the expiration of the Over-Allotment Period (if any) provided for in Section 8.2(b) above.

(d) This Section 8.2 shall be inapplicable to, and shall not prohibit, restrict or limit, sales of equity interests in the Company by the Members in connection with or subsequent to an Initial Public Offering.

8.3 “Drag-Along” Rights of Members. Subject to obtaining the Supermajority Approval of the Members in accordance with Section 5.6 with respect to any such proposed Transfer if required thereby, in the event that prior to the occurrence of an Initial Public Offering, any Initial Member acting alone or Initial Members acting together (a “Dragging Member” or if more than one such Initial Member, together the “Dragging Members”), propose to Transfer (other than to other Members and/or to Permitted Transferees of Members) in one or more related transactions greater than *** of the total number of Units then issued and outstanding (excluding Units in the Company’s treasury (if any)) to a non-Affiliate and on a third party arms length negotiated sale basis, the Dragging Member will have the right, exercisable upon not less than *** days’ prior written notice, to require that the other Members Transfer all or any portion of the Units owned by them on substantially similar terms and conditions as the Transfer of Units proposed to be made by the Dragging Member(s). Such terms and conditions shall include, without limitation: the sales price paid or deemed paid per Unit; the payment of fees, commissions and expenses; and, subject to the limitations set forth below, the provision of representations, warranties and indemnifications; provided that, subject to the limitations set forth below, any indemnification provided by a Member shall (except with respect to legal title to such Member’s Units which are included in the Transfer) be pro rata in proportion with the total consideration to be received by such Member in the transfer relative to the total consideration to be received by the other Members. Notwithstanding the foregoing, a Member will not be required to comply with this Section 8.3 in connection with any specific Transfer unless:

(a) any representations and warranties to be made by such Member in connection with the Transfer are limited to representations and warranties related to authority, ownership of the applicable Units held by such Member and the ability to convey title to such Units;

(b) the Member shall not be liable for the inaccuracy of any representation or warranty made by any other individual or entity in connection with the Transfer, other than the Company;

(c) the liability for indemnification, if any, of such Member in the Transfer and for the inaccuracy of any representations and warranties made by the Company in connection with such Transfer, is several and not joint with any other Member, and is (as specified above) pro rata in proportion with the total consideration to be received by such Member in the Transfer relative to the total consideration to be received by the other Members in such Transfer;

(d) such Member’s liability in connection with such Transfer shall be limited to the amount of consideration actually paid to or held in escrow for such Member in connection with such Transfer, except with respect to claims related to fraud, intentional misrepresentation or willful breach by such Member;

(e) upon the consummation of the Transfer, each Member will receive the same amount of consideration per Unit after payment of all Unreturned Capital Contributions; and

(f) if any holders of Units are given an option as to the form and amount of consideration to be received as a result of the Transfer, all holders of such Units will be given the same option.

An exercise of rights under 8.3 shall preclude the application of Section 8.4, but shall be subject to Section 8.2.

8.4 “Tag-Along” Rights of Members.

(a) In the event that prior to the occurrence of an Initial Public Offering, after a Member has complied with the right of first offer set forth in Section 8.2 hereof, any Member acting alone or any Members acting together propose to Transfer (other than to other Members and/or to Permitted Transferees of Members) in one or more related transactions greater than *** of the total number of Units then issued and outstanding (excluding Units in the Company’s treasury (if any)) (each such Member proposing such a Transfer, a “Proposing Member” and collectively, the “Proposing Members”), the Proposing Member(s) will notify the other Members (in such capacity, the “Tag-Along Members”) in writing (a “Tag-Along Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Tag-Along Notice, including, without limitation, the total number of Units to be sold in such Proposed Sale (the “Proposed Units”) and the sale price per Unit (the “Material Terms”). The Tag-Along Notice will be delivered to the Tag-Along Members not less than *** prior to the consummation of the Proposed Sale and not more than *** after the execution of the definitive agreement relating to the Proposed Sale, if any. If within *** of receipt by the Tag-Along Members of such Notice, the Proposing Member(s) receive from any Tag-Along Member a written request (a “Request”) to include in the Proposed Sale such number of Units owned by such Tag-Along Member as calculated in accordance with Section 8.4(c) below (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by such Tag-Along Member and the Member(s) proposing to Transfer), such Tag-Along Member’s Units so requested will be so included as provided herein.

(b) Except as may otherwise be provided herein, the Tag-Along Member’s Units subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on substantially similar terms and subject to the same conditions applicable to the relevant Units which the Proposing Member(s) propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sales price per Unit; the payment of fees, commissions and expenses; the provision of representations, warranties and indemnifications; provided that any indemnification provided by the Tag-Along Members shall (except with respect to legal title to the Units of the Tag-Along Member sold in such Transfer) be pro rata in proportion with the total consideration to be received for all of the Units to be sold.

(c) Each Tag-Along Member shall have the right to include in the Proposed Sale pursuant to a Request that number of Units (rounded to the nearest whole number) representing the product of (i) the total number of Proposed Units multiplied by (ii) the Percentage Interest in the Company then held by such Tag-Along Member. The amount of such Proposed Units that each Tag-Along Member is entitled to include in such Proposed Sale under this Section 8.4(c) shall be referred to as its “Tag-Along Units”. If any Tag-Along Member fails to elect to include in the Proposed Sale its full amount of Tag-Along Units, the Proposing Member(s) together with any Tag-Along Members that have elected to include Tag-Along Units in the Proposed Sale, shall, among them, on a pro rata basis in accordance with their respective

Percentage Interest in the Company or as they may otherwise agree among themselves, have the right to include in the Proposed Sale an additional number of Units equal to the difference between the total number of Proposed Units minus the total number of Tag-Along Units elected to be included by all the Tag-Along Members.

(d) The Tag-Along Members’ rights pursuant hereto to participate in a Proposed Sale shall be contingent on their strict compliance with each of the provisions hereof and their willingness to execute such documents in connection therewith as may be reasonably requested by the Proposing Member(s).

(e) An exercise of rights under Section 8.4 shall be subject to Section 8.2.

8.5 Liquidity Event. Upon the four (4) year anniversary of the Effective Date, any Member (or group of Members in aggregate) holding at least twenty-five percent (25%) of the issued and outstanding Units (excluding Units in the Company’s treasury (if any)) of the Company (a “Demanding Member”) shall have the right to demand at any time prior to the end of the two (2) year period following such four (4) year anniversary upon written notice to the Company and each other Member (the “Liquidity Demand Notice”) that the Company cause one the following events to occur (each a “Liquidity Event”):

A.	conduct an auction for the sale of the Company that produces at least one bona fide offer to acquire the Company for cash or liquid securities; or

B.	conduct an Initial Public Offering (after conversion to a corporation in accordance with Section 14.17).

Upon receipt of the Liquidity Demand Notice, the Company shall use its best efforts to cause a Liquidity Event and each Member shall cooperate with the Company in pursuing a Liquidity Event. Should the Company fail to accomplish either Liquidity Event within one hundred-eighty (180) days of receiving the Liquidity Demand Notice, then to the extent at such time HTI (i) directly or indirectly owns fifty percent (50%) or more of the issued and outstanding Units (excluding Units in the Company’s treasury (if any)) of the Company and (ii) has publicly traded common stock (currently HTI’s common stock trades as HUTC), each other Member (each an “Exchanging Member” and collectively the “Exchanging Members”) shall be entitled on a one-time basis to exchange (the “Exchange”) all, but not less than all, of the Company Units which it then owns for shares of common stock of HTI, as applicable, equal to its pro rata share of the value of the aggregate Percentage Interests of the Company owned by all Exchanging Members in the aggregate and which shall include the Unreturned Capital Contributions of all Exchanging Members as if a distribution were being made as a Capital Event Distribution (the “Exchange Value”) as determined as set forth below in this Section 8.5. For purposes of clarification, the Members agree that, notwithstanding the foregoing, (i) in the event that (A) a Liquidity Demand Notice results in a bona fide offer to acquire the Company for cash or liquid securities on terms that are not acceptable to the Demanding Member but are acceptable to and approved by HTI and (B) a Liquidity Event nevertheless is not consummated within one hundred-eighty (180) days of the Company’s receiving the Liquidity Demand Notice, then HTI shall have no obligation to effect any Exchange of HTI common stock for Company Units hereunder, and (ii)

in the event that a Liquidity Demand Notice results in a bona fide offer to acquire the Company for cash or liquid securities on terms that are acceptable to and approved by a Demanding Member but are not approved by HTI, then HTI shall either (A) purchase for cash (or common stock of HTI, provided that the common stock of HTI is then publicly traded, that such issuance would be effected as an Exchange hereunder with the number of shares being determined based upon the 20-day volume weighted average closing price per share of HTI common stock in the manner and subject to the restrictions set forth below, provided further that the documentation requirements and other requirements and conditions set forth in Section 8.6A below are complied with) all, but not less than all, of the Company Units which are then held by the Demanding Member at the same effective price per Unit and aggregate consideration as such Demanding Member would have been paid or otherwise received based upon the value of the aggregate purchase price for all then outstanding Company Units reflected in such bona fide offer to acquire the Company for cash or liquid securities, or (B) approve such offer to acquire the Company and take such other actions as may be necessary in connection with such proposed acquisition as are requested by such Demanding Member as if such Demanding Member were a Dragging Member pursuant to Section 8.3. The basis for determining the Exchange Value to be used shall be a fair value assessment (the “Assessment”) of the aggregate Percentage Interests (which shall include the Unreturned Capital Contributions of all Exchanging Members as if a distribution were being made as a Capital Event Distribution) as determined by an independent, third party, nationally-recognized investment bank contracted and paid for by the Exchanging Members, at their sole cost and expense, which investment bank shall have been Approved in advance in writing by HTI and the Exchanging Members holding a majority of the Percentage Interests held by all Exchanging Members. The determination of such investment bank shall be conclusive and binding upon the parties hereto. Each Exchanging Member’s pro rata share of the Exchange Value shall then be divided by the 20-day volume weighted average closing price per share of HTI’s common stock during the 20-day trading period immediately prior to the issuance of HTI shares in the exchange to determine the number of shares of common stock of HTI to be issued to each Exchanging Member in exchange for all of its Units; provided however that no Exchanging Member or its Affiliates shall itself or through any third party, directly or indirectly, take any action or encourage any third party to take any action designed to impact the price of HTI’s common stock during such period. HTI shall issue such shares of common stock to the Exchanging Members within thirty (30) days following the conclusion of the Assessment, subject to the documentation requirements and other requirements and conditions set forth in Section 8.6A below.

8.6A Documentation Requirements and Other Requirements/Conditions. Each Exchanging Member executing such documentation as may be reasonably requested by HTI including terms and conditions customary for common stock issuances of such nature. In connection with the issuance of such shares of common stock of HTI, HTI shall only provide limited representations and warranties relating to formation, due authorization and issuance of shares, no conflicts with applicable laws, orders and contracts, securities law compliance, and no encumbrance or other restrictions (except as needed for securities law compliance) on the shares, and each Exchanging Member shall be required to execute and delivery to HTI a letter that includes representations from each Exchanging Member necessary for compliance with applicable securities laws. Solely to the extent such shares of HTI common stock are not saleable in their entirety within *** of completion of the Exchange by any such Exchanging Member under Rule 144, promulgated by the Securities and Exchange Commission under the

Securities Act, HTI shall use commercially reasonable efforts to (i) register such shares of common stock for resale on a “shelf” registration statement within *** completion of the Exchange, and (ii) cause such registration statement to remain effective, subject to customary limitations, for a period of *** months following the date such registration statement is declared effective.

8.6 Covenant Not to Withdraw or Dissolve. Each Member hereby covenants and agrees that the Members have entered into this Agreement based on their mutual expectation that, except as otherwise expressly required or permitted hereby or otherwise with the Supermajority Approval of the Members, no Member shall withdraw or retire from the Company, be entitled to demand or receive a return of such Member’s Capital Contributions or profits (or a bond or other security for the return of such Capital Contributions or profits), or exercise any power to dissolve the Company except as provided in this Agreement.

8.7 Capital Event Transfers. Notwithstanding anything to the contrary contained herein, if a Transfer of Units results from completion of a Capital Event, the following conditions shall apply with respect to the Class A, Class B and Class C Units:

(a) upon the consummation of the Transfer, each holder of Class A, Class B and Class C Units will receive the same amount of consideration per Unit that it would have received under Section 13.1(b) if the Capital Event had been an asset sale; and

(b) if any holders Class A, Class B or Class C Units are given an option as to the form of consideration to be received as a result of the Transfer, all holders of such Units will be given the same option.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

9.1 Representations and Warranties of the Members. Each Member hereby represents and warrants severally, as to itself only, to the other Members and the Company as follows:

(a) Due Organization; Good Standing and Power. Such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power and authority to enter into and perform its obligations under this Agreement.

(b) Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement, and all other agreements relating hereto to which such Member is a party and the consummation by such Member of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Member, and no other action is necessary for the authorization, execution, delivery and performance by such Member of this Agreement and the consummation by such Member of the transactions contemplated thereby. This Agreement has been duly executed and delivered by such Member and constitutes a valid and legally binding obligation of such Member, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies may be limited by equitable principles of general applicability.

(c) No Conflict; Consents. Neither the execution and delivery by such Member of this Agreement, the performance by such Member of its obligations hereunder nor the performance by such Member of any action contemplated hereby will violate (with or without the giving of notice or lapse of time or both) any law, rule, regulation, order, judgment or decree or any contract or other agreement to which such Member is a party, except to the extent that such violations would not (i) in the aggregate, have a Material Adverse Effect on such Member or the Company, or (ii) require the consent, approval, giving of notice to or authorization of any Person which has not been obtained or satisfied provided prior to the Effective Date.

(d) Litigation. Except as has been publicly disclosed by a Member in any current or periodic report filed by such Member with the Securities and Exchange Commission, there is no pending or, to the best of its knowledge, threatened, suit or administrative action against such Member which, if adversely decided, would prevent the consummation of this Agreement or be reasonably likely to have a Material Adverse Effect on such Member or the Company.

(e) Investment Intent. Such Member is acquiring its Interest in the Company for its own account as an investment and without an intent to distribute the Interest (this representation and warranty not limiting such Member’s right to transfer its Interest in compliance with applicable federal and state securities laws).

(f) Securities Laws. Such Member acknowledges that the Interest and any other interests it is acquiring are “restricted securities” and have not been registered under the Securities Act or any state securities laws, and may not be resold or transferred by it without registration under the Securities Act or any applicable state securities laws or the availability of an exemption from such requirements

(g) Member Status. At the time such Member was offered the Interest, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Member is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(h) Experience of Such Member. Such Member, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Interest, and has so evaluated the merits and risks of such investment. Such Member is able to bear the economic risk of an investment in the Interest and is able to afford a complete loss of such investment.

(i) General Solicitation. Such Member is not purchasing the Interest as a result of any advertisement, article, notice or other communication regarding the Interest published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j) Adequate Information. Such Member has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Interests, and has reviewed such information as such Member considers necessary or appropriate to evaluate the risks and merits of an investment in, and make an informed investment decision with respect to, the Interests.

9.2 Additional Representations, Warranties Covenants of the Initial Members.

(a) Each Initial Member shall, and shall cause each of its Affiliates to, comply with and carry out its respective obligations under the Transaction Agreements to which such Initial Member is a party.

(b) The execution, delivery and performance of the Transaction Agreements(s) to which such Affiliate is a party, and the consummation by such Affiliate of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of such Affiliate, and no other action is necessary for the authorization, execution, delivery and performance by such Affiliate of such Transaction Agreements and the consummation by such Affiliate of the transactions contemplated thereby.

(c) Neither the execution and delivery by such Affiliate of the Transaction Agreements(s) to which it is a party, the performance by such Affiliate of its obligations thereunder nor the performance by such Affiliate of any action contemplated thereby will violate (with or without the giving of notice or lapse of time or both) any law, rule, regulation, order, judgment or decree or any contract or other agreement to which such Affiliate is a party, except to the extent that such violations would not, in the aggregate, have a Material Adverse Effect, or require the consent, approval, giving of notice to or authorization of any Person.

ARTICLE X

INDEMNIFICATION

10.1 Indemnification. *** from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts (collectively, “Damages”) asserted by a Person (other than the Company, a Member or an Affiliate of a Member) arising out of, resulting from or based upon ***. Each of the other Members shall be entitled to enforce any claim for indemnification pursuant to this Section 10.1 on behalf of itself, and the non-breaching Initial Member shall be entitled to enforce any claim for indemnification pursuant to this Section 10.1 on behalf of the Company. A non-breaching Initial Member or the Company shall give written notice to the indemnifying Member as soon as practicable following discovery by such party of any matters which may give rise to a claim for indemnification from the indemnifying Member under this Section 10.1.

The provisions of this Article X shall in no way alter, amend or limit the indemnification obligations of the Members under the other Transaction Agreements, and to the extent that a Member is obligated under the other Transaction Agreements to provide any indemnification for any “losses and expenses”, any indemnity of such Member under this Article X with respect to such losses and expenses shall not apply. The right of any indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to such indemnitee’s successors, assigns and legal representatives.

10.2 Procedures for Indemnification. Whenever a claim shall arise for indemnification under Section 10.1, the indemnified party or parties, as appropriate (the “Other Parties”), shall promptly notify the party or parties from whom indemnification is sought for such claim (the “Indemnifying Party”) and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party’s position. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give written notice to the Other Parties of acceptance of the defense of such claim and the identity of counsel selected by the Indemnifying Party.

(a) If the Indemnifying Party assumes the defense of an action:

(A) no settlement or compromise thereof may be effected

(i) by the Indemnifying Party without the written consent of the Other Parties (which consent shall not be unreasonably conditioned, withheld or delayed) unless (x) there is no finding or admission of any violation of law or any violation of the rights of any Person by any Other Party and no adverse effect on any other claims that may be made against any Other Party and (y) all relief provided is paid or satisfied in full by the Indemnifying Party, or

(ii) by any Other Party without the consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed, and

(B) the Other Parties may subsequently assume the defense of such action if a court of competent jurisdiction determines that the Indemnifying Party is not vigorously defending such action. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

(b) With respect to any defense accepted by the Indemnifying Party, the Other Parties shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled to employ separate counsel for such defense at their own expense. In the event the Indemnifying Party does not accept the defense of any indemnified claim as provided above or there otherwise exists a conflict of interest such that independent counsel for the Other Parties would be appropriate for the defense of any such indemnified claim, the Other Parties shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each

Member agrees to cooperate and to cause the Company to cooperate with the other parties in the defense of any such action and the relevant records of each party shall be available to the other parties with respect to any such defense.

ARTICLE XI

TAX MATTERS

11.1 Tax Matters.

(a) The “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Member”) shall be HTI. The Tax Matters Member shall take reasonable action to cause each other Member to be treated as a “notice partner” within the meaning of Section 6231(a)(8) of the Code. All reasonable expenses incurred by a Member while acting in its capacity as Tax Matters Member shall be paid or reimbursed by the Company.

(b) Each Initial Member shall be given at least *** days advance notice (or such shorter period provided by the taxing agency, in which instance the Company shall provide prompt notice) from the Tax Matters Member of the time and place of, and shall have the right to participate (and the Company and the Tax Matters Member shall take such action as may be necessary to cause the tax matters partner of any Subsidiary of the Company to extend to the Initial Members the right to participate) in (i) any material aspect of any administrative proceeding relating to the determination of partnership items at the Company level (or at the level of any Subsidiary of the Company thereof) and (ii) any material discussions with the Internal Revenue Service relating to allocations pursuant to Article III of this Agreement or pursuant to any partnership agreement or limited liability company agreement of any Subsidiary of the Company.

(c) The Tax Matters Member shall not, and the Company shall not permit the tax matters partner of any Subsidiary of the Company to, initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6234 of the Code that would legally bind any other Member, the Company or any Subsidiary of the Company without approval of the Initial Members, which approval may not be unreasonably withheld; provided, however, that, for this purpose, it shall not be unreasonable for an Initial Member to withhold such approval if the action proposed to be taken could affect adversely such Initial Member. The Tax Matters Member shall cause the Company’s and any Subsidiary’s of the Company tax attorneys and accountants to confer, with the other Initial Members and their respective attorneys and accountants on any matters relating to a Company or Subsidiary of the Company tax return or any tax election.

(d) The Tax Matters Member shall timely cause to be prepared all U.S. federal, state, local and foreign tax returns and reports (including amended returns) of the Company for each year or period that such returns or reports are required to be filed and, subject to the remainder of this subsection, shall cause such tax returns to be timely filed.

(e) As soon as reasonably practical after the end of each Fiscal Year or other relevant taxable period, the Tax Matters Member shall prepare and send, or cause to be prepared and sent, to each Person who was a Member at any time during such Fiscal Year or taxable period copies of such information as may be required for U.S. federal, state, local and foreign income tax reporting purposes, including copies of Form 1065 and Schedule K-1 or any successor form or schedule, for such Person. As soon as practicable following the preparation of Form 1065 and Schedule K-1 or any successor form or schedule (and in any event not later than *** days after provision of such information to any Member), the Tax Matters Member shall also provide each Member with a reasonable opportunity during ordinary business hours to review and make copies of all workpapers related to such information or to any return prepared under paragraph (b) above. As soon as practicable following the end of each quarter (and in any event not later than *** days after the end of such quarter), the Tax Matters Member shall also cause to be provided to each Member an estimate of each Member’s share of all items of income, gain, loss, deduction and credit of the Company for the Fiscal Year or other taxable period to date for federal income tax purposes.

11.2 Tax Classification. The Tax Matters Member shall take such action as may be required under the Code and applicable Regulations to cause the Company to be taxable as a partnership for U.S. federal income tax purposes. To the extent the previous sentence does not govern the state and local classification of the Company, the Tax Matters Member shall take such action as may be required under any state or local law applicable to the Company to cause the Company to be taxable as, and in a manner consistent with, a partnership for state or local income tax purposes. Each Member shall take such actions as the Tax matters Member may reasonably request to maintain the status of the Company as a partnership to the extent provided in this Section 11.2. No Member shall take any action inconsistent with treatment of the Company as a partnership for U.S. federal, state and local tax purposes.

11.3 Tax Elections. The Tax Matters Member shall at the request of any Member cause the Company to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s property (and the Company shall cause the tax matters partner of any Subsidiary of the Company to make a corresponding Section 754 election with respect to such Subsidiary’s property) provided, however, that such Member shall reimburse the Company and any Subsidiary promptly for all costs associated with such basis adjustment, including bookkeeping, appraisal and other similar costs. Except as otherwise provided herein, all other elections required or permitted to be made by the Company or any Subsidiary of the Company under the Code (or applicable foreign, state or local law) shall be made as may be determined by the Board to be in the best interest of the Members as a group. Notwithstanding the foregoing, if the Company will not otherwise qualify as a partnership under Section 6231(a)(l) of the Code which is subject to the TEFRA partnership audit rules, the Tax Matters Member shall cause the Company to make an election under Section 6231(a)(1)(B)(ii) of the Code to subject the Company to the TEFRA partnership audit rules.

ARTICLE XII

WIND-UP EVENTS; TERMINATION EVENTS

12.1. Wind-Up Events.

(a) If any of the following events shall occur (each, a “Wind-Up Event”): (i) an Initial Member (A) makes a general assignment of all or substantially all of its assets for the benefit of creditors; (B) applies for, consents to, or acquiesces in the appointment of a receiver, trustee, custodian, or liquidator for its business or all or substantially all of its assets; (C) files, or consents to or acquiesces in, a petition seeking relief or reorganization under any bankruptcy or insolvency laws; or (D) has a petition seeking relief or reorganization under any bankruptcy or insolvency laws filed against it which is not dismissed within ninety (90) days after it was filed (each such Initial Member, a “Bankrupt Member”), then the Company shall immediately notify each of the Initial Members in writing of the occurrence of such Wind-Up Event (a “Wind-Up Event Notice”); and any Initial Member that is not a Bankrupt Member may, in a writing (the “Dissolution Notice”) delivered to the other Initial Members no earlier than sixty (60) calendar days of receipt of the Wind-Up Event Notice and no later than ninety (90) calendar days following receipt of such Wind-Up Notice, (the “Dissolution Notice Deadline”), elect to wind up, dissolve and liquidate the Company in accordance with Section 12.1(c); subject to the receipt of the prior written consent of the other Initial Member who is not a Bankrupt Member.

(b) Failure to Deliver Dissolution Notice. If no Initial Member delivers a Dissolution Notice prior to the Dissolution Notice Deadline, then the business of the Company will continue to be operated in accordance with the Approved Plan as if the Wind-Up Event had not occurred and the Capital Contribution commitments set forth in Sections 2.2, 2.3, 2.4 and 2.9 shall remain in full force and effect.

(c) Effect of Dissolution Notice. Upon delivery of a Dissolution Notice, without any further action of the Board or any Member other than the receipt of the prior written consent of the other Initial member who is not a Bankrupt Member, the Company will be wound up, dissolved and liquidated in accordance with Article XIII (with the Board acting as the Liquidator unless the Board has appointed a Liquidator), applicable law and the following: For the earlier of (1) the *** following delivery of a Dissolution Notice or (2) the earlier termination of the Transaction Agreements (the “Conversion Period”), all of the Transaction Agreements will remain in full force and effect, subject to the terms thereof and the receipt of timely payments therefor, until expiration of the Conversion Period, at which time such agreements will terminate. During the Conversion Period: the Board shall use its good faith efforts to maximize the liquidation value of the Company; (B) the Company shall (1) terminate all cancelable obligations, (2) minimize all costs and expenses to the fullest extent possible other than the minimum amount necessary to provide services to existing subscribers in the ordinary course of business, and (3) not incur any new obligations other than those obligations that are funded out of the operations of the Company without the prior Approval of the Initial Members; and (C) the Members agree to use commercially reasonable efforts to structure all transactions in connection with the wind-up, dissolution and liquidation of the Company, whether occurring during the Conversion Period or thereafter, in a tax efficient manner mutually agreeable to the Initial Members.

12.2. Other Termination Events.

(a) Upon *** notice to each Initial Member, this Agreement may be terminated upon (i) the Supermajority Approval of the Board and (ii) such approvals and notifications of such Members as may be required by Section 5.6 or Section 5.6A.

(b) If this Agreement is terminated pursuant to this Section 12.2 (other than in connection with the conversion to a corporation as contemplated by Section 14.17), then:

(i) each of the other Transaction Agreements shall terminate contemporaneously therewith;

(ii) such terminations shall not release any party to any of the Transaction Agreements from any liability that (A) had accrued or arisen prior to or as of such termination, (B) may accrue in respect of any act or omission prior to termination or (C) is expressly stated to survive the termination; and

(iii) the Company shall be dissolved (without any further action of the Board or the Members) pursuant to Article XIII.

ARTICLE XIII

DISSOLUTION

13.1 Dissolution of the Company.

(a) Upon obtaining the requisite Approval of the Members to dissolve the Company in accordance with the provisions of this Agreement (including without limitation Sections 5.6(vi) and 5.6A hereof) or in connection with the delivery of a Dissolution Notice under Article XII, the Company shall be dissolved and liquidated in accordance with the provisions of Section 13.1(b) and applicable law.

(b) At the time the Company is dissolved, the business and affairs of the Company shall be wound up and liquidated by a liquidating trustee to be appointed by the Board (the “Liquidator”) as expeditiously as business circumstances will permit in an orderly and business-like manner and in accordance with applicable law. Unless instructed by the Board to distribute assets owned by the Company in kind to the Members (such allocations to be reasonably specified by the Board) after the satisfaction of the items set forth in clauses (i)-(iii) below, to the extent feasible, the assets of the Company shall be sold or otherwise reduced to cash, and distributed, except as otherwise provided by law, in the following order and priority:

(i) to pay the expenses of the winding-up and liquidation of the Company;

(ii) to pay all creditors of the Company, including Members; and

(iii) to establish reserves, in amounts established by the Liquidator, to meet contingent or unknown liabilities of the Company.

The remaining assets of the Company shall be applied and distributed based on the Gross Asset Value of such assets, among the Members in accordance with Section 3.3(c); provided however that in the event of a dissolution or Capital Event prior to the date that is *** months following execution of this Agreement, distributions, if any, resulting from such dissolution or Capital Event shall first be paid ***.

(c) At the termination and dissolution of the Company, neither the Company name, nor the right to its use, nor the goodwill, if any, attached thereto or to the Company shall be considered as an asset of the Company, and no valuation shall be put thereon for the purpose of liquidation or distribution, or any other purpose whatsoever.

(d) The Gross Asset Value of the Company assets shall be redetermined in connection with the dissolution of the Company and any items of Profits and/or Losses resulting therefrom shall be allocated among the Members pursuant to Article III.

ARTICLE XIV

MISCELLANEOUS

14.1 Confidentiality.

(a) All communications between the Company and its Members, their Affiliates or their respective directors, officers, managers, employees, agents, representatives, attorneys, accountants, other professional advisors or lending institutions (collectively “Representatives”), all information which is supplied to and received by any of them from the other which is marked “confidential”, and all material information concerning the business operations, affairs or the financial arrangements of the Members, their respective Affiliates, the Company or of any Person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient solely by virtue of such information having been furnished to the Company, the Members or their Affiliates, shall be kept confidential by the recipient and may be used only for the benefit of the Company, including, without limitation, the evaluation and negotiation of transactions in connection with the Company’s Business, and shall not be disclosed to any other Person except an Affiliate of the recipient, or any Representatives of the recipient on obtaining a similar undertaking as to its confidentiality from such Person, which obligation shall remain in effect unless and until (i) the recipient can reasonably demonstrate that any such communication, information and material is, or part of it is, in the public domain but through no fault of its own, whereupon, to the extent that it is in the public domain, this obligation shall cease, or (ii) the recipient is advised by legal counsel that disclosure is required by applicable laws or regulations, whereupon the recipient shall (A) immediately notify the disclosing party in writing of the existence, terms and circumstances surrounding such event, and (B) consult and cooperate with the disclosing party so that the disclosing party may seek (at its sole cost) an appropriate protective order and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the recipient is nonetheless, in the opinion of the recipient’s legal counsel, legally required to disclose the confidential information to any court, governmental agency or tribunal or is otherwise required under applicable laws or regulations to disclose such confidential information, the recipient may disclose the confidential information to the minimum extent so required to such court, governmental agency or tribunal or as otherwise so required under applicable laws or regulation without liability hereunder.

(b) The terms of this Agreement shall be held confidential by the Members and their Affiliates and their respective Representatives and shall not be disclosed without the Approval of the Initial Members, except as required by law, rule or regulation; provided, that if legal counsel to any Member (the “Disclosing Member”) advises that disclosure of any term or terms of this Agreement is required under any applicable law or regulation, then the Disclosing Member shall (A) immediately notify the other Members in writing of the existence, terms and circumstances surrounding such event, and (B) consult and cooperate with the other Members so that the other Members may seek (at their sole cost) an appropriate protective order and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the recipient is nonetheless, in the opinion of the recipient’s legal counsel, legally required to disclose such term or terms to any court, governmental agency or tribunal or is otherwise required under applicable laws or regulations to disclose such term or terms, the recipient may disclose such term or terms to the minimum extent so required to such court, governmental agency or tribunal or as otherwise so required under applicable laws or regulation without liability hereunder. Each recipient shall be responsible for any improper disclosure of its Affiliates or Representatives. Subject to the immediately preceding sentence, the timing and nature of the announcements relating to the establishment of the Company and this Agreement shall be made only with the Approval of HTI and QC.

(c) The Members shall use their best efforts to procure the observance of the above-mentioned restrictions by the Company and shall take all reasonable steps to minimize the risk of disclosure of confidential information by ensuring that only such employees, officers and directors whose duties will require them to possess any such information shall have access thereto, and that they will be instructed to treat the same as confidential.

(d) Notwithstanding anything in this Section 14.1 to the contrary, in the event a Member desires to Transfer its Interest pursuant to Article VIII, the nondisclosure provisions of Section 14.1 shall not apply to a potential transferee who executes a confidentiality agreement in form and substance reasonably acceptable to the Board.

(e) This Section 14.1 shall survive any termination of this Agreement.

(f) This Section 14.1 is subject to Section 14.16 of this Agreement.

14.2 Accounting, Books and Records.

(a) Accounting, Books and Records. The Company shall maintain at its principal office separate books of account for the Company which (i) shall fully and accurately reflect all transactions of the Company, all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business in accordance with GAAP or, to the extent inconsistent therewith, in accordance with this Agreement and (ii) shall include all documents and other materials with respect to the Company’s business as are usually entered and maintained by Persons engaged in similar businesses. The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly. Subject to subsection (c) below and to applicable law, any Member or its designated representative shall have the right, at any reasonable time and for any lawful purpose related to the affairs of the Company or the investment in the Company by such Member, (i) to have access to and to inspect and copy the contents of such books or records, (ii) to visit the facilities of the Company and (iii) to discuss the affairs of the Company with its officers, employees, attorneys, accountants, customers and suppliers. The Company shall not charge such Member for such examination and each Member shall bear its own expenses in connection with any examination made for any such Member’s account.

(b) Reports.

(i) In General. The lead financial manager of the Company (or if none, the General Manager) shall be responsible for the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Accountants.

(ii) Periodic and Other Reports. The Company shall cause to be delivered to each Member the financial statements listed in clauses (A) through (C) below, prepared, in each case, in accordance with GAAP (and, if required by any Member for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X) and in English, and such other reports as any Member may reasonably request from time to time, provided that, if the Board so determines within *** days thereof, such other reports shall be provided at such requesting Member’s sole cost and expense. Such financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the financial condition and results of operations reported therein and the corresponding amounts for the applicable period or periods in the Approved Plan. The monthly and quarterly financial statements referred to in clauses (B) and (C) below may be subject to normal year-end audit adjustments. On an annual basis (or more frequently, if required by law or if required by any Member for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X), the Company’s financial statements shall be audited or otherwise reviewed by the Company’s Accountants.

(A)

As soon as practicable following the end of each Fiscal Year (and in any event not later than *** after the end of such Fiscal Year), a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Members’ Capital Accounts (and Unreturned Capital Contributions) and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements, all of which shall be audited and certified by the Accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

(B)	As soon as practicable following the end of each of the first three fiscal quarters of each Fiscal Year (and in any event not later than *** after the end of each such fiscal quarter), a balance sheet of the Company as of the end of such fiscal quarter and the related statements of operations, Members’ Capital Accounts (and Unreturned Capital Contributions) and changes therein, and cash flows for such fiscal quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year’s fiscal quarter and interim period corresponding to the fiscal quarter and interim period just completed.

(C)	As soon as practicable following the end of each the first two calendar months of each fiscal quarter (and in any event not later than *** after the end of such calendar month), a balance sheet as of the end of such month and statements of operations for the interim period through such month and the monthly period then ended.

(D)	The quarterly or monthly statements described in clauses (B) and (C) above shall be accompanied by a written certification of the lead financial manager of the Company (or if none, the General Manager) that such statements have been prepared in accordance with GAAP or this Agreement, as the case may be.

(c) Proprietary Information. Notwithstanding anything to the contrary in this Section 14.2, and except as otherwise expressly set forth in this Agreement, a Member other than the Initial Members shall only have access to such information regarding the Company as is required by applicable law and shall not have access for such time as the Board deems reasonable to such information relating to the Company’s business which the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with another Person to keep confidential.

14.3 Entire Agreement; Amendments. This Agreement, and any annexes, schedules or exhibits hereto, and the other Transaction Agreements delivered herewith, which incorporate all prior understandings relating to the subject matter hereof and thereof, set forth the entire agreement of the parties hereto with respect to the matters set forth herein and therein and supersede any prior agreement or understanding among or between them with respect to such subject matters. In no event shall this Agreement be modified or amended without the Supermajority Approval of the Members under Section 5.6, whether such amendment or modification is effected through an amendment adopted under this paragraph, through a merger or consolidation, or otherwise; provided, however, that if and to the extent that any modification or amendment to this Agreement has a disproportionally adverse effect on the Class C Members when compared to the effect on the Class A Members and Class B Members, such modification or amendment shall require the approval of each of the Initial Members; provided further that any amendment to Sections 5.6(vi) or 5.6A, or Articles XII or XIII shall require approval of all of the Initial Members.

14.4 [Intentionally Omitted]

14.5 Notices. Any notice or request specifically provided for or permitted to be given under this Agreement must be in writing, but may be served by depositing the same in the mail, addressed to the party to be notified, postage prepaid, and registered or certified, with a return receipt requested. Notice given by registered mail or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt. Notice may be served by hand delivery, courier service, telegram or transmission by telecopier, but shall be deemed delivered and effective as of the time of actual delivery thereof to the addressee and, in the case of notice by telecopier, when confirmation of receipt is obtained by the addressee. For purposes of notice, the addresses of the Members and the Company shall be as set forth in Annex A hereto.

14.6 Waiver. The failure of a party to insist upon strict performance of any provision hereof, at any time or for any period of time, shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future nor shall a waiver or estoppel with respect to a later breach of a similar nature or otherwise be inferred from such failure.

14.7 Successors and Assigns. This Agreement shall apply to, and shall be binding upon, the parties hereto, their respective permitted successors and assigns, and all Persons claiming by, through, or under any of the aforesaid Persons.

14.8 Cumulative Rights. The rights and remedies provided by this Agreement are cumulative, and the use of any right or remedy by any party shall not preclude or waive its rights to use any or all other remedies.

14.9 Further Assurances. Each party agrees to execute (and acknowledge, if requested) and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, conditions and purposes of this Agreement and all the transactions contemplated by this Agreement and all other agreements delivered in connection herewith.

14.10 Governing Law. The Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflict of laws principles thereof.

14.11 Severability. If any term or provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement, and the parties hereto shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly as comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

14.12 Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter and the number of all words shall include the singular and the plural. This Agreement will be construed simply according to its fair meaning and not strictly for or against any party. Each of the parties hereto acknowledges and agrees that it has been represented by counsel and has fully considered the language, terms and provisions of this Agreement and, as such, no rule of construction requiring interpretation against the draftsperson will apply in the interpretation of this Agreement.

14.13 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same document.

14.14 No Third Party Rights. Nothing herein expressed or implied shall confer upon any of the employees of any Member, the Company or any of their Affiliates, any rights or remedies, including without limitation, any rights to employment or continued employment, for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

14.15 Expenses.

(a) Except for various expenses included in the Capital Contributions of the Initial Members pursuant to Article II and the Shared Costs (as set forth below in Section 14.15(b)), each Member shall bear the full costs and expenses incurred by it and its Affiliates (including, without limitation, legal fees, fees of other advisors and travel and labor costs) in connection with the negotiation, preparation and execution of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements (“Individual Costs”). Such Individual Costs will not be eligible for reimbursement from the Company.

(b) The Initial Members agree that the legal costs of the initial preparation and drafting of this Agreement as set forth on Schedule 14.15 attached hereto (the “Shared Costs”) shall be paid by the Company on the Effective Date out of the cash proceeds received by the

Company for the initial issuance of Interests to the Initial Members hereunder, unless such Shared Costs have been paid previously by HTI, in which case the Company shall reimburse HTI, on the Effective Date for the amount of such Shared Costs out of the cash proceeds received by the Company for the initial issuance of Interests to the Initial Members hereunder.

14.16 Public Announcements. Neither any Member or any of its Affiliates or the Company shall make a public announcement or press release with respect to the Company or this Agreement without the written consent of HTI and QC, except as may be required by law, rule or regulation and if so required the party making such public announcement or press release shall use its commercially reasonable efforts to provide the other Members with a reasonable opportunity for review and comment in advance of its release. The parties recognize that each of HTI, QC and AMAC may be required to disclose this agreement as a “Material Agreement”, in the reasonable determination of such party in consultation with their legal counsel, and, as such, may need to file it with the Securities and Exchange Commission, subject to an appropriate confidential treatment request as will be generated by such Initial Member in consultation with the other Initial Members.

14.17 Conversion to Corporate Form.

(a) In the event that the Board shall determine that the business of the Company should be conducted in the form of a corporation rather than a limited liability company (and such determination receives the Supermajority Approval of the Members), the Board shall have the power to convert the Company into a corporation or take such other action as they may deem advisable in light of such changed conditions, including, without limitation, creating one or more Subsidiaries of the Company and contributing to such Subsidiaries any or all of the assets and liabilities of the Company and distributing the capital stock of such Subsidiary or Subsidiaries pro rata to the Members, or causing the Members to contribute their Interests into a corporation. In connection with any such incorporation of the Company, the Members shall receive, in exchange for their Interests and related Units, shares of capital stock of such corporation or its Subsidiaries having the same relative economic interest in such corporation or Subsidiaries as is set forth in this Agreement as among the holders of Interests in the Company (as if such exchange were being made in connection with a Capital Event hereunder), subject in each case to modifications to conform to the provisions set forth in the Delaware General Corporation Law. At the time of such conversion, the Members shall enter into a mutually acceptable shareholders agreement.

(b) In the event that the Members agree to convert the Company to a corporation pursuant to Section 14.17(a), the Members agree to use commercially reasonable efforts to structure such conversion in a tax efficient manner. All forms of a certificate or articles of incorporation, by-laws, stockholders’ agreement and any other governing documents proposed to be established for such corporation and its Subsidiaries, if any, must be Approved by Supermajority Approval of the Members. In addition, each of the Members agrees to take all action necessary with respect to their Units and Interests in order to approve any conversion to corporate form that has been Approved by Supermajority Approval of the Members in accordance with this Section 14.17.

14.18 Certificates of Units.

(a) Every Member’s Units shall be represented by a certificate or certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of Units shall be uncertificated. Any such resolution shall not apply to Units represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board, every holder of Units represented by certificates and, upon request, every holder of uncertificated Units shall be entitled to have a certificate signed by, or in the name of, the Company by the General Manager, or the President or a Vice President, and by the Treasurer or the Secretary of the Company, or as otherwise permitted by law, representing the number of Units registered in certificate form. Any or all the signatures on the certificate may be a facsimile signature.

(b) Transfers of Units shall be made on the books of the Company by the holder of the Units in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of Units, or as otherwise required by law or provided by this Agreement with respect to uncertificated Units.

(c) No certificate evidencing Units shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Company of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board in its discretion may require.

(d) Each certificate evidencing Units shall bear the following legend on the face thereof:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UNDER A LIMITED LIABILITY COMPANY AGREEMENT A COPY OF WHICH IS ON FILE WITH, AND MAY BE OBTAINED UPON WRITTEN REQUEST TO, THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AND (B) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.

(e) Upon the sale of any Units pursuant to an Initial Public Offering or upon the termination or expiration of the transfer restrictions under this Agreement, the certificates representing such Units shall be replaced, at the expense of the Company, with certificates or instruments not bearing the applicable legend or legends required by this Section 14.18.

(f) Until such time as the certificates or instruments evidencing Units are no longer required to bear either of the legends contained in Sections 14.18(d) above, each Member agrees and undertakes to cause each transferee thereof to agree that it will not Transfer any Units except (i) pursuant to an Initial Public Offering or (ii) pursuant to the terms of this Agreement.

14.19 Registered Members. Except as expressly required by applicable law, the Company will be entitled to treat the holder of record of an Interest in the Company as the holder in fact thereof and will not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, whether or not the Company has express or other notice thereof.

ARTICLE XV

SUBMISSION TO JURISDICTION; WAIVERS

15.1 Submission To Jurisdiction; Waivers.

(a) Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute (which after good faith efforts by the interested parties to resolve such dispute in a mutually satisfactory manner, including, if applicable, the dispute resolution provisions of Article VI, has not been so resolved) arising under, or in connection with, this Agreement:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts from any thereof (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction);

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action will be in accordance with the laws of the State of Delaware;

(iv) waives in connection with any such action any and all rights to a jury trial; and

(v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(b) Each party to this Agreement agrees that notwithstanding any other remedy available at law or in equity for any breach of this Agreement, the parties hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the parties hereto.

ARTICLE XVI

DEFINITIONS

16.1 Definitions.

(a) As used herein the following terms shall have the meanings set forth below:

“Acceptance Notice” shall have the meaning specified in Section 8.2(b).

“Accountants” shall mean the Initial Accountants and any such successor firm of nationally recognized independent certified public accountants that, as of such time, has been appointed by the Board as the accountants for the Company pursuant to Section 5.5.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year or other taxable period, (a) increased by any amounts that such Member is obligated to restore under the standards set by Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Regulations Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Fiscal Year or taxable period, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Fiscal Year or taxable period, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 3.4(b) or (c)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” shall mean with respect to any Person, any other Person that, either directly or indirectly, through one or more agents, nominees, intermediaries, trusts, or other arrangements, whether formal or informal, controls, is controlled by or is under common control with that Person. The term “control” shall mean the possession, directly or indirectly, of the power to either (i) vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies), or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” shall mean this Limited Liability Company Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

“AMAC” shall have the meaning set forth in the preamble to this Agreement.

“AMAC Reseller Agreement” shall have the meaning set forth in Section 7.1(d).

“Approved Plan” shall mean the Business Plan attached hereto as Exhibit C and any modification thereto that is Approved by the Supermajority Approval of the Board.

“Approval”, “Approve” or “Approved” shall mean the approval by vote either by phone or in person at a Members’ meeting or a Board meeting, or by written consent of the Members or the Board, in each case, pursuant to the provisions of Articles IV and V.

“Assessment” shall have the meaning specified in Section 8.5.

“Bankrupt Member” shall have the meaning specified in Section 12.1(a).

“Board” shall have the meaning specified in Section 5.2.

“Business” shall have the meaning specified in Section 1.6(a).

“Business Day” shall mean any day that is not a Saturday, a Sunday or any other day on which banks are required by law to be closed in the City of New York.

“Business Plan” shall have the meaning specified in Section 5.13.

“Buyer” shall have the meaning specified in Section 2.8.

“Capital Account” shall have the meaning specified in Section 3.1.

“Capital Contributions” shall mean those contributions of cash, the agreed fair market value of other assets (net of liabilities) contributed to the capital of the Company by the Members and, for purposes of Sections 2.1(a), 3.3(c) and 13.1(c), the allocations made pursuant to Section 3.6. Contributions shall be taken into account as Capital Contributions only to the extent they have actually been made, or in the case of services, actually performed.

“Capital Event” shall mean (i) the sale, exchange or other disposition of all or substantially all of the assets of the Company, (ii) the sale, exchange or other disposition of all or substantially all of the Units, or (iii) any merger, consolidation or other business combination transaction involving the Company (other than a transaction in which the holders of the Units continue to own a majority of the total voting power represented by the ownership interests of the surviving entity in such transaction.

“Capital Event Distribution” shall mean a distribution in connection with a Capital Event.

“Certificate of Formation” shall have the meaning specified in Section 1.1.

“Class” shall mean the classes of Units into which Interests may be classified or divided from time to time pursuant to the provisions of this Agreement.

“Class A Directors” shall have the meaning specified in Section 5.3(a).

“Class A Member” shall mean any Member holding one or more Class A Units, in its capacity as such.

“Class A Unit” shall mean any Unit classified as such pursuant to the provisions of this Agreement.

“Class B Directors” shall have the meaning specified in Section 5.3(a).

“Class B Member” shall mean any Member holding one or more Class B Units, in its capacity as such.

“Class B Unit” shall mean any Unit classified as such pursuant to the provisions of this Agreement.

“Class C Director” shall have the meaning specified in Section 5.3(a).

“Class C Member” shall mean any Member holding one or more Class C Units, in its capacity as such.

“Class C Unit” shall mean any Unit classified as such pursuant to the provisions of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean, LIFECOMM LLC, a Delaware limited liability company, together with its successors by conversion, merger, consolidation or sale of all or substantially all of the assets of the Company.

“Conditional Transfer Notice” shall have the meaning specified in Section 8.2(a).

“Contribution Cure Period” shall have the meaning specified in Section 12.1(a).

“Conversion Period” shall have the meaning specified in Section 12.1(c).

“Convertible Securities” shall have the meaning specified in Section 5.5(iv).

“Cure Periods” shall have the meaning specified in Section 12.1(a).

“Damages” shall have the meaning specified in Section 10.1.

“Declining Member” shall have the meaning specified in Section 8.2(c).

“Defaulting Party” shall have the meaning specified in Section 2.9(b).

“Delaware LLC Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as it may be amended from time to time, and any successor to such statute.

“Designated Officers” shall have the meaning specified in Section 6.1(b) and shall consist of the following individuals: *** for HTI, *** for QC and *** for AMAC.

“Director” shall mean a member of the Board appointed and serving in accordance with the provisions of Article V.

“Dispute” shall have the meaning specified in Section 6.1.

“Dissolution Notice” shall have the meaning specified in Section 12.1(a).

“Dissolution Notice Deadline” shall have the meaning specified in Section 12.1(a).

“Distribution Policy” shall have the meaning specified in Section 3.2(a)(ii).

“Dragging Member” and “Dragging Members” shall have the meaning specified in Section 8.3.

“Effective Date” shall have the meaning specified in the preamble of this Agreement.

“Exchange” shall have the meaning specified in Section 8.5.

“Exchange Value” shall have the meaning specified in Section 8.5.

“Exchanging Member” and “Exchanging Members” shall have the meaning specified in Section 8.5.

“Excluded Securities” shall have the meaning specified in Section 2.8(f).

“Executive Management Team” shall have the meaning specified in Section 5.9(b).

“Fiscal Year” shall mean the calendar year and shall include any partial fiscal year at the beginning and at the end of the term of the Company.

“Funding Period 1” means the Effective Date through the *** anniversary thereof, inclusive.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Manager” shall mean, at any time, the chief executive officer of the Company as appointed by HTI pursuant to Section 5.9(b) and, if none, then the Board will act (by majority vote) as the General Manager.

“Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset at the time it is accepted by the Company, unreduced by any liability secured by such asset, as determined by the Board;

(ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values, unreduced by any liabilities secured by such assets, as determined by the Board, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution, or the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of being a Member; (b) the relinquishment of an Interest (or any part thereof) to the Company; (c) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; and (d) the liquidation of the Company within the meaning of Treas. Regs. § 1.704-1(b)(2)(ii)(g); provided, however, that except to the extent otherwise provided in this Agreement adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the fair market value of such asset, unreduced by any liability secured by such asset, on the date of distribution as determined by the Board; and

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Regs. § 1.704-1(b)(2)(iv)(m) and Section 11.4(f) and Section 11.4(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent the Board reasonably determines that an adjustment pursuant to paragraph (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii), or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

For purposes of clause (ii) of this definition of “Gross Asset Value”, the making of any contribution described in Section 2.2(b) or 2.3(c) shall constitute the acquisition of an additional interest in the Company for more than a de minimis capital contribution.

“HTI” shall have the meaning set forth in the preamble to this Agreement.

“HTI Infrastructure Access Agreement” shall have the meaning specified in Section 7.1(a).

“Indemnifying Party” shall have the meaning specified in Section 10.2.

“Indemnitee” shall have the meaning specified in Section 5.12.

“Individual Costs” shall have the meaning specified in Section 14.15(a).

“Initial Accountants” shall mean PricewaterhouseCoopers.

“Initial Members” shall mean HTI, QC and AMAC and their Permitted Transferees (except as otherwise set forth in Section 8.1(f)), so long as such Initial Member and/or its Permitted Transferees own, in the aggregate, at least *** of the number of Units owned by the Initial Member on the Effective Date (as adjusted for conversions, Unit splits and the like, but without taking into account any dilution as a result of the issuance of additional Units by the Company).

“Initial Public Offering” shall mean the initial offer for sale of Securities pursuant to an effective registration statement filed under the Securities Act which results in an active trading market in such Securities (it being understood that such an active trading market shall be deemed to exist if, among other things, such Securities are listed on the NASDAQ Stock Market or another national securities exchange).

“Integrated Action Team” shall have the meaning specified in Section 6.1(a).

“Interest” shall mean a limited liability company interest in the Company as provided in this Agreement and under the Delaware LLC Act and includes any and all rights and benefits to which the holder of such Interest may be provided under this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. Interests shall be expressed as a number of Units. Interests shall also include any Securities which are convertible into or exchangeable or redeemable for Units of the Company.

“Liabilities” shall have the meaning specified in Section 5.11.

“Liquidator” shall have the meaning specified in Section 13.1(b).

“Liquidity Demand Notice” shall have the meaning specified in Section 8.5.

“Liquidity Event” shall have the meaning specified in Section 8.5.

“Material Adverse Effect” shall mean any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be, materially adverse to (i) the business, operations, condition (financial or otherwise), assets, liabilities or results of operations of (x) the applicable Member together with its Affiliates, if any, taken as a whole or (y) the Company or (ii) the applicable Member’s ability to perform its obligations under the Transaction Agreements.

“Material Terms” shall have the meaning specified in Section 8.4(a).

“Member” shall mean a Person (a) (i) who is listed as a Member on Annex A hereto as of the date hereof, (ii) who is a transferee of an Interest in accordance with the provisions of Article VIII or (iii) to whom a new Interest is issued pursuant to Section 2.8 and (b) who has not resigned or withdrawn as a Member or been dissolved. Reference to a “Member” shall be to any one of the Members.

“Mobile PERS” shall have the meaning specified in Section 1.6(a).

“Mobile PERS ***” means any entity that ***, and whose *** is specifically *** in the Territory. For the avoidance of doubt, a Mobile PERS *** shall not include a *** Company’s mobile cellular personal emergency response products or services. Solely for purposes of this definition of “Mobile PERS *** means developing the elements of, and ***.

“Non-Transferring Member” shall have the meaning specified in Section 8.2(a).

“Notice of Pre-Approved Capital Call” shall have the meaning specified in Section 2.9(a).

“Notice of Proposed Issuance” shall have the meaning specified in Section 2.8.

“Observer” shall have the meaning specified in Section 5.3(a).

“Offered Interests” shall have the meaning specified in Section 2.8.

“Offered Units” shall have the meaning specified in Section 8.2(a).

“Ordinary Distributions” means distributions of Company’s cash on hand and other assets from time to time as set forth in Section 3.3(a). Ordinary Distributions shall exclude Capital Event Distributions.

“Other Parties” shall have the meaning specified in Section 10.2.

“Over-Allotment Notice” shall have the meaning specified in Section 8.2(b).

“Over-Allotment Period” shall have the meaning specified in Section 8.2(b).

“Oversubscription Notice” shall have the meaning specified in Section 2.8(d).

“Percentage Interest” shall mean, with respect to any Member, the fraction expressed as a percentage determined by dividing the number of Units owned by such Member by the total number of Units then issued and outstanding (excluding Units in the Company’s treasury (if any)). The Percentage Interests of the Members at any time will be determined by reference to Annex A and shall be subject to adjustment as specified in Section 2.1(c) and as otherwise set forth in this Agreement.

“Permitted Transferee” shall have the meaning specified in Section 8.1(f).

“Person” shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, trust, joint stock company, unincorporated organization or other entity.

“Pre-Approved Capital Call” shall have the meaning specified in Section 2.9(a).

“Profits” and “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a), and for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, with the following adjustments:

(i) Any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added;

(ii) Any items of expenditure of the Company described in Code Section 705(a)(2)(B) or items of expenditure treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted;

(iii) In the event the Gross Asset Value of any property is adjusted pursuant to clauses (i), (ii), or (iii) of that definition, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the property.

(vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.4, 3.5 and 3.6 shall not be taken into account in computing Profits or Losses.

“Property” shall mean all right, title and interest of the Company in and to all or any portion of the assets of the Company and any property (real or personal) or estate acquired in exchange therefor or in connection therewith.

“Proportionate Share” shall have the meaning specified in Section 2.8.

“Proposed Sale” shall have the meaning specified in Section 8.4.

“Proposed Units” shall have the meaning specified in Section 8.4.

“Proposing Member” and “Proposing Members” shall have the meaning specified in Section 8.4.

“Proposing Transferor” shall mean an Initial Member which intends to Transfer its Units in accordance with the provisions of Section 8.2(a).

“Purchasing Member” shall have the meaning specified in Section 8.2(b).

“QC” shall have the meaning set forth in the preamble to this Agreement.

“QC Services Agreement” shall have the meaning set for in Section 7.1(c).

“QC Know-How License Agreement” shall have the meaning set forth in Section 7.1(b).

“Regulations” means the U.S. Income Tax Regulations of the Department of the Treasury, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning specified in Section 3.6.

“Remaining Offered Interests” shall have the meaning specified in Section 2.8(d).

“Remaining Offered Units” shall have the meaning specified in Section 8.2(b).

“Remaining Tag-Along Units” shall have the meaning specified in Section 8.4(c).

“Representatives” shall have the meaning specified in Section 14.1(b).

“Request” shall have the meaning specified in Section 8.4(a).

“Resolution Request” shall have the meaning specified in Section 6.2(a).

“Restricted Period” shall have the meaning specified in Section 8.1(a).

“Right of First Offer” shall have the meaning specified in Section 8.2(a).

“Securities” shall mean shares of common stock or other equity securities of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shared Costs” shall have the meaning specified in Section 14.15(b).

“Subsidiary” shall mean, as to any Person, any other Person of which shares of stock or other ownership interest having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Person, are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Supermajority Approval” shall mean (i) with respect to the Board, the Approval of *** Directors and (ii) with respect to the Members, the Approval of Members holding an aggregate Percentage Interest in excess of ***; provided that in the event that either of HTI or QC cease to own at least *** of the respective number of Units owned by each such Initial Member on the Effective Date (as adjusted for conversions, Unit splits and the like), Supermajority Approval shall be deemed to mean, with respect to the Board, Approval of a majority of the Directors of the Board with respect to the Board and, with respect to the Members, the Approval of Members holding an aggregate Percentage Interest in excess of ***.

“Tag-Along Members” shall have the meaning specified in Section 8.4(a).

“Tag-Along Notice” shall have the meaning specified in Section 8.4(a).

“Tag-Along Units” shall have the meaning specified in Section 8.4(c).

“Tax Distributions” shall have the meaning specified in Section 3.2(b).

“Tax Matters Member” shall have the meaning specified in Section 11.1(a).

“***Period” shall have the meaning specified in Section 2.8.

“Territory” shall mean the United States of America, ***.

“Third Party Investors” shall have the meaning set forth in Section 2.7.

“*** Period” shall have the meaning set forth in Section 8.2(b).

“Transaction Agreements” shall mean the Certificate of Formation, this Agreement, the HTI Infrastructure Access Agreement, the HTI Services Agreement, the QC Know-How License Agreement, the QC Services Agreement and the AMAC Reseller Agreement.

“Transfer” shall have the meaning specified in Section 8.1(b).

“Transfer Price” shall mean the price stated in a Transfer Notice (which price must be payable solely in cash) and is the cash price at which a Proposing Transferor offers to Transfer each of his Offered Units.

“Transferring Member” shall have the meaning specified in Section 12.5(b).

“Unit” shall mean a fractional share of the Interests of all Members holding Units of such Class. The Classes and number of Units outstanding and the holders thereof are set forth on Annex A, as such Annex may be amended from time to time pursuant to the terms of this Agreement.

“Unreturned Capital Contributions” shall mean, with respect to a Member, an amount (not less than zero) equal to the excess of such Member’s aggregate Capital Contributions as of the time of determination over the amount of cash and Gross Asset Value of property previously distributed to the Member prior to such time pursuant to Article III.

“Wind-Up Event” shall have the meaning specified in Section 12.1(a).

“Wind-Up Event Notice” shall have the meaning specified in Section 12.1(a).

“Withheld Taxes” shall have the meaning specified in Section 3.9.

“Withholding Loan” shall have the meaning specified in Section 3.9.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, annex, schedule and exhibit references are to this Agreement unless the context shall otherwise require.

[Signature page to LLC Agreement]

IN WITNESS WHEREOF, the Members have executed this Limited Liability Company Agreement as of the day first written above.

HUGHES TELEMATICS, INC.

By	/s/ Jeffrey A. Leddy
	Name:	Jeffrey A. Leddy
	Title:	CEO

QUALCOMM INCORPORATED

By	/s/ David E. Wise
	Name:	David E. Wise
	Title:	SVP Finance & Strategy

AMERICAN MEDICAL ALERT CORP.

By	/s/ Jack Rhian
	Name:	Jack Rhian
	Title:	CEO

Annex A

MEMBERS OF THE COMPANY

Members	Class and Number of Units Owned
HUGHES Telematics, Inc. 2002 Summit Boulevard, Suite 1800 Atlanta, Georgia 30319 Attention: Jeffrey Leddy Facsimile: (404) 573-5824 with a copy to: General Counsel and a copy to:	A: ***

QUALCOMM INCORPORATED 5775 Morehouse Drive San Diego, CA 92121-2779 Attention: Paul Fiskness Facsimile: (858) 658-2503 with a copy to: Paul Hedtke and a copy to: General Counsel	B: ***

American Medical Alert Corp.

36-36 33rd Street, Suite 103

Long Island City, New York 11106

Attention: Jack Rhian

Facsimile: (516) 394-2701

with a copy to:

Allan Grauberd, Esq.

Moses & Singer, LLP

405 Lexington Ave

New York, NY 10174

Facsimile: (917) 206-4381

C: ***

For purposes of notice, the address of the Company shall be as follows:

LIFECOMM LLC

2002 Summit Boulevard, Suite 1800

Atlanta, GA 30319

Attention: General Manager

Facsimile: (404) 573-5824

Schedule 1

Description of Pre-closing and Post-closing

Non-Cash Capital Contributions of the Initial Members

Section 1.

A. QC’s Initial Contributions: QC’s initial *** non-cash contribution to the Company shall be in accordance with the Business Plan and shall include the Licensed Know How as defined and described in the QC Know-How License Agreement.

B. QC Subsequent Contributions: QC’s subsequent non-cash contribution to the Company consists of access to Qualcomm engineering and certain other resources at a *** per man-hour relating to such services until the aggregate value of non-cash contribution of services to the Company totals ***) in accordance with the terms and conditions, including without limitation any timetable, set forth in the QC Services Agreement and any associated statement of work. QC shall be entitled to credit for in-kind contributions pursuant to Section 2.3(c) of the LLC Agreement in an amount equal to *** set forth in Exhibit C (as such Exhibit C may be amended from time to time by QC to include additional categories of personnel providing services under the QC Services Agreement) to the QC Services Agreement ***. Qualcomm shall provide such services to the Company in accordance with the terms and conditions, including without limitation any timetable, set forth in the QC Services Agreement and any associated statement of work.

Section 2.

A. HTI’s Initial Contributions: HTI’s initial $10,500,000 non-cash contribution to the Company shall be in accordance with the Business Plan and shall include access to and adaptation of its “Telematics Platform” and organizational infrastructure that will become the basis for the Operational Support System and Business Support Systems (OSS/BSS) with the OSS Capabilities and BSS Capabilities as defined and described in the HTI Infrastructure Access Agreement. HTI’s business infrastructure will provide the Company BSS functions, including HR support, payroll, accounting, financial management and reporting in accordance with the Business Plan and the terms and conditions of the HTI Infrastructure Access Agreement.

B. HTI’s Subsequent Contributions: HTI’s subsequent non-cash contribution to the Company of up to $10,900,000 consists of HTI providing the personnel to staff certain OSS and BSS functions of the Company as described in, and in accordance with the terms and conditions, including without limitation any timetable, set forth in the HTI Services Agreement and any associated statement of work. This includes the Executive Management Team during that period. HTI will also provide engineering support services to the Company during initial development of the Mobile PERS Solution and for a period of time following commercial launch of the Mobile PERS solution/service and such other services as are described in the HTI Services Agreement and any associated statement of work. HTI shall provide such services to the Company in accordance with the terms and conditions, including without limitation any timetable, set forth in the HTI Services Agreement and any associated statement of work.

Schedule 3.1

Capital Accounts as of Effective Date

HUGHES Telematics, Inc.	***

QUALCOMM INCORPORATED	***

American Medical Alert Corp.	***

Schedule 5.3

Directors and Alternate Directors

Class A Directors:	***.

Alternate:	***

Class B Directors:	***

Alternates:	***

Class C Directors:	***

Alternates:	***

Schedule 14.15

Shared Costs

*** of legal fees and costs.

Exhibit A

Certificate of Formation

***

Exhibit B

Company Wiring Instructions

***

Exhibit C

Business Plan

***

EXHIBIT D

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of                  , 201_ (this “Assignment”), between [                                         , a              corporation (the “Assignor”), and                                         , a                      (the “Assignee”).

WHEREAS, Assignor is party to that certain Limited Liability Company Agreement of LIFECOMM LLC (the “Company”), dated as of May [12], 2010 (as amended, the “LLC Agreement”) by and among Assignor,                                          (“            ”) and                                          (“            ”);

WHEREAS, pursuant to the Section 8.1 of the LLC Agreement, the Assignor is entitled to assign its rights under the LLC Agreement to the Assignee; and

WHEREAS, the Assignor desires to assign its rights under the LLC Agreement and the Assignee wishes to assume the obligations of the Assignor under the LLC Agreement.

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

Section 1. Defined Terms.

Capitalized terms used herein and not defined shall have the respective meanings set forth in the LLC Agreement.

Section 2. Assignment and Assumption.

Pursuant to the Assignor’s rights under Section 8.1 of the LLC Agreement, the Assignor hereby transfers, conveys and assigns all of its right, title and interest in, to and under the LLC Agreement, and the Assignee hereby assumes and shall perform, discharge and otherwise be responsible for all obligations, responsibilities or liabilities of the Assignor under the LLC Agreement; provided, that:

a. The Assignor and the Assignee represent for the benefit of the Company that this Assignment is in compliance with all applicable federal and state securities laws; and

b. To the extent required by Section 8.1(d)(iii) of the LLC Agreement, prior to the effectiveness of this Assignment, the Assignor or the Assignee shall have delivered the opinion required therein.

Section 3. Assignment.

This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

Section 4. Validity.

To be valid, this Assignment must be permitted under Section 8.1 of the LLC Agreement.

Section 5. Counterparts.

This Assignment may be executed in any number of separate counterparts (including via facsimile), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 6. Applicable Law.

THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF DELAWARE.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

[INSERT NAME]

By:

Name:

Title:

ASSIGNEE:

[INSERT NAME]

By:

Name:

Title:

Exhibit 7.1(a)

HTI Infrastructure Access Agreement

***

Exhibit 7.1(b)

HTI Services Agreement

***

Exhibit 7.1(c)

QC Know-How License Agreement

***

Exhibit 7.1(d)

QC Services Agreement

***

Exhibit 7.1(e)

AMAC Reseller Agreement

Exhibit 31.1

CERTIFICATIONS

I, Jeffrey A. Leddy, certify that:

1.	I have reviewed this Form 10-Q of HUGHES Telematics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 9, 2010	By:	/s/ JEFFREY A. LEDDY
Jeffrey A. Leddy
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATIONS

I, Craig J. Kaufmann, certify that:

1.	I have reviewed this Form 10-Q of HUGHES Telematics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 9, 2010	By:	/s/ CRAIG J. KAUFMANN
Craig J. Kaufmann
Senior Vice President Finance and Treasurer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of HUGHES Telematics, Inc. (the “Company”) for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey A. Leddy, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JEFFREY A. LEDDY
	Name:	Jeffrey A. Leddy
	Title:	Chief Executive Officer
(Principal Executive Officer)
	Date:	August 9, 2010

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of HUGHES Telematics, Inc. (the “Company”) for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig J. Kaufmann, Senior Vice President Finance and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ CRAIG J. KAUFMANN
Name:	Craig J. Kaufmann
Title:	Senior Vice President Finance and Treasurer
(Principal Financial and Accounting Officer)
Date:	August 9, 2010